EXHIBIT 10.1

Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 27, 2024 (this “First Amendment”), is entered into by and between PVH Corp., a Delaware corporation (the “Borrower Representative”), and Barclays Bank PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) under the Existing Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Amended Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower Representative, PVH Asia Limited, with the registration number 1376775, a company incorporated under the laws of Hong Kong, PVH B.V., with the registration number 27278835, a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands, PVH Brands Australia Pty Limited, with Australian company number 165 485 290, a company incorporated under the laws of Australia, certain other Subsidiaries of the Borrower Representative from time to time party thereto, the Lenders party thereto from time to time, and the Administrative Agent have entered into that certain Credit Agreement, dated as of December 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as modified by this First Amendment, the “Amended Credit Agreement”);
WHEREAS, the Administrative Agent has determined that a Benchmark Transition Event (as defined in the Existing Credit Agreement) has occurred with respect to the CDO Rate (as defined in the Existing Credit Agreement) (the “Canadian Benchmark Transition Event”). Pursuant to the Canadian Benchmark Transition Event, CDO Rate will cease to be published after June 28, 2024 (the “CDO Rate Cessation Date”);
WHEREAS, in accordance with Section 2.27 of the Existing Credit Agreement, Term CORRA (the “Canadian Replaced Benchmarks”) will replace CDO Rate as the Benchmark for the Obligations denominated in Canadian Dollars;
WHEREAS, the amendments and modifications set forth in this First Amendment constitute Conforming Changes for purposes of the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1    Amendment to Existing Credit Agreement.
(a)    Subject to the satisfaction of the conditions set forth in Section 2 of this First Amendment, after the First Amendment Effective Date and on the CDO Rate Cessation Date, the Existing Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

(b)    Notwithstanding any other provision herein or in any other Loan Document, any CDO Rate Loan (as defined in the Existing Credit Agreement) that is outstanding as of the CDO Rate Cessation Date shall continue until the end of the applicable Interest Period for such CDO Rate Loan (unless such Interest Period is otherwise terminated by the Borrower Representative prior to the end of such Interest Period) and the provisions of the Existing Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the occurrence of the CDO Rate Cessation Date) until the end of the applicable Interest Period for such CDO Rate Loan (such date and/or the date on which the Interest Period is otherwise terminated by the Borrower Representative prior to the end of such Interest Period, the “Conversion Date”) after which such provisions shall have no further force or effect; provided that, for the avoidance of doubt, (i) at any time on and after the CDO Rate Cessation Date, no Borrower shall be permitted to request a borrowing of, conversion to, or continuation of, any CDO Rate Loan that is outstanding as of the CDO Rate Cessation Date, and (ii) on the Conversion Date, any such outstanding CDO Rate Loan will be, at the Borrower’s option, (1) converted automatically into a Term CORRA Loan (as defined under the Amended Credit Agreement) with an Interest Period of one or three months (at the Borrower’s option) or (2) repaid in whole or in part, in each case, together with payment of any accrued interest, without premium or penalty, in accordance with Section 2.13 of the Amended Credit Agreement, and for the avoidance of doubt, subject to, if applicable, any reasonable breakage losses, expenses and liabilities pursuant to Section 2.18(c) of the Amended Credit Agreement.
SECTION 2    Conditions to Effectiveness. This First Amendment shall become effective on and as of the first Business Day when the following conditions have been satisfied (the “First Amendment Effective Date”):
(a)    the Administrative Agent shall have received counterparts (or written evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this First Amendment duly executed by (i) the Borrower Representative and (ii) the Administrative Agent;
(b)    the Borrower Representative shall have paid all fees and reasonable expenses (including, without limitation, legal fees and expenses) of the Administrative Agent due and payable on or prior to the First Amendment Effective Date as and to the extent invoiced in writing to the Borrower Representative at least two Business Days prior to the First Amendment Effective Date;
(c)    no event shall have occurred and be continuing or would result directly from the effectiveness of this First Amendment and the consummation of the transactions contemplated hereby that would constitute a Default or an Event of Default;
(d)    [reserved]; and
(e)    [reserved].
SECTION 3    [Reserved].

SECTION 4    Notice. To the extent that the Administrative Agent is required pursuant to any Loan Document or otherwise to provide notice to the Borrower Representative, any Lender or any other party to the Existing Credit Agreement of (i) implementation of a Canadian Replaced Benchmarks as Benchmarks or (ii)
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any effectiveness of any Conforming Changes in connection with the adoption and implementation of the Canadian Replaced Benchmarks, this First Amendment shall constitute such notice.

SECTION 5    Effect on Loan Documents. Except as specifically amended herein, all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as specifically set forth herein, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower Representative (on its own behalf and on behalf of other Loan Parties) acknowledges and agrees that, on and after the First Amendment Effective Date, this First Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this First Amendment, and this First Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. For the avoidance of doubt, this First Amendment does not constitute a novation or termination by any Loan Party of the Indebtedness and Obligations under the Existing Credit Agreement.
SECTION 6    Expenses. The Borrower Representative agree to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this First Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 10.02 of the Amended Credit Agreement. The Borrowers hereby confirm that the indemnification provisions set forth in Section 10.03 of the Amended Credit Agreement shall apply to this First Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.
SECTION 7    Amendments; Severability.
(a)    This First Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each party hereto.
(b)    In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining

3

provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction).

SECTION 8     GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS FIRST AMENDMENT. The provisions of Section 10.15 and Section 10.16 of the Amended Credit Agreement are incorporated herein by reference.
SECTION 9 Headings. The Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.
SECTION 10 Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this First Amendment by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this First Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by the Administrative Agent) shall not constitute electronic signatures).
[Remainder of page intentionally left blank.]
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
PVH CORP., as Borrower Representative
By:    /s/ CARLOS CARVALHO
    Name: Carlos Carvalho
    Title: Executive Vice President and Treasurer

Signature Page to
PVH Corp. First Amendment to Credit Agreement

BARCLAYS BANK PLC,
as Administrative Agent:

By: /s/ CHRISTOPHER M. AITKIN
Name: Christopher M. Aitkin
Title: Director

Signature Page to
PVH Corp. First Amendment to Credit Agreement

Exhibit A

Amended Credit Agreement

[Attached]

~~STRICTLY CONFIDENTIAL~~
~~Execution~~
Final Version

~~____________________________________________________________________________~~

CREDIT AGREEMENT

DATED AS OF DECEMBER 9, 2022

as amended by that First Amendment to Credit Agreement, dated as of June 27, 2024

AMONG

PVH CORP., AS U.S. BORROWER,

CERTAIN SUBSIDIARIES OF PVH CORP. FROM TIME TO TIME PARTY HERETO,
as Borrowers,

VARIOUS LENDERS,

BARCLAYS BANK PLC,
AS ADMINISTRATIVE AGENT,

CITIBANK, N.A.,
AS SYNDICATION AGENT AND
BOFA SECURITIES, INC., TRUIST BANK, BANK OF CHINA, NEW YORK BRANCH, BNP PARIBAS, DBS BANK LTD., CITIZENS BANK, N.A., HSBC BANK USA, NATIONAL ASSOCIATION, STANDARD CHARTERED BANK, THE BANK OF NOVA SCOTIA AND U.S. BANK NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENTS
________________________________________________________

BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC. AND TRUIST SECURITIES, INC.,
AS JOINT LEAD ARRANGERS,

AND

BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC. AND TRUIST SECURITIES, INC.,
AS JOINT LEAD BOOKRUNNERS CREDIT FACILITIES
________________________________________________________

TABLE OF CONTENTS

Page
Article I. DEFINITIONS AND INTERPRETATION		1

Section 1.01	Definitions	1
Section 1.02	Accounting Terms	~~58~~56
Section 1.03	Interpretation, Etc.	~~58~~57
Section 1.04	Exchange Rates; Currency Equivalents; Basket Calculations	~~59~~57
Section 1.05	Dutch Terms	~~60~~59
Section 1.06	Additional Other Foreign Currencies, Approved Issuing Currencies	~~61~~59
Section 1.07	Rates	~~62~~60

Article II. LOANS AND LETTERS OF CREDIT		~~62~~61

Section 2.01	Tranche A Euro Term Loans	~~62~~61
Section 2.02	Revolving Loans	~~63~~62
Section 2.03	Swing Line Loans	~~65~~64
Section 2.04	Issuance of Letters of Credit and Purchase of Participations Therein	~~68~~67
Section 2.05	Pro Rata Shares; Availability of Funds; Affiliates	~~76~~74
Section 2.06	Use of Proceeds	~~77~~75
Section 2.07	Evidence of Debt; Register; Notes	~~77~~75
Section 2.08	Interest on Loans	~~78~~76
Section 2.09	Conversion/Continuation	~~81~~79
Section 2.10	Default Interest	~~81~~80
Section 2.11	Fees	~~82~~80
Section 2.12	Scheduled Payments	~~83~~81
Section 2.13	Voluntary Prepayments/Commitment Reductions	~~84~~82
Section 2.14	Mandatory Prepayments/Commitment Reductions	~~85~~84
Section 2.15	Application of Prepayments/Reductions	~~86~~84
Section 2.16	General Provisions Regarding Payments	~~86~~85
Section 2.17	Ratable Sharing	~~88~~86
Section 2.18	Making or Maintaining Term Benchmark Loans	~~88~~87
Section 2.19	Increased Costs; Capital Adequacy	~~91~~89
Section 2.20	Taxes; Withholding, Etc.	~~92~~91
Section 2.21	Obligation to Mitigate	~~97~~95
Section 2.22	Defaulting Lenders	~~97~~95
Section 2.23	Removal or Replacement of a Lender	~~98~~96
i

Section 2.24	Incremental Facilities	~~99~~97
Section 2.25	Additional Borrowers: Appointment of Borrower Representative; Borrower Termination	~~102~~100
Section 2.26	Extension of Maturity Date	~~104~~102
Section 2.27	Benchmark Replacement Setting	~~106~~104
Section 2.28	ESG Amendment	~~108~~106

Article III. CONDITIONS PRECEDENT		~~110~~107

Section 3.01	Closing Date	~~110~~107
Section 3.02	Conditions to Each Credit Extension	~~112~~109

Article IV. REPRESENTATIONS AND WARRANTIES		~~113~~110

Section 4.01	Organization; Requisite Power and Authority; Qualification	~~113~~110
Section 4.02	[Reserved]	~~113~~111
Section 4.03	Due Authorization	~~113~~111
Section 4.04	No Conflicts	~~113~~111
Section 4.05	Governmental Consents	~~113~~111
Section 4.06	Binding Obligation	~~114~~111
Section 4.07	Historical Financial Statements	~~114~~111
Section 4.08	[Reserved].	~~114~~111
Section 4.09	No Material Adverse Change	~~114~~112
Section 4.10	Adverse Proceedings, Etc.	~~114~~112
Section 4.11	Payment of Taxes	~~114~~112
Section 4.12	Properties	~~114~~112
Section 4.13	Environmental Matters	~~115~~112
Section 4.14	No Defaults	~~115~~112
Section 4.15	Governmental Regulation	~~115~~112
Section 4.16	Margin Stock	~~115~~113
Section 4.17	Employee Benefit Plans	~~115~~113
Section 4.18	Solvency	~~115~~113
Section 4.19	Compliance with Statutes, Etc	~~115~~113
Section 4.20	Disclosure	~~116~~113
Section 4.21	Centre of Main Interests and Establishments	~~116~~113
Section 4.22	FCPA and Sanctions	~~116~~114

Article V. AFFIRMATIVE COVENANTS		~~166~~114

Section 5.01	Compliance with Laws, Etc	~~116~~114
Section 5.02	Payment of Taxes, Etc.	~~116~~114

Section 5.03	Maintenance of Insurance	~~117~~114
Section 5.04	Preservation of Existence, Etc.	~~117~~114
Section 5.05	Visitation Rights	~~117~~115
Section 5.06	Keeping of Books	~~117~~115
Section 5.07	Maintenance of Properties, Etc	~~117~~115
Section 5.08	Reporting Requirements	~~117~~115
Section 5.09	Transactions with Affiliates	~~119~~116
Section 5.10	AML Laws; FCPA and Sanctions	~~119~~116
Section 5.11	Further Assurances	~~119~~117

Article VI. NEGATIVE COVENANTS		~~119~~117

Section 6.01	Liens	~~119~~117
Section 6.02	Mergers, Etc.	~~120~~118
Section 6.03	Indebtedness	~~121~~119
Section 6.04	Financial Covenant	~~123~~121

Article VII. GUARANTY		~~123~~121

Section 7.01	Guaranty of the Obligations	~~123~~121
Section 7.02	Limitation on Liability; Contribution by Guarantors	~~124~~121
Section 7.03	Payment by Guarantors	~~125~~122
Section 7.04	Liability of Guarantors Absolute	~~125~~123
Section 7.05	Waivers by the Guarantors	~~128~~126
Section 7.06	Guarantors’ Rights of Subrogation, Contribution, Etc.	~~129~~127
Section 7.07	Continuing Guaranty	~~129~~127
Section 7.08	Authority of Guarantors or the Borrowers	~~129~~127
Section 7.09	Financial Condition of the Borrowers	~~130~~128
Section 7.10	Bankruptcy, Etc.	~~130~~128
Section 7.11	Discharge of Subsidiary Guaranty	~~131~~129

Article VIII. EVENTS OF DEFAULT		~~131~~129

Section 8.01	Events of Default	~~131~~129

Article IX. AGENTS		~~133~~131

Section 9.01	Appointment of Agents	~~133~~131
Section 9.02	Powers and Duties	~~134~~132
Section 9.03	General Immunity	~~135~~132
Section 9.04	Agents Entitled to Act as Lender	~~137~~134
Section 9.05	Lenders’ Representations, Warranties and Acknowledgment	~~137~~135
Section 9.06	Right to Indemnity	~~137~~135

Section 9.07	Successor Agents, Issuing Banks and Swing Line Lender	~~138~~136
Section 9.08	Termination	~~139~~137
Section 9.09	Withholding Taxes	~~140~~137
Section 9.10	Administrative Agent May File Proofs of Claim	~~140~~138
Section 9.11	Administrative Agent’s “Know Your Customer” Requirements	~~141~~138
Section 9.12	Certain ERISA Matters	~~141~~138
Section 9.13	Erroneous Payments	~~142~~140

Article X. MISCELLANEOUS		~~143~~141

Section 10.01	Notices	~~143~~141
Section 10.02	Expenses	~~145~~143
Section 10.03	Indemnity	~~146~~143
Section 10.04	Set-Off	~~147~~145
Section 10.05	Amendments and Waivers	~~147~~145
Section 10.06	Successors and Assigns; Participations	~~151~~148
Section 10.07	Independence of Covenants, Etc.	~~155~~153
Section 10.08	Survival of Representations, Warranties and Agreements	~~155~~153
Section 10.09	No Waiver; Remedies Cumulative	~~155~~153
Section 10.10	Marshalling; Payments Set Aside	~~156~~153
Section 10.11	Severability	~~156~~153
Section 10.12	Obligations Several; Independent Nature of Lenders’ Rights	~~156~~154
Section 10.13	Table of Contents and Headings	~~156~~154
Section 10.14	APPLICABLE LAW	~~157~~154
Section 10.15	CONSENT TO JURISDICTION	~~157~~154
Section 10.16	WAIVER OF JURY TRIAL	~~157~~155
Section 10.17	Confidentiality	~~158~~155
Section 10.18	Usury Savings Clause	~~159~~156
Section 10.19	Counterparts	~~159~~157
Section 10.20	Effectiveness; Entire Agreement; No Third Party Beneficiaries	~~159~~157
Section 10.21	PATRIOT Act; Beneficial Ownership	~~160~~157
Section 10.22	“Know Your Customer” Checks	~~160~~158
Section 10.23	Electronic Execution	~~160~~158
Section 10.24	No Fiduciary Duty	~~161~~158
Section 10.25	Judgment Currency	~~161~~159
Section 10.26	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~162~~159
Section 10.27	Acknowledgement Regarding Any Supported QFCs	~~162~~160
Section 10.28	Obligations of Foreign Subsidiaries	~~163~~161

SCHEDULES:	1.01(g)	Material Companies
	2.01(a)	Tranche A Euro Term Loan Commitments
	2.02	Revolving Commitments
	6.01(d)	Existing Liens
	6.03(b)	Existing Subsidiary Debt
	10.01(a)	Notice Addresses

EXHIBITS:	A-1	Borrowing Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Tranche A Euro Term Loan Note
	B-2	Revolving Loan Note
	B-3	Swing Line Note
	B-4	Incremental Term Loan Note
	C	Compliance Certificate
	D	Certificate re Non-Bank Status
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	F	Additional Borrower Joinder
	G	Joinder Agreement
	H	Extension Request
	I	Counterpart Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of December 9, 2022, is entered into by and among PVH CORP., a Delaware corporation (together with its permitted successors and assigns, the “U.S. Borrower”), PVH ASIA LIMITED, with the registration number 1376775, a company incorporated under the laws of Hong Kong (together with its permitted successors and assigns until such entity is removed as a Borrower hereunder pursuant to Section 2.25, the “Initial Hong Kong Borrower”), PVH B.V., with the registration number 27278835, a Dutch private limited liability company with its corporate seat in Amsterdam, The Netherlands (together with its permitted successors and assigns until such entity is removed as a Borrower hereunder pursuant to Section 2.25, the “Euro Borrower”), PVH BRANDS AUSTRALIA PTY LIMITED, with Australian company number 165 485 290, a company incorporated under the laws of Australia (together with its permitted successors and assigns until such entity is removed as a Borrower hereunder pursuant to Section 2.25, the “Australian Borrower”), certain other Subsidiaries of the U.S. Borrower from time to time party hereto, in each case, added in accordance with the provisions hereof as borrowers or guarantors, the Lenders party hereto from time to time, and BARCLAYS BANK PLC (“Barclays”), as Administrative Agent (together with its permitted successors and assigns in such capacity, the “Administrative Agent”), with BARCLAYS, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. (“JPMorgan”), BOFA SECURITIES, INC. (“BofA Securities”) and TRUIST SECURITIES, INC. (“Truist Securities”), as Arrangers, CITIBANK, N.A., as Syndication Agent (together with its permitted successors and assigns in such capacity, the “Syndication Agent”), and BOFA SECURITIES, TRUIST BANK, BANK OF CHINA, NEW YORK BRANCH, BNP PARIBAS, CITIZENS BANK, N.A., DBS BANK LTD., HSBC BANK USA, NATIONAL ASSOCIATION, STANDARD CHARTERED BANK, THE BANK OF NOVA SCOTIA AND U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent.

RECITALS:

WHEREAS, the Borrowers have requested that the Lenders and the Issuing Banks (as defined below) extend credit to the Borrowers from time to time on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acquisition Consideration” means the purchase consideration for any Subject Acquisition and all other payments by any Group Member in exchange for, or as part of, or in connection with, any Subject Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Subject Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business (it being understood that the amount of any deferred payment, including consideration paid in the form of or pursuant to an “earn-out” or other contingent payment, shall be calculated as the present value of expected future payments in respect thereof, as of the date of consummation of the applicable Subject Acquisition in accordance with GAAP).

“Acquisition Debt” means any Indebtedness of the U.S. Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Qualifying Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the U.S. Borrower, any of its Subsidiaries or the Person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the U.S. Borrower and its Subsidiaries is contingent upon the consummation of such Qualifying Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Qualifying Acquisition or if such Qualifying Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the U.S. Borrower and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Qualifying Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Qualifying Acquisition is terminated in accordance with its terms prior to the consummation of such Qualifying Acquisition or such Qualifying Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition Period” means the period from and after the consummation of a Qualifying Acquisition to and including the last day of the fourth full Fiscal Quarter following the Fiscal Quarter in which such Qualifying Acquisition was consummated.

“Additional Borrower” means a Subsidiary of the Borrower Representative that is appointed as a borrower in accordance with Section 2.25.

“Additional Borrower Joinder” means a joinder in substantially the form of Exhibit F hereto (or otherwise reasonably satisfactory to the Administrative Agent), to be executed by each Additional Borrower that is designated as such after the Closing Date.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means any action, suit or proceeding at law or in equity or, to the knowledge of any Authorized Officer of any Borrower, any hearing (whether administrative, judicial or otherwise), investigation before or by any Governmental Authority or arbitration (whether or not purportedly on behalf of any Group Member) against or affecting any Group Member or any property of any Group Member.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, that no Agent or Lender shall be deemed to be an Affiliate of any Loan Party.

“Agent” means each of the Administrative Agent, the Syndication Agent, the Sustainability Coordinators, and the Documentation Agents.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).
“Aggregate Amounts Due” has the meaning set forth in Section 2.17.
“Agreement” means this Credit Agreement, dated as of December 9, 2022, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.25.
“Alternative Currency” means any Approved Currency (other than Dollars).

“AML Laws” means all laws, rules, and regulations of the United States applicable to the Borrowers or the Borrowers’ Subsidiaries from time to time concerning or relating to anti-money laundering.

“Applicable L/C Sublimit” means (a) with respect to Barclays, $10,000,000, (b) with respect to Citi, $10,000,000, (c) with respect to JPMorgan, $10,000,000, (d) with respect to Bank of America, N.A., $10,000,000, (e) with respect to Truist Bank, $10,000,000 and (f) with respect to any other Issuing Bank hereunder, the amount agreed to by such Issuing Bank in writing as it becomes an Issuing Bank hereunder; provided that any Issuing Bank may increase or decrease its respective Applicable L/C Sublimit to the extent agreed in writing by such Issuing Bank and the Borrower Representative, and notified to the Administrative Agent, so long as, after giving effect to such increase, the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit.

“Applicable Margin” means: (a) in the case of Revolving Loans, (i) with respect to Base Rate Loans, Canadian Prime Rate Loans and Daily Simple ESTR Loans, (A) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 0.125% per annum and (B) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, in each case subject to the Pricing Level Adjustment, and (ii) with respect to Term Benchmark Loans or RFR Loans, (A) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 1.125% per annum and (B) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, in each case subject to the Pricing Level Adjustment and any ESG Amendment:

Pricing Level	Net Leverage Ratio	Public Debt Ratings	Applicable Margin for Term Benchmark Loans and RFR Loans	Applicable Margin for Base Rate Loans, Canadian Prime Rate Loans and Daily Simple ESTR Loans
I	≤ 1.00:1.00	BBB+ / Baa1	1.00%	0.00%
II	≤ 2.00:1.00 > 1.00:1.00	BBB / Baa2	1.125%	0.125%
III	≤ 3.00:1.00 > 2.00:1.00	BBB- / Baa3	1.250%	0.250%
IV	≤ 4.00:1.00 > 3.00:1.00	BB+ / Ba1	1.375%	0.375%
V	> 4.00:1.00	BB / Ba2	1.625%	0.625%
(b) in the case of Tranche A Euro Term Loans, (i) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 1.250% per annum and (ii) thereafter, a percentage, per annum, determined by reference to the more favorable to the Euro Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, in each case subject to the Pricing Level Adjustment:

Pricing Level	Net Leverage Ratio	Public Debt Ratings	Applicable Margin for Tranche A Euro Term Loans
I	≤ 1.00:1.00	BBB+ / Baa1	1.125%
II	≤ 2.00:1.00	BBB /	1.250%
	> 1.00:1.00	Baa2
III	≤ 3.00:1.00	BBB- /	1.375%
	> 2.00:1.00	Baa3
IV	≤ 4.00:1.00	BB+ /	1.500%
	> 3.00:1.00	Ba1
V	> 4.00:1.00	BB / Ba2	1.750%
With respect to the pricing grids set forth in clause (a) and (b) above, changes in the Applicable Margin shall be effective on and after the date on which, as applicable, the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.08(a) or (b) calculating the Net Leverage Ratio and/or the date on which the U.S. Borrower has delivered notice to the Administrative Agent of any publicly-announced change in the Public Debt Rating by S&P or Moody’s. Promptly following receipt of the applicable information under Section 5.08(a) or (b) and/or notice of any publicly-announced change in the Public Debt Rating by S&P or Moody’s, the Administrative Agent shall give each Lender electronic or telefacsimile notice of the Applicable Margin for the applicable Loans in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.08(a) or (b) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Loan, as applicable, for any period (an “Applicable Period”) than the Applicable Margin for such Loans, applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.08(a) or (b) for such Applicable Period, (ii) the Applicable Margin for such Loans, as applicable, shall be recalculated with the Net Leverage Ratio and Public Debt Ratings at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Loans, as applicable, for such Applicable Period. Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.

“Applicable Period” has the meaning set forth in the definition of “Applicable Margin”.

“Applicable Revolving Commitment Fee Percentage” means (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the Fiscal Quarter during which the Closing Date occurs, 0.125% per annum, and (b) thereafter, a percentage, per annum, determined by reference to the more favorable to the applicable Borrower of the Net Leverage Ratio in effect from time to time as set forth below and the Public Debt Rating in effect from time to time as set forth below, subject to the Pricing Level Adjustment and any ESG Amendment:

Pricing Level	Net Leverage Ratio	Public Debt Ratings	Commitment Fee
I	≤ 1.00:1.00	BBB+ / Baa1	0.100%
II	≤ 2.00:1.00 > 1.00:1.00	BBB / Baa2	0.125%
III	≤ 3.00:1.00 > 2.00:1.00	BBB- / Baa3	0.150%
IV	≤ 4.00:1.00 > 3.00:1.00	BB+ / Ba1	0.175%
V	> 4.00:1.00	BB / Ba2	0.275%
Changes in the Applicable Revolving Commitment Fee Percentage shall be effective on and after the date on which, as applicable, the Administrative Agent has received the applicable financial statements and a Compliance Certificate pursuant to Section 5.08(a) or (b) calculating the Net Leverage Ratio and/or the date on which the U.S. Borrower has delivered notice to the Administrative Agent of any publicly-announced change in the Public Debt Rating by S&P or Moody’s. Promptly following receipt of the applicable information under Section 5.08(a) or (b) and/or notice of any publicly-announced change in the Public Debt Rating by S&P or Moody’s, the Administrative Agent shall give each Lender electronic or telefacsimile notice of the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.08(a) or (b) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Commitment Fee Percentage for any Applicable Period than the Applicable Revolving Commitment Fee Percentage applied for such Applicable Period, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.08(a) or (b) for such Applicable Period, (ii) the Applicable Revolving Commitment Fee Percentage shall be recalculated with the Net Leverage Ratio and Public Debt Ratings at the corrected level and (iii) each applicable Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Revolving Commitment Fee Percentage for such Applicable Period. Nothing in this definition shall limit the right of the Administrative Agent or any Lender under Section 2.10 or Article VIII and the provisions of this definition shall survive the termination of this Agreement.

“Applicable ESTR Adjustment” means, for any day, with respect to any Swing Line Loan denominated in Euros, the rate per annum equal to 0.085%.

“Applicable Revolving Sublimit” means the lesser of (a) (i) in case of the Multicurrency Revolving Loan denominated in Australian Dollars, AUD 50,000,000, (ii) in case of the Multicurrency Revolving Loan denominated in Canadian Dollars, CAD $70,000,000, and (iii) in case of the Multicurrency Revolving Loan denominated in Euros or Other Foreign Currencies, the Euro Equivalent of €250,000,000, and (b) the aggregate unused amount of the Multicurrency Revolving Commitments then in effect.

“Applicable SOFR Adjustment” means, for any Interest Period, the rate per annum equal to 0.10%.

“Applicable SONIA Adjustment” means, for any day, with respect to any SONIA Loan, the rate per annum equal to 0.0326%.

“Applicable Subsidiary” has the meaning assigned to such term in Section 7.01.
“Approved Currency” means each of Dollars, Euros, Canadian Dollars, Australian Dollars, Hong Kong Dollars or any Other Foreign Currency.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.01(b).

“Approved Issuing Currency” has the meaning set forth in Section 1.06.

“Arrangers” means Barclays, Citibank, N.A., JPMorgan, BofA Securities and Truist Securities each in its capacity as a joint lead arranger.

“Assignment Agreement” means an assignment agreement in the form agreed to by the Administrative Agent and the Lenders on the Closing Date, with such amendments or modifications solely to reflect market practice as may be approved in writing by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“AUD Rate” means, with respect to any Term Benchmark Loan denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate.

“AUD Rate Loan” means a Loan that bears interest based on the AUD Rate.

“AUD Screen Rate” means on any day for the relevant Interest Period, the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSW of the Thomson Reuters screen (or, in the event such rate does not appear on such Thomson Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m., Sydney, Australia time, two Business Days prior to the commencement of such

Interest Period. If the AUD Screen Rate shall be less than the Floor, the AUD Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Australian Associate” has the meaning given in section 128F(9) of the Australian Tax Act.

“Australian Borrower” has the meaning specified in the preamble hereto.

“Australian Corporations Act” means Corporations Act 2001 (Commonwealth of Australia).

“Australian Dollars” or “AUD” means the lawful currency of Australia.

“Australian Excluded Taxes” means

(i)in respect of any Revolving Loan that is incurred by the Australian Borrower, any Australian IWT which arise in respect of interest paid or payable to a Lender that is an Australian Offshore Associate of the Australian Borrower;

(ii)in respect of any Revolving Loan that is incurred by the Australian Borrower, Australian IWT required to be deducted from a payment to an Arranger or Lender as a result of that Arranger or Lender's breach of any representation or warranty given by that Arranger or Lender, as the case may be, under paragraphs (g) or (h) of Section 2.20;

(iii)in respect of any Revolving Loan that is incurred by the Australian Borrower, a Tax imposed, withheld or deducted pursuant to a direction to the applicable Borrower under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 of the Australian TAA; or

(iv)in respect of any Revolving Loan that is incurred by the Australian Borrower, a Tax imposed as a result of a failure of a Lender whose lender office is located in Australia, to provide the applicable Borrower, details of its Australian Business Number, Tax File Number or exemption details such Borrower may reasonably require to establish that the relevant Tax is not payable.

“Australian GST” means a goods and services tax, or a similar value added tax, levied or imposed under the "GST law" as defined in the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth of Australia).

“Australian Ipso Facto Amendment” means Treasury Laws Amendment (2017 Enterprise Incentives No.2) Act 2017 (Commonwealth of Australia).

“Australian IWT” means Australian interest withholding tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Australian TAA.

“Australian Offshore Associate” means an Australian Associate: (i) which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Australian Associate in Australia; or (ii) which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Australian Associate in that country; and (in each case), which does not become a Lender or receive a payment of interest under this Agreement in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Australian Corporations Act).

“Australian PPSA” means the Personal Property Securities Act 2009 (Commonwealth of Australia).

“Australian PPSR” means the register established under section 147 of the Australian PPSA.
“Australian TAA” means the Taxation Administration Act 1953 (Cth).

“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth) jointly or as applicable.

“Authorized Officer” means, as applied to any Person, the chairman of the board (if an officer), principal executive officer, president or any corporate vice president (or the equivalent thereof), Financial Officer, principal accounting officer, treasurer, assistant treasurer, or any director of such Person or any other Person that has been authorized to take action under this Agreement on behalf of such Person. Unless otherwise specified, an Authorized Officer shall refer to an Authorized Officer of the Borrower Representative.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.27(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Guarantee” means a direct guarantee issued for the account of any Foreign Subsidiary pursuant to this Agreement by an Issuing Bank, in form acceptable to such Issuing Bank, ensuring that a liability of such Subsidiary acceptable to such Issuing Bank and owing to a third party will be met.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays” has the meaning specified in the preamble hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (x) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent) (the “Prime Rate”), (y) the Federal Funds Effective Rate plus ½ of 1.0% and (z) Term SOFR published on such day (or if such day is not a Business Day the immediately preceding Business Day) for an Interest Period of one month plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Benchmark” means, initially, with respect to any

(a)Obligations denominated in, or calculated with respect to, Dollars, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means, with respect to such Obligations, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27,

(b)Obligations denominated in, or calculated with respect to, Sterling or Swiss Francs, the Daily Simple RFR applicable for such currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27; and

(c)Obligations denominated in, or calculated with respect to, Euros, Japanese Yen, Australian Dollars, Hong Kong Dollars or Canadian Dollars, EURIBOR Rate, TIBOR Rate, AUD

Rate, HIBOR Rate or ~~CDO~~Term CORRA Reference Rate, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR Rate, TIBOR Rate, AUD Rate or, HIBOR Rate or ~~CDO~~Term CORRA Reference Rate, as applicable, or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:

(a)(i) with respect to Term SOFR Loans, Daily Simple SOFR, or (ii) with respect to Loans denominated in Canadian Dollars (other than Canadian Prime Rate Loans) ~~(A) Term CORRA~~, ~~or (B)~~ Daily Compounded CORRA plus the Benchmark Replacement Adjustment; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment;

provided, that if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the applicable currency at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”,

the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, the board of directors, the board of managers or similar governing body of such Person, or if such Person is owned and/or managed by a single entity, the board of directors or similar governing body of such entity.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“BofA” has the meaning specified in the preamble hereto.

“BofA Securities” has the meaning specified in the preamble hereto.

“Bookrunners” means each of Barclays, Citibank, N.A., JPMorgan, BofA Securities and Truist, each in its capacity as a joint lead bookrunner.

“Borrower Representative” means the U.S. Borrower in its capacity as representative of the other Borrowers as set forth in Section 2.25.

“Borrowers” means the Multicurrency Borrowers and/or the Hong Kong Borrowers, as the case may be.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Loan denominated in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day, (ii) when used in connection with a Loan denominated in Sterling, the term “Business Day” shall also exclude any day which banks are closed for general business in London, (iii) when used in connection with a Loan denominated in Swiss Francs, the term “Business Day” shall also exclude any day which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (iv) when used in connection with a Loan denominated in Yen, the term “Business Day” shall also exclude any day which banks are closed for general business in Japan, (v) when used in connection with a Loan denominated in Australian Dollars, the term “Business Day” shall also exclude any day which banks are closed for general business in Sydney, (vi) when used in connection with a Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day which banks are closed for general business in Canada, (vii) when used in connection with a Loan denominated in Hong Kong Dollars, the term “Business Day” shall also exclude any day which banks are closed for general business in Hong Kong and (viii) when used in connection with a Loan denominated in any other currency, the term “Business Day” shall also exclude any day which is not a day on which dealings in such currency can occur in the London interbank market and on which banks are open for business in the principal financial center for that currency.

“Canadian Dollars” or “CAD $” means the lawful money of Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto, Ontario time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) ~~the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the CDO Rate page of the Thomson Reuters screen (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto, Ontario time on such day,~~Adjusted Term CORRA for an Interest Period of one (1) month plus 1.0% per annum; provided that if any the above rates shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or ~~CDO Rate~~Adjusted Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or ~~CDO Rate~~Adjusted Term CORRA, respectively.

“Canadian Prime Rate Loans” means Loans for which the applicable rate of interest is based upon the Canadian Prime Rate.

“Cash Collateralize” means either (a) the delivery of cash to the Administrative Agent as security for the payment of Obligations in respect of Letters of Credit in an amount equal to 102.0% of the aggregate face amount of such outstanding Letters of Credit or (b) the delivery to the applicable Issuing Bank of a customary back-to-back letter of credit in an amount equal to 102.0% of the aggregate face amount of the outstanding Letters of Credit issued by such Issuing Bank. “Cash Collateralization” has a correlative meaning.

“Cash Management Agreement” means any agreement or arrangement to provide treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearinghouse transfer services) and other cash management services entered into with a Lender Counterparty.

~~“CDO Rate” means, with respect to any Term Benchmark Loan denominated in Canadian Dollars and for any Interest Period, the CDO Screen Rate.~~

~~“CDO Rate Loan” means a Loan that bears interest based on the CDO Rate, other than, in each case, pursuant to clause (ii) of the definition of “Canadian Prime Rate”.~~

~~“CDO Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the CDO Rate page of the Thomson Reuters screen (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:15 a.m., Toronto, Ontario time, two Business Days prior to the commencement of such Interest Period (as adjusted by the Administrative Agent after 10:00 a.m. Toronto, Ontario time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDO Screen Rate shall be less than the Floor, the CDO Screen Rate shall be deemed to be the Floor for purposes of this Agreement.~~

“Central Bank Rate” means, the greater of (A)(i) for any Loan denominated in (a) Sterling, the Bank of England’s “Bank Rate” as published by the Bank of England from time to time, (b) Swiss Francs, the policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time, (c) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank, each as published by the European Central Bank from time to time, (2) the rate for the marginal lending facility of the European Central Bank, as published by the European Central Bank from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank from time to time, (d) Yen, the “short-term prime rate” as publicly announced by the Bank of Japan (or any successor thereto) from time to time and (e) any other Alternative Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion, plus (ii) the applicable Central Bank Rate Adjustment; and (B) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, (b) Swiss Franc, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SARON for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest SARON applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period, (c) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (d) Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Rate was available (excluding, from such averaging, the highest and the lowest TIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Japanese Yen in effect on the last Business Day in such period and (e) any other Alternative Currency, a central bank rate adjustment as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower Representative. For purposes of this definition, the term Central Bank Rate shall be determined disregarding clause (A)(ii) of the definition of such term.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit D.

“CFC Holdco” means any Subsidiary other than a Foreign Subsidiary which owns no material assets other than equity interests (or equity interests and Indebtedness) of one or more Foreign Subsidiaries or equity interests (or equity interests and Indebtedness) of one or more other CFC Holdcos.

“Change of Control” means (i) the U.S. Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of any Other Borrower, (ii) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Employee Benefit Plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (a) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35.0% of the then-outstanding shares of capital stock or equivalent interests of the U.S. Borrower the holders of which are ordinarily, in the absence of contingencies, entitled to vote for members of the Board of Directors or equivalent governing body of the U.S. Borrower on a fully diluted basis, even though the right to so vote has been suspended by the happening of such a contingency (the “Voting Stock”) or (b) obtains the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the U.S. Borrower or (iii) the majority of the seats (other than vacant seats) on the Board of Directors of the U.S. Borrower cease to be occupied by Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (ii) above, if (x) the U.S. Borrower becomes a direct or indirect Wholly-Owned Subsidiary of another Person (a “Parent Entity”) and (y)(1) the direct or indirect holders of the Voting Stock of such Parent Entity immediately following that transaction are substantially the same as the holders of the Voting Stock of the U.S. Borrower outstanding immediately prior to such transaction or (2) immediately after giving effect to such transaction no “person” or “group” (other than a Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 35.0% of the Voting Stock of such Parent Entity.

“Citi” means Citigroup Global Markets Inc., together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to provide the services contemplated herein.

“CKI Trust” means the trust established pursuant to the Delaware Business Trust Act, as amended, and the CKI Trust Agreement.

“CKI Trust Agreement” means the Trust Agreement, dated as of March 14, 1994, between CKI and Wilmington Trust Company, relating to the CKI Trust, and the other agreements related thereto.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche A Euro Term Loan Exposure, (b) Lenders having Multicurrency Revolving Exposure (including any Swing Line Lender), (c) Lenders having Hong Kong Revolving Exposure, and (d) Lenders having Incremental Term Loan Exposure of each applicable Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Euro Term Loans, (b) Multicurrency Revolving Loans (including Swing Line Loans), (c) Hong Kong Revolving Loans and (d) each Series of Incremental Term Loans.

“Closing Date” means the first date all the conditions precedent in Section 3.01 are satisfied (or waived in accordance with Section 10.05), which date is December 9, 2022.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Agreement” means any and all commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity exposure associated with the operations of the Group and not for speculative purposes.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” “Canadian Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.18(c) and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower Representative, in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consenting Lender” has the meaning set forth in Section 2.26(c).

“Consolidated EBITDA” means, for any period, for the U.S. Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus

(ii)the following (without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) consolidated interest expense for such period; (ii) provisions for taxes based on income, profits or capital; (iii) depreciation and amortization expense for such period; (iv) all non-cash expenses, losses or charges for such period (other than any such non-cash expenses, losses or charges that represent an accrual or reserve for future cash expenses, losses or charges), including, without limitation, non-cash stock based compensation expenses for such period and non-cash expenses, losses or charges for such period in connection with (A) goodwill and intangibles impairment losses under ASC 350, (B) unrealized losses resulting from mark-to-market accounting in respect of Hedge Agreements and Treasury Transactions, (C) unrealized losses on equity investments and (D) the pension or postretirement plans of the U.S. Borrower and its Subsidiaries; (v) in connection with any Qualifying Acquisition, all non-recurring restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments, and non-recurring fees and expenses, in each case incurred during such period in connection with such Qualifying Acquisition and within twelve (12) months of the completion of such Qualifying Acquisition; provided that the amount added back to Consolidated Net Income pursuant to this clause (v) in respect of any such costs, fees, payments and expenses incurred to be paid in cash in connection with all such Qualifying Acquisitions shall not exceed 15% of Consolidated EBITDA (calculated before giving effect to this clause (v) in the aggregate for any period of four Fiscal Quarters of the U.S. Borrower); and (vi) any non-recurring expenses, charges or losses; minus

(a)the following (without duplication) to the extent included in calculating such Consolidated Net Income: (i) any non-recurring gains (less all fees and expenses related thereto); and (ii) all non-cash income or gains for such period including, without limitation, gains in connection with (A) unrealized gains resulting from mark-to-market accounting in respect of Hedge Agreements and Treasury Transactions, (B) unrealized gains on equity investments and (C) unrealized gains in connection with the pension or postretirement plans of the U.S. Borrower and its Subsidiaries.

In addition, in the event that the U.S. Borrower or any of its Subsidiaries, during the relevant period, consummated an acquisition or disposition of property involving the payment or receipt of consideration by the U.S. Borrower or any of its Subsidiaries in excess of $200,000,000, Consolidated EBITDA will be determined giving pro forma effect to such acquisition or disposition as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of the relevant period, but shall not take into account any cost savings projected to be realized as a result of such acquisition or disposition.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Group on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the U.S. Borrower and its Subsidiaries (including all redeemable common stock) calculated on a consolidated basis in accordance with GAAP

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Group, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the U.S. Borrower as of such date (which calculation shall give pro forma effect to any acquisition or disposition by any Group Member, in each case involving the payment or receipt by any Group Member of consideration (whether in the form of cash or non-cash consideration) in excess of $100,000,000 that has occurred since the date of such consolidated balance sheet, as if such acquisition or disposition had occurred on the last day of the fiscal period covered by such balance sheet).

“Consolidated Total Net Debt” means, as at any date of determination, (a) the aggregate stated balance sheet amount of all Indebtedness of the Group (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero-coupon Indebtedness)), determined on a consolidated basis in accordance with GAAP, exclusive of any Contingent Liability in respect of any letter of credit, plus (b) to the extent not included in clause (a), any Indebtedness relating to securitization of receivables generated by the Group (whether or not such Indebtedness is on the balance sheet of the Group), minus (c) Unrestricted Cash of the Group as of such date, in an aggregate amount not to exceed $350,000,000.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection). The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuing Directors” means individuals who on the Closing Date constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the U.S. Borrower was approved by a vote of a majority of the directors of the U.S. Borrower then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved).

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02(b).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit I delivered by a Subsidiary Guarantor pursuant to Section 7.01(b).

“Covenant Transaction” has the meaning set forth in Section 1.04(c).

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk of the Group and not for speculative purposes.

“Current Anniversary Date” has the meaning set forth in Section 2.26(a).

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion (in consultation with the Borrower Representative); and provided that if the administrator has not provided or published CORRA and a Benchmark ~~Transition Event~~Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA. If the Daily Compounded CORRA shall be less than the Floor, the Daily Compounded CORRA shall be deemed to be the Floor for purposes of this Agreement.

“Daily Simple ESTR” means, for any day, (a) ESTR, with one day lookback; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion (in consultation with the Borrower Representative), plus (b) Applicable ESTR Adjustment. If the Daily Simple ESTR shall be less than the Floor, the Daily Simple ESTR shall be deemed to be the Floor for purposes of this Agreement

“Daily Simple ESTR Loan” means a Swing Line Loan denominated in Euros that bears interest at a rate based on a Daily Simple ESTR.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, the greater of (i) (A) SONIA for the day (such day “i”) that is five RFR Business Days prior to (1) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (2) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, plus (B) the Applicable SONIA Adjustment and (ii) the Floor and (b) Swiss Francs, the greater of (i) SARON for the day (such day “i”) that is five RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website, and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second RFR Business Day immediately following any day “i”, the RFR in respect of such day “i” has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such day “i” will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to any Borrower.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on a Daily Simple RFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the Applicable SOFR Adjustment and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, examinership, reorganization or similar debtor relief laws of the United States or other Relevant Jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within three Business Days of the date required to be funded by it hereunder, unless, in the case of this clause (a), such Lender notifies the Administrative Agent in writing prior to the applicable required funding date that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower Representative, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Commitments, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) become the subject of a Bail-In Action; provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided that if the Borrower Representative, the Administrative Agent, the applicable Swing Line Lender and the applicable Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the obligations of a Swing Line Lender and/or an Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

“Defaulting Revolving Lender” has the meaning set forth in Section 2.22.

“Determination Date” has the meaning set forth in Section 2.26(b).

“Documentation Agents” means BofA Securities, Truist Bank, Bank of China, New York Branch, BNP Paribas, Citizens Bank, N.A., DBS Bank Ltd., HSBC Bank USA, National Association, Standard Chartered Bank, The Bank Of Nova Scotia, and U.S. Bank National Association, together with their permitted successors and assigns in such capacity.

“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in any other Approved Currency, the equivalent in Dollars of such amount determined at the Exchange Rate on the applicable Valuation Date.

“Dollars” or “$” mean the lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund, European Credit Management Limited (ECM) programs or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that neither any Loan Party nor any Affiliate thereof, nor any Defaulting Lender, shall be an Eligible Assignee.

“Eligible Lenders” has the meaning set forth in Section 2.26(d).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Group or any of their respective ERISA Affiliates, or with respect to which the Group or any of their respective ERISA Affiliates has or would reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, arising (i) pursuant to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, (iii) in connection with any Hazardous Material, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Group Member or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of

Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Group Member shall continue to be considered an ERISA Affiliate of such Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Group Member and with respect to liabilities arising after such period for which such Group Member could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by a regulation in effect as of the date hereof); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination by the Pension Plan’s actuary that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a determination under and in accordance with said sections that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by any Group Member or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Group Member or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Group Member or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of any Group Member or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by any Group Member or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xi) the occurrence of any Foreign Plan Event or (xii) any other event or condition with respect to an Employee Benefit Plan with respect to which any Loan Party is likely to incur liability other than in the ordinary course.
“ESG Amendment” has the meaning assigned to such term in Section ~~1.01~~2.28(~~a~~c)

"ESG Pricing Provisions” has the meaning assigned to such term in Section ~~1.01~~2.28(~~a~~b).

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Loan denominated in Euros and for any Interest Period, the EURIBOR Screen Rate.

“EURIBOR Rate Loan” means a Loan that bears interest based on the EURIBOR Rate.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative. If the EURIBOR Screen Rate shall be less than the Floor, the EURIBOR Screen Rate shall be deemed to be the Floor for purposes of this Agreement.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the European and Monetary Union as contemplated in the Treaty on European Union.

“Euro Borrower” has the meaning specified in the preamble hereto.

“Euro Equivalent” means, with respect to an amount denominated in Euros, such amount, and with respect to an amount denominated in any Approved Currency (other than Euros) or Approved Issuing Currency, the equivalent in Euros of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Euro Equivalent for purposes of determining the aggregate available Applicable Revolving Sublimit on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the applicable Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into Dollars, Euros or another currency (the “Exchanged Currency”), as set forth on such date on the relevant Thomson Reuters screen at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Thomson Reuters screen, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent (or the Issuing Bank, if applicable) and the Borrower Representative or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s (or the Issuing Bank’s, if applicable) spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m. (local time), on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two Business Days later; provided, that, if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent (or the Issuing Bank, if applicable) may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means (i) any Tax imposed on the overall net income of a Person (or franchise tax or minimum tax imposed in lieu thereof) by the jurisdiction in which that Person is organized or in which that Person’s principal office (and/or, in the case of a Lender, its applicable lending office) is located or with which that Person has a present or former connection (other than any connection arising solely from the acquisition and holding of any Loan and/or Commitment (including entering into or being a party to this Agreement), the receipt of payments relating thereto, and/or the exercise of rights and remedies under this Agreement or any other Loan

Document); (ii) with respect to any Lender to a U.S. Loan (other than a Lender that becomes a Lender pursuant to Section 2.23), any Tax imposed pursuant to the laws of the United States of America or any political subdivision thereof or therein that would apply if any payment were made under any of the Loan Documents to such Lender on the day such Lender becomes a Lender (or designates a new lending office), except to the extent such Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iii) with respect to any Lender, any withholding Tax that is imposed on any payment to such Lender on the day that such Lender becomes a Lender (or designates a new lending office) by any jurisdiction (other than the United States of America or any political subdivision thereof, which shall be governed by clause (ii) hereof), excluding any such withholding Tax imposed on any payment to such Lender as a result of a Person acquiring, or otherwise expressly assuming the obligations of the Other Borrowers pursuant to Section 6.02(b)(ii) and such Person being a Person organized and existing under the laws of a jurisdiction other than the Netherlands or Australia (in the case of a Multicurrency Borrower), or Hong Kong (in the case of a Hong Kong Borrower), except to the extent such Lender’s assignor (or such Lender, when it designates a new lending office) was entitled to receive additional amounts pursuant to Section 2.20; (iv) any Tax that is attributable to a Lender’s failure to comply with Section 2.20(c); (v) any U.S. federal withholding Tax imposed by reason of a Lender’s failure to comply with the requirements of Sections 1471 through 1474 of the Code (as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with)), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any legislation or other official guidance or official requirements adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA”); or (vi) any Australian Excluded Tax.

“Existing Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of April 29, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof) among the U.S. Borrower, the Euro Borrower, the Initial Hong Kong Borrower, certain financial institutions party thereto and Barclays, as administrative agent.

“Existing Subsidiary Debt” has the meaning set forth in Section 6.03(b).

“Extension Agreement” has the meaning set forth in Section 2.26(a).

“Extension Approval” has the meaning set forth in Section 2.26(c).

“Extension Request” has the meaning set forth in Section 2.26(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Group Member or any of its predecessors or Affiliates.

“Fair Share” has the meaning set forth in Section 7.02(b).

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02(b).

“FATCA” has the meaning set forth in the definition of “Excluded Taxes”.

“FDIC” means the Federal Deposit Insurance Corporation and any successor thereto.
“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; provided further that if the applicable rate described above shall be less than the Floor, it shall be deemed to be the Floor for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a finance lease on the balance sheet of that Person.

“Financial Officer” means the principal financial officer of the U.S. Borrower.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Group ending on the Sunday closest to February 1 of each calendar year (or, if the fiscal year-end is changed to some other date, such other date).

“Floor” means a rate of interest equal to 0.00%.

“Foreign Currency Equivalent” means, with respect to an amount denominated in Canadian Dollars, Australian Dollars, Hong Kong Dollars or any Other Foreign Currency, such amount, and with respect to an amount denominated in Dollars or Euros, the equivalent in Canadian Dollars, Australian Dollar, Hong Kong Dollars or such Other Foreign Currency of such amount determined at the Exchange Rate on the applicable Valuation Date. In making the determination of the Foreign Currency Equivalent for purposes of determining the aggregate available Applicable Revolving Sublimit on any Credit Date, the Administrative Agent shall use the Exchange Rate in effect at the date on which the applicable Borrower requests the extension of credit for such Credit Date pursuant to the provisions of this Agreement.

“Foreign Plan” means any Employee Benefit Plan (whether or not subject to ERISA), program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any of their respective Subsidiaries with respect to employees employed outside the United States.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, in each case which is reasonably likely to result, directly or indirectly, in material liability to a Loan Party, (d) the incurrence of any material liability by any Loan Party or any their respective Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by any Loan Party or any of their respective Subsidiaries, or the imposition on any Loan Party or any of their respective Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Subsidiary” means (i) any Subsidiary that is not organized under the laws of the United States, any State thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in clause (i).

“Funding Guarantor” has the meaning set forth in Section 7.02(b).

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof consistently applied.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Group” means, collectively, the U.S. Borrower and its Subsidiaries; provided that, as used in Section 5.08(a) and (b) with respect to the financial statements required to be delivered thereunder, it shall mean the U.S. Borrower and its consolidated Subsidiaries in accordance with GAAP.

“Group Member” means any of the U.S. Borrower or any of its Subsidiaries.

“Group Member Adjusted EBITDA” means, for any period for any Group Member, the amount of Consolidated EBITDA attributable to such Group Member for such period, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(e), Group Member Adjusted EBITDA shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).

“Group Member Assets” means, for any Group Member, as of any date of determination, the total assets of such Group Member, determined in accordance with GAAP, calculated on an unconsolidated basis and by excluding all intercompany items (provided that, for the purpose of the determination of a Material Company solely as such term is used in Section 8.01(e), Group Member Assets shall be calculated on a consolidated basis for such Group Member and its Subsidiaries).

“Guaranteed Obligations” has the meaning set forth in Section 7.01.

“Guaranteed Parties” means the Agents, Lenders, Issuing Banks, the Lender Counterparties and shall include, without limitation, all former Agents, Lenders, Issuing Banks, and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Issuing Banks, or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“Guarantor” means (i) with respect to the Obligations of each Other Borrower, the U.S. Borrower, (ii) with respect to the Obligations of each Borrower, each Subsidiary Guarantor (if any), and (iii) with respect to all Obligations of any Subsidiary arising under any Hedge Agreement, Cash Management Agreement or Treasury Transaction, the U.S. Borrower. The U.S. Borrower is the only Guarantor as of the Closing Date.

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, exposure to which or Release of which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, polychlorinated biphenyls and toxic mold.

“Hedge Agreement” means an Interest Rate Agreement, a Commodity Agreement or a Currency Agreement entered into with a Lender Counterparty.

“HIBOR Rate” means, with respect to any Term Benchmark Loan denominated in Hong Kong Dollars and for any Interest Period, the HIBOR Screen Rate.

“HIBOR Rate Loan” means a Loan that bears interest based on the HIBOR Rate.

“HIBOR Screen Rate” means (i) the offered rate which appears on the page of the Thomson Reuters Screen which displays the Hong Kong interbank offered rate administered by the Treasury Markets Association (or any other person which takes over the administration of such page) (such page currently being the HKABHIBOR page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Hong Kong Dollars, determined as of approximately 11:00 a.m. (New York City time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays such rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Hong Kong Dollars, determined as of approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period; provided that if the HIBOR Screen Rate, determined as provided above, would be less than the Floor, then the HIBOR Screen Rate shall be deemed to be the Floor for all purposes of this Agreement.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means the (a) audited consolidated financial statements of the U.S. Borrower consisting of balance sheets, income statements and statements of stockholders’ equity and cash flows as of January 30, 2022 and January 31, 2021 and an unqualified audit report relating thereto; and (b) unaudited consolidated financial statements of the U.S. Borrower for most recently ended fiscal quarter (other than the fourth quarter of any fiscal year) ended 45 days prior to the Closing Date, or to the extent that such fiscal quarter is the fourth quarter of a fiscal year, ended 90 days prior to the Closing Date, and related income statements and statements of stockholders’ equity and cash flows.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong Borrowers” means the Initial Hong Kong Borrower and any Subsidiary of the U.S. Borrower, that becomes a Hong Kong Borrower after the Closing Date in accordance with Section 2.25, in each case, until such entity is removed as a Borrower hereunder pursuant to Section 2.25.

“Hong Kong Dollars” means the lawful currency of Hong Kong.

“Hong Kong Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Hong Kong Revolving Loan and “Hong Kong Revolving Commitments” means such Commitments of all Lenders in the aggregate. The amount of each Lender’s Hong Kong Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Hong Kong Revolving Commitments as of the Closing Date is $50,000,000.

“Hong Kong Revolving Commitment Period” means the period from and including the Closing Date to but excluding the Hong Kong Revolving Commitment Termination Date.

“Hong Kong Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is December 9, 2027, (ii) the date such Hong

Kong Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of such Hong Kong Revolving Commitments pursuant to Section 8.01; provided, that if any of the Hong Kong Revolving Commitments are extended pursuant to Section 2.26, the Hong Kong Revolving Commitment Termination Date relating to such extended Hong Kong Revolving Commitments will be so extended pursuant to Section 2.26.

“Hong Kong Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s Hong Kong Revolving Commitments, that Lender’s Hong Kong Revolving Commitment; and (ii) after the termination of such Lender’s Hong Kong Revolving Commitments, the Dollar Equivalent of the aggregate outstanding principal amount of the Hong Kong Revolving Loans of that Lender.

“Hong Kong Revolving Loan” means Loans made by a Lender in respect of its Hong Kong Revolving Commitment to a Hong Kong Borrower pursuant to Section 2.02(b) and/or Section 2.24.

“Increased Amount Date” has the meaning set forth in Section 2.24.

“Increased-Cost Lender” has the meaning set forth in Section 2.23.

“Incremental Revolving Commitments” has the meaning set forth in Section 2.24.

“Incremental Revolving Loan” has the meaning set forth in Section 2.24.

“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan” has the meaning set forth in Section 2.24.

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24.

“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning set forth in Section 2.24.

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“Incremental Term Loan Note” means a promissory note substantially in the form of Exhibit B-4, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Finance Leases that is properly classified as a capitalized liability on a balance sheet in conformity with GAAP; (iii) obligations evidenced by bonds, debentures, notes or other similar instruments; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument in each case to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP (it being understood that the amount of any such obligation shall be calculated in each case, in accordance with GAAP); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided that if the recourse to such Person in respect of such indebtedness is limited solely to the property subject to such Lien, the amount of such indebtedness shall be deemed to be the fair market value (as determined in good faith by such Person) of the property subject to such Lien or the amount of such indebtedness if less); (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; provided such letter of credit is issued by a Person other than the U.S. Borrower and its Subsidiaries; (vii) [reserved], (viii) the net payments that such Person would have to make in the event of any early termination, on the date Indebtedness of such Person is being determined, in respect of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, in each case, whether entered into for hedging or speculative purposes; provided, that in no event shall obligations under any derivative transaction be deemed “Indebtedness” for any purpose under Section 6.04 or for the purpose of calculating the Net Leverage Ratio unless such obligations relate to a derivatives transaction which has been terminated; (ix) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse in a factoring or similar transaction, other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and (x) any Contingent Liability with respect to the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including any of the foregoing in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by or against any Group Member, its Affiliates or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’

agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any enforcement of the Guaranty)); (ii) the commitment letter (and any related fee letter) delivered by any Agent or any Lender to the U.S. Borrower with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Group Member; or (iv) any Loan or the use of proceeds thereof.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Initial Hong Kong Borrower” has the meaning specified in the preamble hereto.

“Installment” has the meaning set forth in Section 2.12(a).

“Installment Date” has the meaning set forth in Section 2.12(a).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Interest Payment Date” means, with respect to:

(i)any Loan that is a Base Rate Loan, any Canadian Prime Rate Loan, any RFR Loan and any Swing Line Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; provided that, with respect to any such RFR Loan, if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day; and

(ii)any Loan that is a Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, that in the case of each Interest Period of longer than three months, the “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with (I) a Term Benchmark Loan (other than a Term CORRA Loan), an interest period of one, three or six months, and (II) a Term CORRA Loan, an interest period of one or three months, in each of (I) and (II), as selected by the applicable Borrower in the applicable Borrowing Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest

Period expires; provided, that (w) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (x) any Interest Period in respect of a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (y) and (z), of this definition, end on the last Business Day of a calendar month; (y) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (z) no Interest Period with respect to any portion of any Class of Revolving Loans shall extend beyond such Class’s Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the operations of the Group and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuance Notice” means a notice substantially in the form of Exhibit A-3.

“Issuing Bank” means each of Barclays, Citi, JPMorgan, Bank of America, N.A. and Truist Bank as Issuing Bank hereunder, and any Lender that has notified the Administrative Agent that it has agreed to a request by the Borrower Representative to become an Issuing Bank hereunder with respect to Letters of Credit together with their respective permitted successors and assigns in such capacity. Unless otherwise specified, in respect of any Letters of Credit, “Issuing Bank” shall refer to the applicable Issuing Bank which has issued such Letter of Credit. An Issuing Bank may perform its obligations hereunder through any applicable branch thereof and such branch shall be treated as the applicable Issuing Bank where applicable.

“Japanese Yen” means the lawful currency of Japan.

“Joinder Agreement” means an agreement substantially in the form of Exhibit G.

“JPMorgan” has the meaning specified in the preamble hereto.

“Judgment Currency” has the meaning set forth in Section 10.25.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lenders and/or the Issuing Banks.

“Lender Counterparty” means (a) each Person counterparty to a Hedge Agreement, Cash Management Agreement or Treasury Transaction who is (or at the time such Hedge Agreement, Cash Management Agreement or Treasury Transaction was entered into, was) a Lender, an Agent or an Affiliate of any thereof and (b) any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, Cash Management Agreement or Treasury Transaction, ceases to be an Agent or a Lender, as the case may be.

“Letter of Credit” means any standby letter of credit (or if agreed in accordance with the terms of this Agreement, commercial letters of credit) issued or to be issued by an Issuing Bank for the account of the U.S. Borrower or any of its Subsidiaries pursuant to Section 2.04(a) of this Agreement denominated in Dollars, Australian Dollars, Canadian Dollars, Euros or Other Foreign Currencies.

“Letter of Credit Sublimit” means the lesser of (a) $50,000,000; provided that (i) to the extent a Letter of Credit is issued in Euros or Other Foreign Currencies, such sublimit shall be €25,000,000, and (ii) to the extent a Letter of Credit is issued in Canadian Dollars, such sublimit shall be CAD $5,000,000, and (b) the aggregate unused amount of the Multicurrency Revolving Commitments then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Multicurrency Revolving Commitment.

“Letter of Credit Usage” means, as at any date of determination the Dollar Equivalent of, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of any Borrower.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, but excluding, solely in the case of any assets owned by a Group Member in Australia or any Group Member incorporated in Australia, any “security interest” as defined in section 12(3) of the Australian PPSA which, in any case, does not secure the payment of money or performance of obligations; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Loan” means a Term Loan, a Revolving Loan and a Swing Line Loan, which (i) in the case of Loans denominated in Dollars, may be a Base Rate Loan or a Term SOFR Loan, (ii) in the case of Loans denominated in Euros, shall be a EURIBOR Rate Loan or, if such Loans are Swing Line Loans denominated in Euros, shall be a Daily Simple ESTR Loan, (iii) in the case of Loans denominated in Hong Kong Dollars, shall be a HIBOR Rate Loan, (iv) in the case of Loans denominated in Pound Sterling or Swiss Francs, shall be a Daily Simple RFR Loan, (v) in the case of Loans denominated in Japanese Yen, shall be a TIBOR Rate Loan, (vi) in the case of Loans denominated in Australian Dollars, shall be an AUD Rate Loan, and (vii) in the case of Loans denominated in Canadian Dollars, may be a Canadian Prime Rate Loan or a ~~CDO Rate~~Term CORRA Loan and (viii) in the case of Loans denominated in any other Approved Currency, shall be the applicable Term Benchmark Loan.

“Loan Document” means any of this Agreement, the Notes, if any, each Joinder Agreement, any documents or certificates executed by the Borrowers in favor of any Issuing Bank relating to Letters of Credit and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date, as applicable.

“Loan Party” means each Borrower and each Guarantor.

“Margin Stock” has the meaning given in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means any event, development or circumstance that has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, operations or financial condition of the Group (other than any Securitization Subsidiary) taken as a whole; (ii) the ability of the Loan Parties (taken as a whole) to pay the Obligations under the Loan Documents; or (iii) the rights and remedies available to, or conferred upon, any Agent and any Lender or any other Guaranteed Party under any Loan Document in any manner (including the legality, validity, binding effect or enforceability of the Loan Documents against the Loan Parties) that would be prejudicial to the interests of the Guaranteed Parties, taken as a whole.

“Material Company” means (i) any Group Member that is listed in Schedule 1.01(g) or (ii) any Group Member that has (x) Group Member Adjusted EBITDA or (y) Group Member Assets representing, respectively, 5% or more of Consolidated EBITDA or Consolidated Total Assets. For this purpose:

(a)the (i) Group Member Adjusted EBITDA and (ii) Group Member Assets will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

(b)if a Subsidiary becomes a Group Member after the date on which the latest audited financial statements of the Group have been prepared, the (i) Group Member Adjusted EBITDA or (ii) Group Member Assets of that Subsidiary will be determined from its latest financial statements;

(c)the (i) Consolidated EBITDA and (ii) Consolidated Total Assets will be determined from its latest audited financial statements, adjusted (where appropriate) to take into account pro forma adjustments of the type described in the definition of “Consolidated EBITDA” and “Consolidated Total Assets”, as applicable; and

(d)if a Material Company disposes of all or substantially all of its assets to another Group Member, it will immediately cease to be a Material Company and the other Group Member (if it is not already) will immediately become a Material Company.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrowers or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $150,000,000 or more.

“Material Intellectual Property” means any Intellectual Property that is material to the business of any Group Member.

“Moody’s” means Moody’s Investors Service, Inc.

“Multicurrency Borrowers” means the U.S. Borrower, the Australian Borrower, the Euro Borrower and any Subsidiary of the U.S. Borrower that becomes a Multicurrency Borrower after the Closing Date in accordance with Section 2.25, in each case, until such entity is removed as a Borrower hereunder pursuant to Section 2.25.

“Multicurrency Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Multicurrency Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Multicurrency Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Multicurrency Revolving Commitment, if any, is set forth on Schedule 2.02 or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Multicurrency Revolving Commitments as of the Closing Date is $1,150,000,000.

“Multicurrency Revolving Commitment Period” means the period from and including the Closing Date to but excluding the Multicurrency Revolving Commitment Termination Date.

“Multicurrency Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, which date is December 9, 2027, (ii) the date such Multicurrency Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or Section 2.14 and (iii) the date of the termination of such Multicurrency Revolving Commitments pursuant to Section 8.01; provided, that if any of the Multicurrency Revolving Commitments are extended pursuant to Section 2.26, the Multicurrency Revolving Commitment Termination Date relating to such extended Multicurrency Revolving Commitments will be so extended pursuant to Section 2.26.

“Multicurrency Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of such Lender’s Multicurrency Revolving Commitment, that Lender’s Multicurrency Revolving Commitment; and (ii) after the termination of such Lender’s Multicurrency Revolving Commitment, the sum of (a) the aggregate outstanding principal amount of the Multicurrency Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by such Issuing Bank (net of any participations by other Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of a Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations by that Lender in any outstanding Swing Line Loans.

“Multicurrency Revolving Lenders” means the Lenders having Multicurrency Revolving Exposure.

“Multicurrency Revolving Loan” means a Revolving Loan made under the Multicurrency Revolving Commitment.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Net Debt as of such day to (ii) Consolidated EBITDA for the four-Fiscal-Quarter period ending on such date.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (viii) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Extending Lender” has the meaning set forth in Section 2.26(c).

“Non-U.S. Lender” has the meaning set forth in Section 2.20(c).

“Note” means a Tranche A Euro Term Loan Note, an Incremental Term Loan Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Borrowing Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party (and, in the Borrower Representative’s sole discretion, any obligations of a Subsidiary under Hedge Agreements, Cash Management Agreements and Treasury Transactions), including obligations from time to time owed to Guaranteed Parties, under any Loan Document, Hedge Agreement, Cash Management Agreement or Treasury Transaction whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy, would have accrued on any Obligation, whether or not a claim is allowed for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise; provided, that at no time shall Obligations include any Excluded Swap Obligations.

“Organizational Documents” means, with respect to any Person, all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization, memorandum of association, articles of association and/or its by-laws, any memorandum of incorporation or other constitutional documents, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement (if any) and (iv) with respect to any limited liability company, its certificate of incorporation or formation (and any amendments thereto), certificate of incorporation on change of name (if any), its memorandum and articles of association (if any), its articles of organization (if any), the shareholders’ list (if any) and its limited liability company agreement, business registration certificate and/or operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Original Lender” means a Lender who was a Lender under this Agreement on the Closing Date.

"Other Borrowers” means the Borrowers other than the U.S. Borrower.

“Other Foreign Currencies” means Japanese Yen, Pounds Sterling and Swiss Francs, in each case which are readily available in the amount required and freely convertible into Euros and Dollars in the relevant interbank market, or any other currency which is approved in accordance with Section 1.06.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Entity” has the meaning set forth in the definition of “Change of Control”.

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than obligations under Hedge Agreements, Cash Management Agreements or Treasury Transactions not yet due and payable and contingent obligations not yet due and payable) and cancellation, expiration or Cash Collateralization of all Letters of Credit and termination of all Commitments to lend under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Title IV or Section 302 or Section 303 of ERISA.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Liens” means:

(a)Liens granted by any Subsidiary of the U.S. Borrower in favor of the U.S. Borrower or any other Subsidiary of the U.S. Borrower;

(b)Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not overdue for a period of more than 30 days or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(c)Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations, retentions of title or documentary credit transactions arising in the ordinary course of business;

(d)Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the U.S. Borrower and its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e)Liens in connection with judgment bonds so long as the enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting practices;

(f)zoning restrictions, easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

(g)leases or subleases granted to others not interfering in any material respect with the business of the U.S. Borrower and its Subsidiaries taken as a whole and any interest of title of any lessor under any lease;

(h)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(i)normal and customary rights of setoff or pledge upon deposits of cash in favor of banks or other depository institutions and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(j)Liens on any inventory of the U.S. Borrower or any of its Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the U.S. Borrower or any such Subsidiary;

(k)Liens in respect of licensing of Intellectual Property in the ordinary course of business;

(l)protective UCC filings or Australian PPSR registrations with respect to any leased, consigned or bailed personal property;

(m)Liens on insurance policies and the proceeds thereof securing the financing or payment of premiums with respect thereto in the ordinary course of business, to the extent not exceeding the amount of such premiums;

(n)Liens incurred in the ordinary course of business on the proceeds of prepaid cards or stored value cards; and

(o)Liens on cash or cash equivalents that are the proceeds of any Indebtedness issued in escrow or that have been deposited pursuant to discharge, redemption or defeasance provisions under the indenture or similar instrument governing any such Indebtedness.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” means IntraLinks, SyndTrak or another relevant website or other information platform through which the Lenders can receive information.

“Pounds Sterling” or “Sterling” means the lawful currency of the United Kingdom.

“Pricing Level Adjustment” means, for purposes of determining the Applicable Margin and the Applicable Revolving Commitment Fee Percentage, (a) if the Public Debt Rating shall fall within a different pricing level than the Net Leverage Ratio, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be based upon the lower pricing level unless such Public Debt Rating and Net Leverage Ratio differ by two or more pricing levels, in which case the applicable pricing level will be deemed to be one pricing level below the higher of such pricing levels, (b) if only one of S&P and Moody’s have in effect a Public Debt Rating, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined by reference to the available rating, (c) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Public Debt Ratings component (but not, for the avoidance of doubt, the Net Leverage Ratio component) of the applicable margin and the commitment fee shall be set in accordance with pricing level V under the charts set forth in the definition of “Applicable Margin” and “Applicable Revolving Commitment Fee Percentage”, as applicable, (d) if the Public Debt Ratings established by S&P and Moody’s shall fall within different pricing levels, the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be based upon the higher rating unless such ratings differ by two or more pricing levels, in which case the applicable pricing level will be deemed to be one pricing level below the higher of such pricing levels, (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be, and (f) if the Borrowers fail to deliver the financial statements or Compliance Certificate within the time period specified in Section 5.08(a) or (b), as applicable, then, during the period from the date such financial statements or Compliance Certificate were required to have been delivered until delivery, the Net Leverage Ratio component (but not, for the avoidance of doubt, the Public Debt Ratings component) of the Applicable Margin for the Term Loans and the Revolving Loans shall be set in accordance with pricing level V under the chart set forth under the definition “Applicable Margin” and the Net Leverage Ratio component (but not, for the avoidance of doubt, the Public Debt Ratings component) of the Applicable Revolving Commitment Fee Percentage shall be set in accordance with pricing level V under the chart set forth under the definition “Applicable Revolving Commitment Fee Percentage”, as applicable.

“Prime Rate” has the meaning set forth in the definition of “Base Rate”.

“Principal Office” means, for each of the Administrative Agent, each Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” which, in the case of the Administrative Agent, may include one or more separate offices with respect to Approved Currencies as set forth on Schedule 10.01(a), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrowers, the Administrative Agent and each Lender.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Tranche A Euro Term Loans of any Lender, as the context requires, the percentage obtained by dividing (x) the Tranche A Euro Term Loan Exposure of that Lender by (y) the aggregate Tranche A Euro Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, as the context requires, the percentage obtained by dividing (x) (1) the Multicurrency Revolving Exposure of that Lender by (2) the aggregate Multicurrency Revolving Exposure of all Lenders, or (y) (1) the Hong Kong Revolving Exposure of that Lender by (2) the aggregate Hong Kong Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (x) the Incremental Term Loan Exposure of that Lender with respect to that Series by (y) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (i) an amount equal to the sum of the Tranche A Euro Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Tranche A Euro Term Loan Exposure, the aggregate Revolving Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“Protected Person” means each Agent, Arranger, Bookrunner, any other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and Affiliates of each Agent, Arranger, Bookrunner, other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt Rating” means, as of any date, the public rating that has been most recently announced by S&P and/or Moody’s, as the case may be, with respect to the senior, unsecured, non-credit enhanced, long-term debt of the U.S. Borrower, or if any such rating agency shall have issued more than one such public rating, the lowest such public rating issued by such rating agency.

“Qualified Securitization Financing” means any transaction or series of transactions entered into by a Group Member pursuant to which such Group Member, sells, conveys, contributes, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary funds the acquisition of such Securitization Assets (i) with cash, (ii) through the issuance to such Group Member of Seller’s Retained Interests or an increase in such Seller’s Retained Interests, and/or (iii) with proceeds from the sale, pledge or collection of Securitization Assets.

“Qualifying Acquisition” shall mean any Subject Acquisition with Acquisition Consideration of at least $200,000,000.

“Real Estate Assets” means, at any time of determination, any interest (fee or leasehold) then owned by the U.S. Borrower or any of its Subsidiaries in any real property.

“Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“Register” has the meaning set forth in Section 2.07(b).

“Regulation” has the meaning set forth in Section 4.21.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time

“Reimbursement Date” has the meaning set forth in Section 2.04(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto and (c) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the such Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for such Alternative Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Jurisdiction” means, in relation to a Loan Party: (i) its jurisdiction of organization; (ii) any jurisdiction where its material assets are situated; and (iii) any jurisdiction where it conducts its business.

“Replacement Lender” has the meaning set forth in Section 2.23.

“Required Lenders” means one or more Lenders having or holding Tranche A Euro Term Loan Exposure, Incremental Term Loan Exposure and/or Revolving Exposure and representing more than 50.0% of the sum of (i) the aggregate Tranche A Euro Term Loan Exposure of all Lenders, (ii) the aggregate Revolving Exposure of all Lenders and (iii) the aggregate Incremental Term Loan Exposure of all Lenders.

“Required Revolving Lenders” means one or more Revolving Lenders having or holding Revolving Exposure and representing more than 50.0% of the aggregate Revolving Exposure of all Revolving Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Commitment” means a Multicurrency Revolving Commitment and/or a Hong Kong Revolving Commitment, as applicable.

“Revolving Commitment Period” means the Multicurrency Revolving Commitment Period or the Hong Kong Revolving Commitment Period, as applicable.

“Revolving Commitment Termination Date” means the Multicurrency Revolving Commitment Termination Date or the Hong Kong Revolving Commitment Termination Date, as applicable.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of such Lender’s Multicurrency Revolving Exposure and Hong Kong Revolving Exposure.

“Revolving Lenders” means the Lenders having Revolving Exposure.

“Revolving Loan” means a Multicurrency Revolving Loan and/or a Hong Kong Revolving Loan, as applicable.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Sterling, the rate described in clause (a) of definition of Daily Simple RFR and (ii) Swiss Francs, the rate described in clause (b) of definition of Daily Simple RFR.

“RFR Administrator” means the SONIA Administrator or the SARON Administrator, as applicable.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in Zurich; provided, that for purposes of notice requirements in Sections 2.03 and 2.08, in each case, such day is also a Business Day.

“RFR Loan” means a Loan that is bearing interest at a rate determined by reference to a Daily Simple RFR.

“RFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple RFR”.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Office of the Superintendent of Financial Institutions, the European Union or His Majesty’s Treasury of the United Kingdom and (b) any Person majority-owned or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union or His Majesty’s Treasury of the United Kingdom or (c) the Office of the Superintendent of Financial Institutions.

“SARON” means, with respect to any RFR Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website on the immediately succeeding RFR Business Day.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization Assets” means any accounts receivable owed to a Group Member (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, conveyed, contributed, assigned, pledged or otherwise transferred by such Group Member to a Securitization Subsidiary.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant with respect to such Securitization Assets, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set, counterclaim or other dilution of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, but in each case, not as a result of such receivable being or becoming uncollectible for credit reasons.

“Securitization Subsidiary” means a Wholly-Owned Subsidiary of the U.S. Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which any Group Member makes an investment and to which such Group Member transfers, contributes, sells, conveys or grants a security interest in Securitization Assets) that engages in no activities other than in connection with the acquisition and/or financing of Securitization Assets of the Group, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Group Member, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any Group Member, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset (other than Securitization Assets) of any Group Member, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which no Group Member, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than (i) the applicable receivables purchase agreements and related agreements, in each case, having reasonably customary terms, or (ii) on terms which the U.S. Borrower reasonably believes to be no less favorable to the applicable Group Member than those that might be obtained at the time from Persons that are not Affiliates of the Group and (c) to which no Group Member other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the Board of Directors of the U.S. Borrower (or a duly authorized committee thereof) or such other Person giving effect to such designation and a certificate executed by an Authorized Officer certifying that such designation complied with the foregoing conditions.
“Seller’s Retained Interests” means the debt or Equity Interests held by any Group Member in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which such Group Member has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Series” has the meaning set forth in Section 2.24.

“SOFR” means, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a Solvency Certificate of the Financial Officer substantially in the form of Exhibit E-2.

“Solvent” means, with respect to the Group on a consolidated basis, that as of the date of determination, (a) the sum of the Group’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Group’s present assets; (b) the Group’s capital is not unreasonably small in relation to its business as of the date of determination; and (c) the Group has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, Indebtedness beyond its ability to pay such Indebtedness as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SONIA” means, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding RFR Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Loan” means a Loan that bears interest based on SONIA.

“Standard Securitization Undertakings” means representations, warranties, covenants, Securitization Repurchase Obligations and indemnities entered into by any Group Member that are reasonably customary in accounts receivable securitization transactions.

“Subject Acquisition” means any acquisition by the U.S. Borrower and/or any of its Wholly-Owned Subsidiaries of, or any transaction that results in the U.S. Borrower and/or any of its Wholly-Owned Subsidiaries owning, whether by purchase, merger, exclusive inbound license, transfer of rights under copyright or otherwise, all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that for purposes of Article IV and Article V, no Securitization Subsidiary shall be considered a Subsidiary of the U.S. Borrower; provided, further, that, notwithstanding anything contained herein or otherwise, for purposes of this Agreement and any other Loan Document, the CKI Trust shall not be considered a Subsidiary of the U.S. Borrower; and provided, further, that, unless the context otherwise requires, a Subsidiary shall mean a direct or indirect Subsidiary of the U.S. Borrower.

“Subsidiary Guarantor” means each Subsidiary that has guaranteed the Obligations of the Borrowers pursuant to Section 7.01(b) hereof until such time as such Subsidiary is released from its Guaranty pursuant to Section 7.11 hereof; provided that, in no event shall any of the following Persons be included as a Subsidiary Guarantor:

(a)a Foreign Subsidiary; and

(b)a CFC Holdco.

“Sustainability Assurance Provider” is defined in Section 2.28(c) hereof.

“Sustainability Coordinators” means Barclays and (subject to the last sentence of this definition) JPMorgan, in their capacity as sustainability coordinators hereunder which will (i) assist the Borrower Representative in determining the structure, price and other terms and conditions for the sustainability-linked aspects of the Revolving Loans and the Revolving Commitments and (ii) assist the Borrower Representative (together with assistance from the Sustainability Assurance Provider) in preparing Sustainability Targets to be used in connection with the Revolving Loans and the Revolving Commitments. It is hereby agreed that JPMorgan’s agreement to act as a sustainability coordinator shall be subject to execution of a customary engagement letter to be signed among the U.S. Borrower and JPMorgan or its affiliate; provided that, the failure of such engagement letter to be executed and the failure of JPMorgan to become a Sustainability Coordinator shall not impair any rights of the Loan Parties hereunder, including under Section 2.28 hereof.

“Sustainability Targets” is defined in Section 2.28 hereof.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means (a) for Swing Line Loans denominated in Canadian Dollars, The Bank of Nova Scotia, and (b) for Swing Line Loans denominated in Dollars or Euros, Barclays, in each case, in its capacity as a Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by the applicable Swing Line Lender to a Multicurrency Borrower under the Multicurrency Revolving Commitment pursuant to Section 2.03(a) in Dollars, Canadian Dollars or Euros, subject to Swing Line Sublimit.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (a)(i) if denominated in Dollars, $50,000,000, and (ii) if denominated in Canadian Dollars, CAD $25,000,000, and (iii) if denominated in Euros, €50,000,000 and (b) the aggregate unused amount of Multicurrency Revolving Commitments then in effect.

“Swiss Francs” means the lawful currency of Switzerland.

“Syndication Agent” has the meaning specified in the preamble hereto.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Term Benchmark” when used in reference to any Loan or Credit Extension, refers to whether such Loan, or the Loans comprising such Credit Extension, are bearing interest at a rate determined by reference to Term SOFR, the EURIBOR Rate, the TIBOR Rate, ~~the CDO Rate~~Adjusted Term CORRA, the AUD Rate, the HIBOR Rate or, with respect to any other currency which is approved in accordance with Section 1.06, such other benchmark rate as is reasonably determined in good faith by the Administrative Agent and the Borrower Representative.

“Term Benchmark Loan” means a Loan that bears interest at a rate based on a Term Benchmark.

~~“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice. If Term CORRA shall be less than the Floor, the Daily Compounded CORRA shall be deemed to be the Floor for purposes of this Agreement.~~

~~“Term CORRA Notice” means the notification by the Administrative Agent to the~~

~~Lenders and the Borrower Representative of the occurrence of a Term CORRA Transition Event.~~

~~“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Borrower Representative, for the replacement of the then-current Benchmark with the Benchmark Replacement described in clause (a) of such definition, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.~~

~~“Term CORRA Transition Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Replacement, other than Term CORRA, has replaced CDO Rate in accordance with paragraph (a) of the Section 2.27.~~

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA (other than a Canadian Prime Rate Loan).

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term CORRA Adjustment” means a percentage per annum as set forth below for the applicable Interest Period:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

“Term Loan” means a Tranche A Euro Term Loan and an Incremental Term Loan.

“Term Loan Commitment” means the Tranche A Euro Term Loan Commitment of a Lender, and “Term Loan Commitments” means such Tranche A Euro Term Loan Commitments of all Lenders.

“Term Loan Maturity Date” means the Tranche A Euro Term Loan Maturity Date and the Term Loan Maturity Date of any Series of Incremental Term Loans.

“Term SOFR” means,

(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR other than pursuant to clause (z) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent (in its reasonable discretion and in a manner consistent with then-prevailing market practice) as the forward-looking term rate based on SOFR.

“Terminated Lender” has the meaning set forth in Section 2.23.

“TIBOR Rate” means, with respect to any Term Benchmark Loan denominated in Japanese Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.

“TIBOR Rate Loan” means a Loan that bears interest based on the TIBOR Rate.

“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Thomson Reuters screen (or, in the event such rate does not appear on such Thomson Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period; provided that if the TIBOR Screen Rate, determined as provided above, would be less than the Floor, then the TIBOR Screen Rate shall be deemed to be the Floor for all purposes of this Agreement.

“Total Utilization of Hong Kong Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the aggregate principal amount of all outstanding Hong Kong Revolving Loans.

“Total Utilization of Multicurrency Revolving Commitments” means, as at any date of determination, the Dollar Equivalent of the sum of (i) the aggregate principal amount of all outstanding Multicurrency Revolving Loans (other than Multicurrency Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Tranche A Euro Term Loan” means a Loan made by a Lender in respect of its Tranche A Euro Term Loan Commitment to the Euro Borrower in Euros on the Closing Date pursuant to Section 2.01(a) or thereafter pursuant to Section 2.24, in each case denominated in Euros. The aggregate principal amount of Tranche A Euro Term Loans as of the Closing Date after giving effect to the making thereof, is €440,625,000.

“Tranche A Euro Term Loan Commitment” means the commitment of a Lender to make or otherwise to fund a Tranche A Euro Term Loan. The amount of each Lender’s Tranche A Euro Term Loan Commitment as of the Closing Date, if any, is set forth on Schedule 2.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Tranche A Euro Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Euro Term Loans of such Lender; provided, that at any time prior to the making of the Tranche A Euro Term Loans, the Tranche A Euro Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche A Euro Term Loan Commitment.

“Tranche A Euro Term Loan Maturity Date” means, the earlier of (i) the fifth anniversary of the Closing Date, which date is December 9, 2027, and (ii) the date on which all Tranche A Euro Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche A Euro Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other Credit Extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the repayment or refinancing of Indebtedness under the Existing Credit Agreement, all transactions in connection with or related to the foregoing and the payment of fees, costs and expenses relating to each of the foregoing.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and not for speculative purposes.

“Truist Securities” has the meaning specified in the preamble hereto.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, a Term Benchmark Loan, an RFR Loan or a Canadian Prime Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan, a Canadian Prime Rate Loan or an Daily Simple ESTR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UK” means the United Kingdom.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, with respect to any Person, as of any date of determination, cash or cash equivalents of such Person and its Subsidiaries that would not appear as “restricted”, in accordance with GAAP, on a consolidated balance sheet of such Person and its Subsidiaries as of such date.

“U.S.” means the United States of America.

“U.S. Borrower” has the meaning specified in the preamble hereto.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning set forth in Section 2.20(c).

“U.S. Loan” means a Revolving Loan denominated in Dollars.

“U.S. Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Valuation Date” means (i) the date two Business Days prior to the making, continuing or converting of any Revolving Loan or the date of issuance or continuation of any Letter of Credit and (ii) any other date designated by the Administrative Agent or Issuing Bank.

“Voting Stock” has the meaning set forth in the definition of “Change of Control”.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or indirectly through other wholly-owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower Representative to Lenders pursuant to Sections 5.08(a) and 5.08(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for thereunder, if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in material conformity with GAAP; provided, that if a change in GAAP would materially change the calculation of the financial covenants, standards or terms of this Agreement, (i) the Borrower Representative shall provide prompt notice of such change to the Administrative Agent and (ii) the Borrower Representative or the Administrative Agent may request that such calculations continue to be made in accordance with GAAP without giving effect to such change (in which case the Borrower Representative, the Administrative Agent and the Lenders agree to negotiate in good faith to amend the provisions hereof to eliminate the effect of such change in GAAP, but until such amendment is entered into, the calculations shall be made in accordance with GAAP without giving effect to such change).

Section 1.03 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document. For all purposes under the Loan Documents, in connection with any division or “plan of division” under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.04    Exchange Rates; Currency Equivalents; Basket Calculations.

(a)The Administrative Agent or the Issuing Bank, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Euro Equivalent, Foreign Currency Equivalent and Dollar Equivalent amounts of Credit Extensions and amounts outstanding hereunder denominated in other Approved Currencies. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except for purposes of financial statements delivered by the Borrower Representative hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)Whenever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Term Benchmark Loan, RFR Loan or a Canadian Prime Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars or Euros, but such borrowing, Term Benchmark Loan, RFR Loan, Canadian Prime Rate Loan or Letter of Credit is denominated in another Approved Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar or Euro amount (rounded to the nearest unit of such other Approved Currency, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

(c)Notwithstanding the foregoing, for purposes of determining compliance with Sections 6.01, 6.02, and 6.03, (i) with respect to any amount of (w) cash on deposit, (x) the incurrence of Liens, (y) the conveyance, transfer, lease, or disposition of assets or (z) the incurrence of Indebtedness (each, a “Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is incurred or made, and (ii) with respect to any Covenant Transaction incurred or made in reliance on a provision that makes reference to a percentage of Consolidated Net Worth, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Net Worth occurring after the time such Covenant Transaction is incurred or made in reliance on such provision.

(d)For purposes of determining compliance with the Net Leverage Ratio, the amount of any Indebtedness denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date of the financial statements on which the applicable Consolidated EBITDA is calculated. For purposes of determining compliance with Sections 6.01, 6.02, and 6.03, with respect to the amount of any Covenant Transaction in a currency other than Dollars, such amount (i) if incurred or made in reliance on a fixed Dollar basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the Closing Date, and (ii) if incurred in reliance on a percentage basket, will be converted into Dollars based on the relevant currency exchange rate in effect on the date such Covenant Transaction is incurred or made and such percentage basket will be measured at the time such Covenant Transaction is incurred or made.

(e)For the avoidance of doubt, in the case of a Loan denominated in an Approved Currency other than Dollars, except as expressly provided herein, all interest shall accrue and be payable thereon based on the actual amount outstanding in such Approved Currency (without any translation into the Dollar Equivalent thereof).

(f)If at any time on or following the Closing Date all of the Participating Member States that had adopted the Euro as their lawful currency on or prior to the Closing Date cease to have the Euro as their lawful national currency unit, then the U.S. Borrower, the Administrative Agent, and the Lenders will negotiate in good faith to amend the Loan Documents to (a) follow any generally accepted conventions and market practice with respect to redenomination of obligations originally denominated in Euro, and (b) otherwise appropriately reflect the change in currency.

Section 1.05    Dutch Terms. In this Agreement, where it relates to the Euro Borrower or any Loan Party organized under the laws of the Netherlands, a reference to:

(a)a necessary action to authorize where applicable, includes without limitation: any action requires to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden), and obtaining an unconditional positive advice or neutral (advies) from the competent works council(s);

(b)gross negligence means grove schuld;

(c)willful misconduct means opzet;

(d)a dissolution includes a Dutch entity being dissolved (ontbonden);

(e)a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(f)any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the 1990 Dutch Tax Collection Act (Invorderingswet 1990);

(g)an administrative receiver includes a curator;

(h)an administrator includes a bewindvoerder;

(i)an attachment includes a beslag; and

(j)a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden).

Section 1.06    Additional Other Foreign Currencies, Approved Issuing Currencies.

(a)The Borrower Representative may from time to time request that Multicurrency Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Approved Currency” or “Other Foreign Currencies”; provided that such requested currency is a lawful currency that is readily transferable and readily convertible into Euros and Dollars in the relevant interbank market. Such request shall be subject to the approval of the Administrative Agent and each of the Multicurrency Revolving Lenders; and in the case of any such request with respect to the issuance of applicable Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuing Banks (any such approved issuing currency with respect to the issuance of Letters of Credit, an “Approved Issuing Currency”).

(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), ten (10) Business Days prior to the date of the desired Multicurrency Revolving Loan or the issuance of the applicable Letter of Credit (or such shorter period as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Multicurrency Revolving Loans, the Administrative Agent shall promptly notify each Multicurrency Revolving Lender; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each Issuing Bank thereof. Each such Multicurrency Revolving Lender or each Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), five (5) Business Days after receipt of such request (or such other time or date as may be agreed by the Administrative Agent in its sole discretion and notified to such Multicurrency Revolving Lenders or Issuing Bank, as applicable), whether it consents, in its sole discretion, to the making of Multicurrency Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Multicurrency Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Multicurrency Revolving Lender or Issuing Bank, as the case may be, to permit Multicurrency Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multicurrency Revolving Lenders consent to making Multicurrency Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Other Foreign Currency hereunder for purposes of any Multicurrency Revolving Loan; and if the Administrative Agent and the Issuing Banks consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Other Foreign Currency hereunder for purposes of any Letter of Credit issuances by Issuing Banks, provided that if such currency request is solely with respect to Letters of Credit, such currency shall solely be deemed an Approved Issuing Currency (and not an Other Foreign Currency). If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower Representative.

(d)If a currency other than those specifically listed in the definition of “Approved Currencies” or “Other Foreign Currencies” are agreed to by the Administrative Agent, the applicable Lenders and the Issuing Banks pursuant to this Section 1.06 upon request by the

Borrower Representative, this Agreement may be amended with the consent of the Administrative Agent, the Borrower Representative and, to the extent relating to Letters of Credit, each Issuing Bank (and without the consent of any Lender) to incorporate the Administrative Agent’s customary operational and agency provisions with respect to such Loans (and any corresponding provisions with respect to Letters of Credit) requested to be denominated in such currencies.

Section 1.07 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, Canadian Prime Rate, any Term Benchmark, Term CORRA, any RFR, Daily Simple SOFR, Daily Simple ESTR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Canadian Prime Rate, any Term Benchmark, Term CORRA, any RFR, Daily Simple SOFR, Daily Simple ESTR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Canadian Prime Rate, any Term Benchmark, Term CORRA, any RFR, Daily Simple SOFR, Daily Simple ESTR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, Canadian Prime Rate, any Term Benchmark, Term CORRA, any RFR, Daily Simple SOFR, Daily Simple ESTR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.
LOANS AND LETTERS OF CREDIT

Section 2.01    Tranche A Euro Term Loans.

(a)Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date a Tranche A Euro Term Loan to the Euro Borrower in Euros and in an amount equal to its Tranche A Euro Term Loan Commitment. The Euro Borrower may make only one borrowing under the Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12 and 2.13(a), all amounts owed hereunder with respect to the Tranche A Euro Term Loans shall be paid in full no later than the Tranche A Euro Term Loan Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A Euro Term Loans on such date.

(b)Borrowing Mechanics for Term Loans on Closing Date. The Euro Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) at least two Business Days in advance of the Closing Date in the case of the Tranche A Euro Term Loan. Upon receipt of the applicable Borrowing Notice, each Lender shall make its Tranche A Euro Term Loans available to the Administrative Agent not later than 9:00 a.m. (New York City time) on the Closing Date by wire transfer of same day funds in Euros at the Principal Office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of such Tranche A Euro Term Loans available to the Euro Borrower on the Closing Date by causing an amount of same day funds in Euros equal to the proceeds of all such Tranche A Euro Term Loans received by the Administrative Agent from Lenders to be credited to such account as may be designated in writing to the Administrative Agent by the Borrower Representative.

Section 2.02    Revolving Loans.

(a)Multicurrency Revolving Commitments. During the Multicurrency Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Multicurrency Revolving Loans to any Multicurrency Borrower in an aggregate amount up to but not exceeding such Lender’s Multicurrency Revolving Commitment; provided, that after giving effect to the making of any Multicurrency Revolving Loans in no event shall the Total Utilization of Multicurrency Revolving Commitments exceed the Multicurrency Revolving Commitments then in effect. Loans in respect of the Multicurrency Revolving Commitments shall be drawn in (i) Dollars, or (ii) subject to the Applicable Revolving Sublimit for such currency, Euros, Canadian Dollars, Australian Dollars, Yen, Sterling, Swiss Francs or any other Approved Currencies (other than Hong Kong Dollars), as specified in the Borrowing Notice. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Multicurrency Revolving Commitment Period. Each Lender’s Multicurrency Revolving Commitments shall expire on the Multicurrency Revolving Commitment Termination Date and all Multicurrency Revolving Loans extended with respect to such Multicurrency Revolving Commitments and all other amounts owed hereunder with respect to the Multicurrency Revolving Loans and the Multicurrency Revolving Commitments shall be paid in full no later than such date.

(b)Hong Kong Revolving Commitments. During the Hong Kong Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Hong Kong Revolving Loans to the Hong Kong Borrowers in an aggregate amount up to but not exceeding such Lender’s Hong Kong Revolving Commitment; provided, that after giving effect to the making of any Hong Kong Revolving Loans in no event shall the Total Utilization of Hong Kong Revolving Commitments exceed the Hong Kong Revolving Commitments then in effect. Loans in respect of the Hong Kong Revolving Commitments may be drawn in Dollars or Hong Kong Dollars, as specified in the Borrowing Notice. Amounts borrowed pursuant to this Section 2.02(b) may be repaid and reborrowed during the applicable Revolving Commitment Period. Each Lender’s Hong Kong Revolving Commitments shall expire on the Hong Kong Revolving Commitment Termination Date and all Hong Kong Revolving Loans extended with respect to such Hong Kong Revolving Commitments and all other amounts owed hereunder with respect to the Hong Kong Revolving Loans and the Hong Kong Revolving Commitments shall be paid in full no later than such date.

(c)Borrowing Mechanics for Revolving Loans.

(i)Except pursuant to Section 2.04(d), (x) Revolving Loans denominated in Dollars that are Base Rate Loans and in Canadian Dollars that are Canadian Prime Rate Loans shall be made in a minimum amount of $5,000,000 (or, with regard to Revolving Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Revolving Loans denominated in Canadian Dollars, the applicable Foreign Currency Equivalent) in excess of that amount, (y) Revolving Loans denominated in Dollars, Canadian Dollars, Australian Dollars or Hong Kong Dollars that are Term Benchmark Loans shall be in a minimum amount of $1,000,000 (or, with regard to Revolving Loans denominated in Canadian Dollars, Australian Dollars or Hong Kong Dollars, the applicable Foreign Currency Equivalent) and integral multiples of $1,000,000 (or, with regard to Loans denominated in Canadian Dollars, Australian Dollars or Hong Kong Dollars, the applicable Foreign Currency Equivalent) in excess of that amount and (z) Revolving Loans denominated in Euros and Other Foreign Currencies shall be in a minimum amount of €1,000,000 (or, with regard to Revolving Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) and integral multiples of €1,000,000 (or, with regard to Revolving Loans denominated in Other Foreign Currencies, the applicable Foreign Currency Equivalent) in excess of that amount.

(ii)Whenever a Multicurrency Borrower desires that Lenders make Multicurrency Revolving Loans to it, the Borrower Representative shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) (A) at least three Business Days in advance of the proposed Credit Date in the case of Multicurrency Revolving Loan that is a Term Benchmark Loan denominated in Dollars, Canadian Dollars or Euros, (B) at least one Business Day in advance of the proposed Credit Date in the case of a Multicurrency Revolving Loan that is a Base Rate Loan or a Canadian Prime Rate Loan, (C) at least three Business Days in advance of the proposed Credit Date in the case of a Multicurrency Revolving Loan that is an RFR Loan denominated in Pounds Sterling, (D) at least four Business Days in advance of the proposed Credit Date in the case of a Multicurrency Revolving Loan that is an RFR Loan denominated in Swiss Francs, and (E) at least five Business Days in advance of the proposed Credit Date in the case of Multicurrency Revolving Loans that is a Term Benchmark Loan denominated in Japanese Yen or Australian Dollars. Whenever a Hong Kong Borrower desires that Lenders make Hong Kong Revolving Loans to it, it shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) (x) at least five Business Days in advance of the proposed Credit Date in the case of a Hong Kong Revolving Loan that is a Term Benchmark Loan denominated in Dollars or Hong Kong Dollars and (y) at least one Business Day in advance of the proposed Credit Date in the case of a Hong Kong Revolving Loan that is a Base Rate Loan denominated in Dollars. Except as otherwise provided herein, a Borrowing Notice for a Revolving Loan that is a Term Benchmark Loan or a RFR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Borrowing Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof under the applicable Revolving Commitment, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each Lender under the applicable Revolving Commitment electronically or by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 11:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as the Administrative Agent’s receipt of such Notice from the Borrower Representative. Each Lender under the applicable Revolving Commitment shall make the amount of its applicable Revolving Loan available to the Administrative Agent not later than (x) 12:00 p.m. (New York City time) for Revolving Loans denominated in Dollars or Canadian Dollars, or (y) 9:00 a.m. (New York City time) for Revolving Loans denominated in other Approved Currencies, in each case, on the applicable Credit Date by wire transfer of same day funds in the requested Approved Currency, at the Principal Office designated by the Administrative Agent.

(iv) Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of Revolving Loans available to the applicable Borrower on the applicable Credit Date by causing an amount of same day funds in the requested Approved Currency equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the applicable Borrower or the Borrower Representative.

Section 2.03 Swing Line Loans.

(a)Swing Line Loans Commitment.

From time to time during the Multicurrency Revolving Commitment Period, subject to the terms and conditions hereof, each Swing Line Lender hereby agrees to make Swing Line Loans, in the currency specified in the definition of “Swing Line Lenders”, to a Multicurrency Borrower in the aggregate amount up to but not exceeding the applicable Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Multicurrency Revolving Commitments exceed the Multicurrency Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a) may be repaid and reborrowed during the Multicurrency Revolving Commitment Period. Each Swing Line Lender’s Multicurrency Revolving Commitment shall expire on the Multicurrency Revolving Commitment Termination Date. All Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full on the earlier of (i) the date which is five days after the incurrence thereof and (ii) the Multicurrency Revolving Commitment Termination Date.

(b)Borrowing Mechanics for Swing Line Loans.

(i)Swing Line Loans shall be made in a minimum amount of (A) if denominated in Dollars, $500,000 and integral multiples of $100,000 in excess of that amount; (B) in denominated in Canadian Dollars, CAD $500,000 and integral multiples of CAD $100,000 in excess of that amount and (C) if denominated in Euros, €500,000 and integral multiples of €100,000 in excess of that amount.

(ii)Whenever a Multicurrency Borrower desires that a Swing Line Lender make a Swing Line Loan, the Borrower Representative shall deliver to the Administrative Agent and the applicable Swing Line Lender a Borrowing Notice no later than (A) if such Swing Line Loan will be denominated in Dollars, 2:00 p.m. (New York City time), (B) if such Swing Line Loan will be denominated in Canadian Dollars, 1:00 p.m. (New York City time), and (C) if such Swing Line Loan will be denominated in Euros, 11:00 a.m. (London, England time), in each case, on the proposed Credit Date.

(iii)Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the applicable Swing Line Lender shall make the amount of its Swing Line Loan available to the applicable Multicurrency Borrower (specified in the Borrowing Notice) not later than (A) 3:00 p.m. (London, England time) in the case of Swing Line Loan denominated in Euros, and (B) 3:00 p.m. (New York City time) in all other cases, in each case, on the applicable Credit Date by wire transfer of same day funds, in the applicable requested currency, by crediting such amounts to the account of the applicable Multicurrency Borrower specified in the Borrowing Notice or to such other account as may be designated in writing to the Administrative Agent and the applicable Swing Line Lender, by the Borrower Representative.

(iv)With respect to any Swing Line Loans which have not been voluntarily prepaid by the applicable Multicurrency Borrower pursuant to Section 2.13(a) or repaid pursuant to Section 2.03(a), the applicable Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the applicable Multicurrency Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day (or at least three Business Days in the case of Swing Line Loans denominated in Euros) in advance of the proposed Credit Date, a notice (which shall be deemed to be a Borrowing Notice given by the applicable Multicurrency Borrower) requesting that (x) with regard to any such Swing Line Loan, each Multicurrency Revolving Lender make Multicurrency Revolving Loans that are (A) if such Swing Line Loan is denominated in Dollars, Base Rate Loans, (B) if such Swing Line Loan is denominated in Canadian Dollars, Canadian Prime Rate Loans and (C) if such Swing Line Loan is denominated in Euros, EURIBOR Rate Loans, to the applicable Multicurrency Borrower under such Swing Line Loan on such Credit Date in an amount equal to the amount of such Swing Line Loan (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the applicable Swing Line Lender requests Multicurrency Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Multicurrency Revolving Loans made by the Multicurrency Revolving Lenders other than the applicable Swing Line Lender shall be immediately delivered by the Administrative Agent to the applicable Swing Line Lender (and not to the applicable Multicurrency Borrower) and applied to repay a corresponding portion of the applicable Refunded Swing Line Loans and (2) on the day such Multicurrency Revolving Loans are made, the applicable Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Multicurrency Revolving Loan made by the applicable Swing Line Lender to the applicable Multicurrency Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loan and shall no longer be due under the applicable Swing Line Note of the applicable Swing Line Lender but shall instead constitute part of the applicable Swing Line Lender’s outstanding Multicurrency Revolving Loans to the applicable Multicurrency Borrower and shall be due under the applicable Multicurrency Revolving Loan Note issued by the applicable Multicurrency Borrower to the applicable Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to the applicable Swing Line Lender should be recovered by or on behalf of the applicable Multicurrency Borrower from the applicable Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Multicurrency Revolving Lenders in the manner contemplated by Section 2.17. For the avoidance of doubt, each Lender’s obligation to fund Multicurrency Revolving Loans pursuant to this clause (iv) shall be subject to Section 2.05(a).

(v)If for any reason Multicurrency Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to the applicable Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the applicable Swing Line Lender, each Multicurrency Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice (or three Business Days’ notice in the case of Swing Line Loan denominated in Euros) from the applicable Swing Line Lender, each Multicurrency Revolving Lender deemed to have purchased a participation pursuant to the immediately preceding sentence shall deliver to the applicable Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of such Swing Line Lender. In order to evidence such participation each Multicurrency Revolving Lender agrees to enter into a participation agreement at the request of the applicable Swing Line Lender in form and substance reasonably satisfactory to the applicable Swing Line Lender. In the event any Multicurrency Revolving Lender deemed to have purchased a participation pursuant to the first sentence of this clause (v) fails to make available to the applicable Swing Line Lender the amount of such Multicurrency Revolving Lender’s participation as provided in this paragraph, the applicable Swing Line Lender shall be entitled to recover such amount on demand from such Multicurrency Revolving Lender together with interest thereon for three Business Days at the rate customarily used by the applicable Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, the Canadian Prime Rate or the EURIBOR Rate, as applicable.

(vi)Notwithstanding anything contained herein to the contrary, (1) each Multicurrency Revolving Lender’s obligation to make Multicurrency Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Multicurrency Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of each Multicurrency Revolving Lender are subject to the condition that the applicable Swing Line Lender had not received prior notice from the applicable Multicurrency Borrower or the Required Lenders that any of the conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) no Swing Line Lender shall be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Lender is a Defaulting Revolving Lender with Multicurrency Revolving Commitments, unless the applicable Swing Line Lender has entered into arrangements satisfactory to it and the applicable Multicurrency Borrower to eliminate the applicable Swing Line Lender’s risk with respect to the Defaulting Revolving Lender’s participation in such Swing Line Loan, including by the applicable Multicurrency Borrower cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the outstanding Swing Line Loans.

Section 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.

(a)     Letters of Credit.

During the Multicurrency Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the U.S. Borrower or any Subsidiary thereof (provided that the U.S. Borrower hereby irrevocably agrees to be bound jointly and severally to reimburse the applicable Issuing Bank for amounts drawn on any Letter of Credit issued for the account of any Subsidiary) in the aggregate amount up to but not exceeding the Applicable L/C Sublimit; provided that, (i) each Letter of Credit shall be denominated in Dollars, Canadian Dollars, Euros, Australian Dollars, Other Foreign Currencies or an Approved Issuing Currency, subject to the applicable Letters of Credit Sublimit; (ii) the stated amount of each Letter of Credit shall not be less than (A) if denominated in Dollars, $2,000, (B) if denominated in Euros, Australian Dollars, Other Foreign Currencies or an Approved Issuing Currency, €1,500 (or the applicable Foreign Currency Equivalent), and (C) if denominated in Canadian Dollars, CAD $2,000, or, in each case, such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall (A) the Total Utilization of Multicurrency Revolving Commitments exceed the Multicurrency Revolving Commitments then in effect and (B) the face amount of Letters of Credit issued by an Issuing Bank exceed the Applicable L/C Sublimit of such Issuing Bank; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (A) five Business Days prior to the Multicurrency Revolving Commitment Termination Date and (B) unless the Issuing Bank otherwise agrees, the date which is one year from the date of issuance of such standby Letter of Credit.

Subject to the foregoing, (i) an Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each; provided that in no event shall a Letter of Credit be extended beyond the date specified in Section 2.04(a)(v)(A); provided further, that no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; (ii) if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Letter of Credit may extend beyond the date that is five Business Days prior to the Multicurrency Revolving Commitment Termination Date; provided, that if any such Letter of Credit is outstanding or the expiration date is extended to a date after the date that is five Business Days prior to the Multicurrency Revolving Commitment Termination Date, the applicable Multicurrency Borrower shall Cash Collateralize such Letter of Credit on or prior to the date that is five Business Days prior to the Multicurrency Revolving Commitment Termination Date; and (iii) in the event that any Lender is a Defaulting Revolving Lender, the applicable Issuing Bank shall not be required to issue any Letter of Credit under the Multicurrency Revolving Commitment unless such Issuing Bank has entered into arrangements satisfactory to it and the applicable Multicurrency Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Revolving Lender, including by cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the applicable Letter of Credit Usage. Notwithstanding the foregoing, no Issuing Bank shall have any obligation to issue commercial Letters of Credit or Bank Guarantees unless separately agreed to by such Issuing Bank and the Borrower Representative.

(b)Notice of Issuance.

Whenever the U.S. Borrower or any Subsidiary thereof desires the issuance of a Letter of Credit, the applicable Multicurrency Borrower shall (x) in the case of standby Letters of Credit, deliver to the Administrative Agent and the applicable Issuing Bank an Issuance Notice (or such other notice as may be agreed by such Issuing Bank) no later than (A) in case of Letter of Credit denominated in Canadian Dollars, 12:00 p.m. (New York City time) at least five Business Days in advance of the proposed date of issuance for Letters of Credit, (B) in case of Letter of Credit denominated in Euros, Australian Dollars, Other Foreign Currencies or an Approved Issuing Currency, 12:00 p.m. (London, England time) at least five Business Days in advance of the proposed date of issuance for Letters of Credit and (C) in case of Letter of Credit denominated in Dollars, 12:00 p.m. (New York City time) at least three Business Days in advance of the proposed date of issuance for Letters of Credit, or, in each case, such shorter period as may be agreed to by the Issuing Bank in any particular instance and (y) deliver to the applicable Issuing Bank a letter of credit application therefor (on the applicable Issuing Bank’s standard form) no later than (A) in case of Letter of Credit denominated in Dollars or Canadian Dollars, 12:00 p.m. (New York City time) at least three Business Days in advance of the proposed date of issuance for Letters of Credit, and (B) in case of Letter of Credit denominated in Euros, Australian Dollars, Other Foreign Currencies or an Approved Issuing Currency, 12:00 p.m. (London, England time) at least three Business Days in advance of the proposed date of issuance for Letters of Credit, or, in each case, such shorter period as may be agreed to by the Issuing Bank in any particular instance. It is hereby agreed only a Multicurrency Borrower may be an applicant under a Letter of Credit, even if the Letter of Credit is to be issued for the account of a Subsidiary of the U.S. Borrower, and the letter of credit application will be signed by the applicable Multicurrency Borrower that is the applicant thereunder, the U.S. Borrower, and the Subsidiary (if applicable) for whose account the applicable Letter of Credit is being requested. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Multicurrency Revolving Lender, of such issuance, or amendment or modification and the amount of such Multicurrency Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any letter of credit application, the terms and conditions of this Agreement shall control.

(c)Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between each applicable Multicurrency Borrower and the applicable Issuing Bank for a given Letter of Credit issued by such Issuing Bank at the request of such Multicurrency Borrower, such Multicurrency Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall give rise to any liability on the part of such Issuing Bank to any Multicurrency Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Multicurrency Borrowers to the extent of any direct damages suffered by the Multicurrency Borrowers or any of their Subsidiaries that are determined by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by such Issuing Bank’s gross negligence or willful misconduct.

(d)Reimbursement by the Multicurrency Borrowers of Amounts Drawn or Paid Under Letters of Credit.

In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower Representative and the Multicurrency Borrower that is the applicant in respect of such Letter of Credit (if other than the Borrower Representative) and the Administrative Agent, and the Multicurrency Borrower that is the applicant for such Letter of Credit (the “Multicurrency Borrower Applicant”) shall reimburse the applicable Issuing Bank on or before the Business Day immediately following the date on which such notice is received by such Multicurrency Borrower Applicant (the “Reimbursement Date”) in an amount in the Approved Currency in which such Letter of Credit was issued and in same day funds equal to the amount of such honored drawing; provided, that anything contained herein to the contrary notwithstanding, (x) unless the applicable Multicurrency Borrower Applicant shall have notified the Administrative Agent and the applicable Issuing Bank prior to (A) in case of Letters of Credit denominated in Dollars or Canadian Dollars, 10:00 a.m. (New York City time) or (B) in case of Letters of Credit denominated in Euros, Australian Dollars, Other Foreign Currency or Approved Issuing Currency, 10:00 a.m. (London, England time), in each case, on the Reimbursement Date that it intends to reimburse the applicable Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Multicurrency Revolving Loans, such Multicurrency Borrower Applicant shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Multicurrency Revolving Lenders to make Multicurrency Revolving Loans that are (A) if the Letter of Credit is denominated in Dollars, Base Rate Loans, (B) if the Letter of Credit is denominated in Canadian Dollars, Canadian Prime Rate Loans, and (C) if the Letter of Credit is denominated in Euros, Australian Dollars, Other Foreign Currencies or Approved Issuing Currencies, (I) applicable Daily Simple RFR Loan for Letters of Credit denominated in Pounds Sterling or Swiss Francs, or (II) applicable Term Benchmark Loans for Letters of Credit denominated in Euro, Australian Dollars or any Other Foreign Currency (other than Pound Sterling or Swiss Francs) with an Interest Period of one month, in each case, on the Reimbursement Date in an amount in the currency of the applicable Letter of Credit equal to the amount of such honored drawing (provided that, in respect of any honored drawing in an amount less than (A) for Letters of Credit denominated in Dollars or Canadian Dollars, $250,000 (or the Foreign Currency Equivalent) or (B) for other Letters of Credit, €250,000, the applicable Multicurrency Borrower Applicant shall reimburse the applicable Issuing Bank for such amount in cash and shall not be entitled to reimburse such drawing in accordance with this clause (x)) and (y) subject to satisfaction or waiver of the conditions specified in Section 3.02, (A) Multicurrency Revolving Lenders shall, on the Reimbursement Date for any Letter of Credit, make Revolving Loans that are (I) if the underlying Letter of Credit is denominated in Dollars, Base Rate Loans, (II) if the underlying Letter of Credit is denominated in Canadian Dollars, Canadian Prime Rate Loans, and (III) otherwise, (1) applicable Daily Simple RFR Loan for Letters of Credit denominated in Pounds Sterling or Swiss Francs, or (2) applicable Term Benchmark Loans for Letter of Credit denominated in Euro, Australian Dollars or any Other Foreign Currency (other than Pound Sterling or Swiss Francs), with an Interest Period of one month, in each case, in the amount of such honored drawing the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Multicurrency Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the applicable Multicurrency Borrower Applicant shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Multicurrency Revolving Loans, if any, which are so received. Notwithstanding the foregoing, with respect to the drawing of any Letter of Credit in an

Approved Issuing Currency which is not an Approved Currency, unless the applicable Multicurrency Borrower Applicant has notified such Issuing Bank that it intends to reimburse the Issuing Bank on before the Reimbursement Date (and does so reimburse), the applicable Issuing Bank shall convert the applicable Multicurrency Borrower’s obligations under this Section 2.04(d) into an obligation in Euros (which shall be computed by the applicable Issuing Bank based on the Exchange Rate in effect for the date on which such conversion occurs).

Nothing in this Section 2.04(d) shall be deemed to relieve any Multicurrency Revolving Lender from its obligation to make Multicurrency Revolving Loans on the terms and conditions set forth herein, and each Multicurrency Borrower shall retain any and all rights it may have against any such Multicurrency Revolving Lender resulting from the failure of such Multicurrency Revolving Lender to make such Multicurrency Revolving Loans under this Section 2.04(d). For the avoidance of doubt, each Multicurrency Revolving Lender’s obligation to fund Multicurrency Revolving Loans pursuant to this clause (d) shall be subject to Section 2.05(a).

(e)Multicurrency Revolving Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Multicurrency Revolving Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Multicurrency Revolving Lender’s Pro Rata Share (with respect to the Multicurrency Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the applicable Multicurrency Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify the Administrative Agent and each Multicurrency Revolving Lender with Multicurrency Revolving Commitment of the unreimbursed amount of such honored drawing and of such Multicurrency Revolving Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Multicurrency Revolving Commitments. Each Multicurrency Revolving Lender shall make available to the applicable Issuing Bank (with a notice to the Administrative Agent) an amount equal to its respective participation, in same day funds, at the office of the Issuing Bank specified in such notice, not later than (A) in case of Letters of Credit Denominated in Euros, Australian Dollars, Other Foreign Currencies or Approved Issuing Currency, 12:00 p.m. (London, England time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank, in Euros, Australian Dollars or such Other Foreign Currency, as applicable (and if the such Letter of Credit is in an Approved Issuing Currency which is not an Approved Currency, the applicable Issuing Bank shall convert such obligations into an obligation in Euros (which shall be computed by the applicable Issuing Bank based on the Exchange Rate in effect for the date on which such conversion occurs)) and (B) in all other cases, 12:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank, in the currency of the underlying Letter of Credit. In the event that any Multicurrency Revolving Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Multicurrency Revolving Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Multicurrency Revolving Lender together with interest thereon for three Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter, in respect of Letters of Credit denominated in Dollars, at the Base Rate, in respect of Letters of Credit denominated in Canadian Dollars, at the Canadian Prime Rate, and in respect of Letters of Credit denominated in Euros, Australian Dollars, Other Foreign Currency or Approved Issuing Currency, at a rate per annum equal to (A)

the rate applicable to Daily Simple RFR Loan in the case of Letters of Credit denominated in Pound Sterling or Swiss Francs (B) the rate applicable to Term Benchmark Loans in the case of Letters of Credit denominated in Euros, Australian Dollars or Other Foreign Currency (other than Pound Sterling or Swiss Francs) with an Interest Period of one month. In the event the applicable Issuing Bank shall have been reimbursed by other Multicurrency Revolving Lenders pursuant to this Section 2.04(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Multicurrency Revolving Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Multicurrency Revolving Lender’s Pro Rata Share (with respect to the Multicurrency Revolving Commitments) of all payments subsequently received by the applicable Issuing Bank from the applicable Multicurrency Borrower in reimbursement of such honored drawing when such payments are received, and notify the Administrative Agent about such payments to the Multicurrency Revolving Lenders. Any such distribution shall be made to a Multicurrency Revolving Lender at its primary address set forth below its name on Schedule 10.01(a) or at such other address as such Multicurrency Revolving Lender may request.
(f)Obligations Absolute. The obligation of (i) the U.S. Borrower, and, the applicable Multicurrency Borrower Applicant to reimburse each applicable Issuing Bank for drawings honored under the Letters of Credit in respect of which such Multicurrency Borrower Applicant was the applicant and issued by such Issuing Bank and to repay any Multicurrency Revolving Loans made to it by Multicurrency Revolving Lenders pursuant to Section 2.04(d), and (ii) the Multicurrency Revolving Lenders under Section 2.04(e), in each case shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit; (B) the existence of any claim, set-off, defense or other right which any Multicurrency Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against any Multicurrency Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Multicurrency Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (C) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (D) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (E) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (F) any breach hereof or any other Loan Document by any party thereto; (G) the fact that an Event of Default or a Default shall have occurred and be continuing; or (H) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that in each case payment by the Issuing Bank under the applicable Letter of Credit shall not have been determined by a final, non-appealable judgment of a court of competent jurisdiction to have constituted gross negligence, bad faith or willful misconduct of the Issuing Bank under the circumstances in question.

(g)Indemnification. Without duplication of any obligation of the Multicurrency Borrowers under Section 10.02 or 10.03, in addition to amounts payable as provided herein, each Multicurrency Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which any Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank for the account of such Multicurrency Borrower, other than as a result of (1) the gross negligence, bad faith or willful misconduct of the Issuing Bank or (2) the dishonor by the Issuing Bank of a demand for payment made in compliance with the provisions hereunder or under the Letter of Credit, in each case, as determined by a final, non-appealable judgment of court of competent jurisdiction, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)Resignation and Removal of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon 60 days (or, if such Issuing Bank is not a Multicurrency Revolving Lender, 45 days) prior written notice to the Administrative Agent, the Multicurrency Revolving Lenders and the Borrower Representative. An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Multicurrency Revolving Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, the applicable Multicurrency Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or to renew existing Letters of Credit. Notwithstanding anything to the contrary herein, in no event may the Applicable L/C Sublimit of any Issuing Bank be increased under this Agreement without the consent of such Issuing Bank.

(i)Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the applicable Multicurrency Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit.

(j)Reporting. Not later than the third Business Day following the last day of each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the applicable Multicurrency Borrower to such Issuing Bank during such month; provided that failure to provide such schedule by an Issuing Bank shall not affect rights of such Issuing Bank under this Agreement.

(k)For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 2.05    Pro Rata Shares; Availability of Funds; Affiliates.

(a)Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the applicable Class of Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitments or any Revolving Commitments of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date; provided that the Swing Line Loans will be made available by the applicable Swing Line Lender to the applicable Multicurrency Borrower directly. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter, if such Loan is in Dollars, at the Base Rate, if such Loan is in Canadian Dollars, at the Canadian Prime Rate, and if such Loan is in other Approved Currencies, at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select). If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower Representative and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the Base Rate if such Loan is in Dollars, at the Canadian Prime Rate if such Loan is in Canadian Dollars, and at the rate certified by the Administrative Agent to be its cost of funds (from any source which it may reasonably select) if such Loan is in other Approved Currencies. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(c)Affiliates. Each Lender may, at its option, make any Loan available to a Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) any Lender that exercises such option shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than such Lender would have been entitled to receive had such option not been exercised.

Section 2.06 Use of Proceeds. The proceeds of the Term Loans on the Closing Date will be used by the Euro Borrower to repay the Indebtedness under the Existing Credit Agreement and to otherwise consummate the Transactions. The proceeds of the Revolving Loans, Swing Line Loans, and Letters of Credit shall be applied by the applicable Borrower for working capital or other general corporate purposes of the U.S. Borrower or any of its Subsidiaries. The proceeds of the Incremental Term Loans shall be applied by the applicable Borrower for working capital or other general corporate purposes of the U.S. Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07    Evidence of Debt; Register; Notes.

(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.

(b)Register. The Administrative Agent (or its agent or sub-agent appointed by it) acting for this purpose a non-fiduciary agent of the Borrowers shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitment and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice and upon request (which may not be made more than once per month) the Administrative Agent shall provide a copy of the information in the Register to the applicable Borrower. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error. Each Borrower hereby designates the Administrative Agent to serve as such applicable Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.07, and each Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute “Indemnitees.”

(c)Notes. If so requested by any Lender by written notice to the Borrower Representative (with a copy to the Administrative Agent) at least five Business Days prior to the Closing Date, or at any time thereafter, each applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loans, Revolving Loans or Swing Line Loans, as the case may be.

Section 2.08    Interest on Loans.

(a)Except as otherwise set forth herein, each Class of Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)in the case of Revolving Loans denominated in Dollars or Canadian Dollars:

(A)if a Base Rate Loan, at the Base Rate plus the Applicable Margin;

(B)if a Term Benchmark Loan, at the applicable Term Benchmark plus the Applicable Margin; or

(C)if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin;

(ii)in the case of Tranche A Euro Term Loans, at the applicable Term Benchmark plus the Applicable Margin;

(iii)in the case of Revolving Loans denominated in Euros, Australian Dollars, Hong Kong Dollars, Japanese Yen, or any other Approved Currencies (other than Pounds Sterling, Swiss Francs, Dollars or Canadian Dollars), at the applicable Term Benchmark plus the Applicable Margin;

(iv)in the case of Revolving Loans denominated in Pounds Sterling or Swiss Francs, at the applicable Daily Simple RFR plus the Applicable Margin;

(v)in the case of Swing Line Loans, at the Base Rate, the Canadian Prime Rate or the Daily Simple ESTR, as applicable, plus the Applicable Margin.

(b)The Type of Loan (except a Swing Line Loan, which can be made and maintained as a Base Rate Loan, Canadian Prime Rate Loan or Daily Simple ESTR Loan only), and, in the case of a Term Benchmark Loan, the Interest Period with respect to such Term Benchmark Loan shall be selected by the applicable Borrower or the Borrower Representative on behalf of such Borrower, as applicable, and notified to the Administrative Agent and Lenders pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan, if a Term Benchmark Loan denominated in Dollars or Canadian Dollars, shall be a Base Rate Loan or a Canadian Prime Rate Loan, as applicable, and, if a Term Benchmark Loan denominated in any other Approved Currency, shall be a Term Benchmark Loan having an Interest Period of one month.

(c)In connection with Term Benchmark Loans there shall be no more than six Interest Periods outstanding at any time in respect of the Tranche A Euro Term Loans, no more than 10 Interest Periods outstanding at any time in respect of the Multicurrency Revolving Loans, and no more than five Interest Periods outstanding at any time in respect of the Hong Kong Revolving Loans. In the event the Borrower Representative fails to specify between a Base Rate Loan or a Term Benchmark Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Dollars, such Loan (if outstanding as a Term Benchmark Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event the Borrower Representative fails to specify an Interest Period for any Term Benchmark Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term Benchmark Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower Representative and each Lender. In the event that the Borrower Representative fails to specify between a Canadian Prime Rate Loan and a Term Benchmark Loan in the applicable Borrowing Notice or Conversion/Continuation Notice for any Loan denominated in Canadian Dollars, such Loan (if outstanding as a Term Benchmark Loan) shall be automatically converted into a Canadian Prime Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Canadian Prime Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Canadian Prime Rate Loan).

(d)Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans and Canadian Prime Rate Loans, on the basis of a 365-day or 366-day year, as the case may be and (ii) (A) in the case of RFR Loans denominated in Pounds Sterling or Term Benchmark Loans denominated in Canadian Dollars or Hong Kong Dollars, on the basis of a 365-day or 366-day year, as the case may be and (B) in the case of RFR Loans denominated in Swiss Francs and Term Benchmark Loans denominated in Japanese Yen, Australian Dollars and other Approved Currencies, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted from a Term Benchmark Loan, the date of conversion of such Term Benchmark Loan to such Base Rate Loan or Canadian Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted to a Term Benchmark Loan, the date of conversion of such Base Rate Loan or Canadian Prime Rate Loan to such Term Benchmark Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears (i) on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; provided, that with respect to any voluntary prepayment of a Base Rate Loan and a Canadian Prime Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date and (iii) at maturity of such Loan, including final maturity of such Loan.

(f)The applicable Multicurrency Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under a Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Multicurrency Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Multicurrency Revolving Loans that are Base Rate Loans (or if such Letter of Credit is denominated in Canadian Dollars, that are Canadian Prime Rate Loans, if such Letters of Credit is denominated in Pound Sterling or Swiss Francs, that are RFR Loans, or if such Letter of Credit is denominated in Euros, Australian Dollars, Other Foreign Currencies or Approved Issuing Currency, that are applicable Term Benchmark Loans with an Interest Period of one month), and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to such Multicurrency Revolving Loans.

(g)Interest payable pursuant to Section 2.08(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.08(f), the Issuing Bank shall distribute to each Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Multicurrency Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which the Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the applicable Borrower.

(h)For purposes of disclosure pursuant to the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

Section 2.09 Conversion/Continuation.

(a)Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrowers shall have the option:

(i)to convert at any time all or any part of any Term Loan or Revolving Loan denominated in Dollars or Canadian Dollars equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Term Benchmark Loan may only be converted on the expiration of the Interest Period applicable to such Term Benchmark Loan unless the U.S. Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)upon the expiration of any Interest Period applicable to any Term Benchmark Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Term Benchmark Loan;

provided that, for the avoidance of doubt, no conversion or continuation of any Loan pursuant to this Section 2.09 shall affect the currency in which such Loan is denominated prior to any such conversion or continuation and each such Loan shall remain outstanding denominated in the currency originally issued.

(b)The Borrower Representative shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan or

Canadian Prime Rate Loan), at least three Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to, or a continuation of, a Term Benchmark Loan denominated in Dollars or Canadian Dollars or continuation of a Term Benchmark Loan denominated in Euros), and at least five Business Days in advance of the proposed Conversion/Continuation Date (in the case of a continuation of a Term Benchmark Loan denominated in other Approved Currencies). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term Benchmark Loans, shall be irrevocable on and after the related Interest Rate Determination Date, and each Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.10 Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), 8.01(c) (in the case of a failure to perform or comply with any term or condition contained in Section 6.04), or 8.01(e), and, at the request of the Required Lenders, any other Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Term Benchmark Loans denominated in Dollars, and Canadian Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Term Benchmark Loans shall thereupon become Base Rate Loans or Canadian Prime Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.11    Fees.

(a)The U.S. Borrower agrees to pay to Multicurrency Revolving Lenders (other than Defaulting Lenders):

(i)commitment fees equal to (1) the average of the daily difference between (a) the Multicurrency Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of (x) all outstanding Multicurrency Revolving Loans plus (y) the Dollar Equivalent of Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)letter of credit fees equal to (1) the Applicable Margin for Multicurrency Revolving Loans that are Term Benchmark Loans, times (2) the Dollar Equivalent of the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid in Dollars to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Multicurrency Revolving Lender its Pro Rata Share thereof.

(b)Each Hong Kong Borrower, jointly and severally, agrees to pay to Lenders (other than Defaulting Lenders) having Hong Kong Revolving Exposure commitment fees equal to (1) the Dollar Equivalent of the average of the daily difference between (a) the Hong Kong Revolving Commitments and (b) the Dollar Equivalent of the aggregate principal amount of all outstanding Hong Kong Revolving Loans, times (2) the Applicable Revolving Commitment Fee Percentage.

All fees referred to in this Section 2.11(b) shall be paid in Dollars to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Hong Kong Revolving Exposure its Pro Rata Share thereof.

(c)Letter of Credit Fronting Fees.

(i)The Borrower Representative agrees to pay directly to the applicable Issuing Bank, for its own account, with respect to any standby Letters of Credit a fronting fee in Dollars equal to 0.125% per annum (or such lesser amount as may be agreed to by the Borrower Representative and the applicable Issuing Bank), times the Dollar Equivalent of average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination).

(ii)The applicable Borrower agrees to pay such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the applicable Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(d)All fees referred to in Sections 2.11(a), 2.11(b) and 2.11(c) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the applicable Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the applicable Revolving Commitment Termination Date.

(e)In addition to any of the foregoing fees, the Borrowers agree to pay to Agents such other fees (such as administrative agency fees) in the amounts and at the times separately agreed upon.

Section 2.12    Scheduled Payments.

(a)The principal amounts of the Tranche A Euro Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing on March 31, 2023:

Installment Date	Tranche A Dollar Term Loan Installments
March 31, 2023	€2,753,906.25

Installment Date	Tranche A Dollar Term Loan Installments
June 30, 2023	€2,753,906.25
September 30, 2023	€2,753,906.25
December 31, 2023	€2,753,906.25
March 31, 2024	€2,753,906.25
June 30, 2024	€2,753,906.25
September 30, 2024	€2,753,906.25
December 31, 2024	€2,753,906.25
March 31, 2025	€2,753,906.25
June 30, 2025	€2,753,906.25
September 30, 2025	€2,753,906.25
December 31, 2025	€2,753,906.25
March 31, 2026	€2,753,906.25
June 30, 2026	€2,753,906.25
September 30, 2026	€2,753,906.25
December 31, 2026	€2,753,906.25
March 31, 2027	€2,753,906.25
June 30, 2027	€2,753,906.25
September 30, 2027	€2,753,906.25
Tranche A Euro Term Loan Maturity Date	Remainder

(b)Notwithstanding the foregoing, (x) such Installments shall be reduced, respectively, in connection with any voluntary prepayment of the Tranche A Euro Term Loans in accordance with Section 2.13 and Section 2.15; and (y) the Tranche A Euro Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche A Euro Term Loan Maturity Date.

Section 2.13    Voluntary Prepayments/Commitment Reductions.

(a)Voluntary Prepayments.

(i)Any time and from time to time (1) with respect to Base Rate Loans or Canadian Prime Rate Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (2) with respect to Term Benchmark Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of, with respect to Loans denominated in Dollars, Canadian Dollars, Australian Dollars or Hong Kong Dollars,

$5,000,000 and integral multiples of $1,000,000 in excess of that amount, and, with respect to Loans denominated in Euros or Other Foreign Currencies, €5,000,000 and integral multiples of €1,000,000 in excess of that amount; and (3) with respect to Swing Line Loans, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of, with respect to Swing Line Loans denominated in Dollars or Canadian Dollars, $500,000, and in integral multiples of $100,000 in excess of that amount, and, with respect to Swing Line Loans denominated in Euros, €5,000,000 and integral multiples of €1,000,000 in excess of that amount, in each case, without premium or penalty except as described in the immediately following sentence.

(ii)All such prepayments shall be made (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans, Canadian Prime Rate Loans; (2) upon not less than three Business Days’ prior written notice in the case of Term Benchmark Loans; (3) upon not less than five Business Days’ prior written notice in the case of RFR Loans and (4) upon written notice on the date of prepayment, in the case of Swing Line Loans;

in each case, given to the Administrative Agent or applicable Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) (or, with respect to repayments of Loans denominated in Euros or Other Foreign Currencies, 12:00 p.m. (London, England time)) on the date required (and the Administrative Agent or such Swing Line Lender, as the case may be, shall promptly transmit such original notice electronically or by telefacsimile or telephone to each applicable Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or the occurrence of any other transactions, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)Voluntary Commitment Reductions.

(i)The Borrower Representative may, upon not less than three Business Days’ prior written notice to the Administrative Agent (which written notice the Administrative Agent shall promptly transmit electronically or by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Multicurrency Revolving Commitments and/or the Hong Kong Revolving Commitments in an amount up to the amount by which (x) the Multicurrency Revolving Commitments exceed the Total Utilization of Multicurrency Revolving Commitments, or (y) the Hong Kong Revolving Commitments exceed the Total Utilization of Hong Kong Revolving Commitments, as applicable, at the time of such proposed termination or reduction; provided, that any such partial reduction of the applicable Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) The Borrower Representative’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower Representative’s notice and shall reduce the applicable Revolving Commitments of each Lender proportionately to its Pro Rata Share thereof; provided that such a notice may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or the occurrence of any other transactions, in which case such notice may be revoked by the Borrower Representative if such condition is not satisfied. Notwithstanding anything to the contrary contained in this Section 2.13(b)(ii) or any other provision of this Agreement, the Borrower Representative may reduce the Revolving Commitment of any Defaulting Lender to an amount not less than the applicable Revolving Exposure of such Defaulting Lender with respect to such Revolving Commitment (it being understood that for purposes of determining such Defaulting Lender’s Revolving Exposure pursuant to this sentence, such Defaulting Lender’s Revolving Commitments shall be deemed to be terminated), such reduction to be subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 2.14 Mandatory Prepayments/Commitment Reductions.

(a) Revolving Loans, Swing Line Loans and Letters of Credit. The applicable Borrower shall from time to time (i) prepay first, the Swing Line Loans, and second, the Revolving Loans and (ii) if all such Loans are prepaid without exhausting the excess referred to below, Cash Collateralize outstanding Letters of Credit, in each case, to the extent necessary so that (x) the Total Utilization of Multicurrency Revolving Commitments shall not at any time exceed the Multicurrency Revolving Commitments then in effect, and (y) the Total Utilization of Hong Kong Revolving Commitments shall not at any time exceed the Hong Kong Revolving Commitments then in effect. Notwithstanding the foregoing, mandatory prepayments of Swing Line Loans and Revolving Loans and Cash Collateralization of Letters of Credit that would otherwise be required pursuant to this Section 2.14(a) solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

Section 2.15 Application of Prepayments/Reductions

(a)Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied to the Loans and Installments, if applicable, as specified by the applicable Borrower in the applicable notice of prepayment (and shall not be required to be applied pro rata to all Loans or Installments); provided, further, that in the event the applicable Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans on a pro rata basis until paid in full;

second, to repay outstanding Revolving Loans on a pro rata basis until paid in full;
and

third, to prepay the Tranche A Euro Term Loans (and, if required by the applicable

Joinder Agreement, the Incremental Term Loans) on a pro rata basis in accordance with the respective outstanding principal amounts thereof, which prepayments shall be applied in direct order of maturity to reduce the scheduled remaining Installments of the Tranche A Euro Term Loans (and, if required by the applicable Joinder Agreement, the Incremental Term Loans);

in each case, for the avoidance of doubt, allocated on a pro rata basis among the applicable Tranche A Euro Term Loans, Revolving Loans and Swing Line Loans.

(b)Application of Prepayments of Loans to Base Rate Loans, Canadian Prime Rate Loans and Term Benchmark Loans. Considering each Class of Loans being prepaid separately, any prepayment of Loans denominated in Dollars or Canadian Dollars shall be applied first to Base Rate Loans or Canadian Prime Rate Loans, as applicable, to the full extent thereof before application to Term Benchmark Loans or RFR Loans, as applicable, in each case in a manner which minimizes the amount of any payments required to be made by the U.S. Borrower pursuant to Section 2.18(c).

Section 2.16 General Provisions Regarding Payments.

(a)Except as otherwise specified in Section 2.11, all payments by the Borrowers of principal, interest, fees and other Obligations shall be made, (i) with respect to Loans denominated in an Approved Currency, in such applicable Approved Currency; provided that all fees shall be paid in Dollars, and (ii) with respect to Multicurrency Revolving Commitments and Hong Kong Revolving Commitments, in Dollars, in each case in same day funds, without defense, setoff or counterclaim, free of any restriction or condition (other than any security or quasi-security arising in connection with any cash pooling, netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (including any security or quasi-security granted in favor of the financial institution with whom such arrangements are entered into in order to secure obligations under such arrangements and including an ancillary facility which is an overdraft comprising more than one account)), and delivered to the Administrative Agent not later than 12:00 p.m. (New York City time) (or with respect to Loans denominated in Euros or Other Foreign Currencies, 12:00 p.m. (London, England time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

(b)All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans, Base Rate Loans, Canadian Prime Rate Loans or Daily Simple ESTR Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each applicable Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Term SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)Subject to the provisos set forth in the definition of “Interest Period” and “Interest Payment Date” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)The Administrative Agent shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) (or, with respect to Loans denominated in Euros or Other Foreign Currencies, 12:00 p.m. (London, England time)), to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt electronic or telephonic notice (confirmed in writing) to the Borrower Representative and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a).

(g)If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations under the Loan Documents shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations under the Loan Documents, shall be applied in accordance with the application arrangements described in Section 2.15(b).

Section 2.17 Ratable Sharing. The Lenders to the Multicurrency Borrowers agree among themselves, and the Lenders to the Hong Kong Borrowers hereby agree among themselves, that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it. The provisions of this Section 2.17 are subject to any security or quasi-security arising in connection with any cash pooling, netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances.

Section 2.18    Making or Maintaining Term Benchmark Loans or RFR Loans.

(a)Inability to Determine Applicable Interest Rate.

(i)Subject to Section 2.27, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Daily Simple RFR” cannot be determined in accordance with the terms of this Agreement or “Term Benchmark” cannot be determined in accordance with the terms of this Agreement on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower Representative and each Lender (electronically or by telefacsimile or by telephone confirmed in writing). Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make the applicable RFR Loan, make or continue Term Benchmark Loans or to convert Base Rate Loans or Canadian Prime Rate Loans to applicable Term Benchmark Loans shall be suspended (to the extent of the affected RFR Loans or Term Benchmark Loans or, in the case of a Term Benchmark borrowing, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of the applicable RFR Loans, or a borrowing, conversion to or continuation of applicable Term Benchmark Loans (to the extent of the affected Term Benchmark Loans or, in the case of a Term Benchmark borrowing, the affected Interest Periods) or, failing that, in the case of any request for an affected RFR or Term Benchmark based borrowing, then such request shall be ineffective, (ii) any outstanding affected Term Benchmark Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans on the last day of the then-current Interest Period for such affected Term Benchmark Loans, (iii) any outstanding affected Term Benchmark Loans denominated in Canadian Dollars will be deemed to have been converted into Canadian Prime Rate Loans on the last day of the then-current Interest Period for such affected Term Benchmark Loans and (iv) any outstanding affected Term Benchmark Loans or RFR Loans denominated in other Approved Currency will be deemed to have been converted into Loans that bear interest at the Central Bank Rate (in the case of any such Term Benchmark Loans, on the last day of the then-current Interest Period for such affected Term Benchmark Loans), in each case, so long as such circumstances remain in effect; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the

Central Bank Rate for the applicable Alternative Currency cannot be determined, then, the Administrative Agent shall provide notice of such determination to the Borrower Representative and, so long as such circumstances remain in effect, at the Borrower Representative’s election, such Loans shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately; provided that if no election is made by the Borrower Representative by the date that is three Business Days after receipt by the Borrower Representative of such notice, the Borrower Representative shall be deemed to have elected clause (A) above. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 2.18(c).

(ii)If the Administrative Agent determines pursuant to Section 2.18(a)(i) (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined in accordance with the terms of this Agreement, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (z) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(iii)If the Administrative Agent determines pursuant to Section 2.18(a)(i) (which determination shall be conclusive and binding absent manifest error) that ~~the CDO Rate~~Adjusted Term CORRA cannot be determined in accordance with the terms of this Agreement, the interest rate on Canadian Prime Rate Loans shall be determined by the Administrative Agent without reference to such Benchmark in the definition of “Canadian Prime Rate” until the Administrative Agent revokes such determination.

(b)Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to any Term Benchmark or Daily Simple RFR, or to determine or charge interest rates based upon any Term Benchmark or Daily Simple RFR, then, upon notice thereof by such Lender (such Lender, an “Affected Lender”) to the Borrower Representative (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans or to convert Base Rate Loans or Canadian Prime Rate Loans to Term Benchmark Loans shall be suspended, and (b) the interest rate on which Base Rate Loans or Canadian Prime Rate Loans, as applicable, of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the applicable Benchmark in the definition of “Base Rate” or “Canadian Prime Rate”, as applicable, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower Representative shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Term Benchmark Loans or RFR Loans of such Lender to Base Rate Loans (or Canadian Prime Rate Loans, if the Term Benchmark Loan is denominated in Canadian Dollars) (provided that the interest rate on which Base Rate Loans or Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the applicable Benchmark in the definition of “Base Rate” or “Canadian Prime Rate”, applicable), (I) in the case of the Term Benchmark Loans, on the last day of the then-current Interest Period therefor and (II) in the case of the RFR Loans, on the next Interest Payment Date therefor, if such

Lender may lawfully continue to maintain such Term Benchmark Loans or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate or Canadian Prime Rate applicable to such Lender without reference to the applicable Benchmark in the definition of “Base Rate” or “Canadian Prime Rate”, as applicable, until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple RFR or any Term Benchmark. Upon any such prepayment or conversion, the applicable Borrower shall also pay any additional amounts required pursuant to Section 2.18(c).

(c)Compensation for Breakage or Non-Commencement of Interest Periods. The applicable Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Term Benchmark Loans, and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender actually sustains as a direct result of any of the following circumstances: (i) if for any reason (other than a default by such Lender) a borrowing of any Term Benchmark Loan, does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Term Benchmark Loan, does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term Benchmark Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Term Benchmark Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower or the Borrower Representative.

(d)Booking of Term Benchmark Loans or RFR Loans. Any Lender may make, carry or transfer Term Benchmark Loans or RFR Loans, as applicable, at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

Section 2.19    Increased Costs; Capital Adequacy.

(a)Compensation For Increased Costs. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith regardless of the date enacted, adopted or issued (but only to the extent actually implemented)), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law and including all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless of the date enacted, adopted or issued (but only to the extent actually implemented)): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (ii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the relevant off-shore interbank market for any Approved Currency; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or acquiring participations in, issuing or maintaining Letters of Credit hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, this Section 2.19(a) shall not apply to any Excluded Taxes or Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

(b)Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in each case that becomes effective after the date hereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive issued or made after the date hereof regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (including, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, regardless in the case of clauses (i) and (ii) of the date enacted, adopted or issued (but in the case of clauses (i) and (ii) only to the extent actually implemented)), has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or applicable Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such

Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five Business Days after receipt by the Borrower Representative from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.20    Taxes; Withholding, Etc.

(a)Payments to Be Free and Clear. Any and all sums payable by or on behalf of any Loan Party hereunder and under any other Loan Document shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding for or on account of, any Tax.

(b)Withholding of Taxes. If any Loan Party or any other Person is required by law to make any deduction or withholding for or on account of any Tax from any sum paid or payable by or on behalf of any Loan Party to the Administrative Agent or any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(b)) under any of the Loan Documents: (i) the applicable Loan Party shall notify the Administrative Agent in writing of any such requirement or any change in any such requirement as soon as the applicable Loan Party becomes aware of it; (ii) the applicable Borrower shall timely pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Administrative Agent or such Lender) on behalf of and in the name of the Administrative Agent or such Lender, as the case may be to the relevant Governmental Authority in accordance with law; (iii) if such Tax is an Indemnified Tax, then the sum payable by such Loan Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made (after taking into account any additional deduction, withholding or payment of any Indemnified Taxes on such increased payment); and (iv) as soon as practicable after any payment of Tax by a Loan Party, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)Evidence of Exemption From, or Reduction of, Withholding Tax. Any Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(c)) that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to such Borrower and the Administrative Agent, at the time or times prescribed by applicable requirements of law and reasonably requested by such Borrower or the

Administrative Agent, such properly completed and executed documentation prescribed by applicable requirements of law and any other information as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in (c)(i) and (ii) below, the immediately subsequent sentence and, in the case of a U.S. Lender, the IRS Form W-9) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Without limiting the generality of the foregoing, each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes and that is a Lender to a U.S. Loan (a “Non-U.S. Lender”) (for this purpose, including any Commitment with respect thereto) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent for transmission to the Borrower Representative, on or prior to the Closing Date or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be prescribed by law or as may be necessary in the determination of the Borrower Representative or the Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of IRS Form W-8BEN or W-8BEN-E, as applicable (claiming the benefits of any applicable income tax treaty), W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), as applicable, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and is relying on the so-called “portfolio interest exemption,” a Certificate re Non-Bank Status together with two copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code or reasonably requested by the Borrower Representative or the Administrative Agent to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S.

Lender”) shall deliver to the Administrative Agent and the Borrower Representative on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of IRS Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is exempt from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent and the Borrower Representative two new copies of IRS Form W-8BEN, W-8-BEN-E, W-8ECI, W-8IMY, W-8EXP and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower Representative or the Administrative Agent to confirm or establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence. No Borrower shall be required to pay any additional amount to any Non-U.S. Lender under Section 2.20(b)(iii) with respect to Indemnified Taxes imposed by reason of such Lender’s failure (1) to deliver the forms, certificates or other evidence required by this Section 2.20(c) or (2) to notify the Administrative Agent and the Borrower Representative of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, that if such Lender shall have satisfied the requirements to deliver forms, certificates or other evidence under this Section 2.20(c) on the date of the Assignment Agreement pursuant to which it became a Lender, nothing in this last sentence of Section 2.20(c) shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof that becomes effective after such date, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.
(d)Without limiting the provisions of Section 2.20(b), each Loan Party shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Each Loan Party or the Borrower Representative shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)If the Administrative Agent or a Lender (which term shall include the Issuing Bank for purposes of this Section 2.20(e)) receives a refund of any amount as to which a Borrower has made any payments pursuant to this Section 2.20, the Administrative Agent or such Lender shall pay over any such refund to such Borrower (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of such Lender’s expenses and out-of-pocket costs (including Taxes) of such Administrative Agent or a Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (including any applicable interest, fees and penalties) in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the Administrative Agent or a Lender be required to pay any amount to a Borrower pursuant to this paragraph (e) the payment of which would place the Administrative Agent or a Lender in a less favorable net after-Tax position than the Administrative Agent or the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Administrative Agent or a Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Borrower or any other Person.

(f)The Loan Parties shall jointly and severally indemnify the Administrative Agent and any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(f)), within 10 days after demand therefor, for the full amount of Indemnified Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) and Other Taxes, in each case arising in connection with this Agreement or any other Loan Document (including any such Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error. Such payment shall be due within 30 days of such Loan Party’s receipt of such certificate.

(g)Each Arranger undertakes, represents and warrants to the Australian Borrower that (i) on behalf of the Australian Borrower, the Arrangers made invitations to become a Lender under this Agreement in respect of all of the Commitments to at least 10 persons, each of whom, as at the date the relevant invitation was made, the Arrangers' relevant officers involved in the transaction on a day to day basis, to their actual knowledge, believed was carrying on the business of providing finance, or investing or dealing in securities in the course of operating in financial markets for the purposes of paragraph 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to the Australian Borrower; (ii) other than with respect to fee compensation paid to each Arranger, each Arranger has accepted an offer to become a “Lender” under this agreement under the same terms applicable to other parties to whom invitations to become a Lender have been made; (iii) at least 10 of the persons to whom it (on behalf of the Australian Borrower) has made invitations referred to in sub-paragraph (i) above are not, as at the date the invitations were made, to the actual knowledge of its relevant officers involved in the transaction on a day to day basis, Australian Associates of any of the others of those 10 invitees; and (iv) it has not made offers or invitations referred to in sub-paragraph (i) above to parties whom its relevant officers involved in the transaction on a day to day basis, to their actual knowledge, are aware are Australian Offshore Associates of the Australian Borrower.

(h)Each Lender represents and warrants to the Australian Borrower that, if it received an invitation under paragraph (g)(i) above, at the time it received the invitation, to the actual knowledge of its relevant officers involved in the transaction on a day to day basis: (i) it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and (ii) it was not, so far as its relevant officers involved in the transaction on a day to day basis have actual knowledge of the identity of a Lender, an Australian Associate of that Lender or an Australian Offshore Associate of the Australian Borrower.

(i)Each Borrower confirms that none of the potential invitees whose names were disclosed to it by the Arrangers were, to its actual knowledge, an Australian Offshore Associate of the Australian Borrower or an Australian Associate of any other such invitee.

(j)Each Arranger and each Original Lender will provide to the Australian Borrower when reasonably requested any factual information in its possession or which it is reasonably able to provide to assist the Australian Borrower to demonstrate (based upon tax advice received by the Australian Borrower) that section 128F of the Australian Tax Act has been satisfied, where to do so will not, in that Original Lender's or Arranger’s reasonable opinion, breach any law or regulation or any duty of confidence.

(k)If, for any reason, the requirements of section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on the Loans (except to an Australian Offshore Associate of the Australian Borrower), then on request by the Administrative Agent, an Arranger or the Australian Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements, where an Arranger or Lender has breached paragraphs (g) or (h) above, at the cost of that party, or in all other cases, at the cost of the Borrowers.

(l) The parties agree that this Agreement is a “syndicated facility agreement” for the purposes of Section 128F(11) of the Australian Tax Act.

Section 2.21 Obligation to Mitigate. Each Lender (which term shall include the Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the interests of such Lender in any material respect; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower Representative agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower Representative pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower Representative (with a copy to the

Administrative Agent) shall be conclusive absent manifest error. For the avoidance of doubt, nothing in this Section 2.21 shall relieve any Lender from its obligations pursuant to Section 2.20(c) of this Agreement.

Section 2.22 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any obligations of any Lender to purchase participations in or otherwise refinance or support any Swing Line Loans or Letters of Credit exist at the time any Lender having a Revolving Commitment becomes a Defaulting Lender (such Lender, a “Defaulting Revolving Lender”) then:

(a)all obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support such Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Revolving Lenders of the applicable Class in accordance with their respective Pro Rata Share thereof, but only to the extent (i) with respect to Swing Line Loans and Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Multicurrency Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Multicurrency Revolving Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Multicurrency Revolving Commitments and (ii) in each case, the conditions set forth in Section 3.02 are satisfied at such time; it being understood that no reallocation will be made with respect to any non-Defaulting Revolving Lender to the extent such reallocation causes such non-Defaulting Revolving Lender’s Pro Rata Share of the Total Utilization of Multicurrency Revolving Commitment to exceed such non-Defaulting Lender’s Multicurrency Revolving Commitment;

(b)if the reallocation described in Section 2.22(a) cannot, or can only partially, be effected, the applicable Borrower shall (i) first, within one Business Day following notice by the Administrative Agent, prepay any outstanding Swing Line Loans to the extent the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Swing Line Loans have not been reallocated pursuant to Section 2.22(a) and (ii) second, within three Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Revolving Lender’s Pro Rata Share of the obligations to purchase participations in or otherwise refinance or support Letters of Credit (after giving effect to any partial reallocation pursuant to Section 2.22(a)) for so long as such obligations are outstanding;

(c)if the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Letters of Credit are reallocated among the non-Defaulting Revolving Lenders pursuant to Section 2.22(a), then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares; and

(d)Subject to Section 10.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

Section 2.23 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower Representative that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower Representative’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default remains in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, extension, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b) or Section 2.26, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower Representative may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the applicable Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings on Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11, such amounts to be calculated based on the Dollar Equivalent thereof with respect to the Multicurrency Revolving Commitments or Hong Kong Revolving Commitments and based on the Euro Equivalent thereof with respect to the Tranche A Euro Term Loans; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18, Section 2.19 or Section 2.20 or otherwise as if it were a prepayment and (1) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, that the applicable Borrower may not make such election with respect to any Terminated Lender that is also the Issuing Bank unless, prior to the effectiveness of such election, the applicable Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled, replaced or Cash Collateralized. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if a Borrower exercises its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.24 Incremental Facilities. The Borrower Representative may by written notice to the Administrative Agent at any time after the Closing Date elect to request (A) an increase to any Class of existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an aggregate amount not to exceed $1,500,000,000, and, in each case, not less than $25,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent), and integral multiples of $10,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower Representative proposes that the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date (i) not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) at least 90 days prior to the applicable Revolving Commitment Termination Date and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Borrower Representative proposes any portion of such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such Incremental Revolving Commitments or Incremental Term Loan Commitments in its sole discretion and any Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment or an Incremental Term Loan Commitment. Such Incremental Revolving Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that: (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; (2) the Administrative Agent shall have received certified copies of resolutions of the Board of Directors of the applicable Borrower authorizing such Incremental Revolving Commitments and/or Incremental Term Loan Commitments, as applicable, and related amendments to the Loan Documents; (3) the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Borrower, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); and (4) the representations and warranties contained in Article IV hereto shall be true and correct in all material respects as of such Increased Amount Date except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (it being understood that to the extent any such representation and warranty is already qualified by materiality or material adverse effect, such representation and warranty will be true and correct in all respects); provided that, to the extent the proceeds of any Incremental Term Loans are being used to finance an investment or acquisition permitted hereunder, with the consent of the Borrower Representative and the applicable Incremental Term Loan Lender(s), clause (1) above shall be limited to the absence of the existence of any Default or Event of Default under Sections 8.01(a) or (e) and clause (4) above shall be limited to customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such investment or acquisition that are material to the interests of the applicable Incremental Term Loan Lenders and only to the extent that the Borrower Representative or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations. Any

Incremental Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Commitments of the same Class shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of such Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Commitments of the same Class and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments of the applicable Class, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment of the applicable Class and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan of the applicable Class and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto. In addition, each Revolving Lender agrees that the Administrative Agent may (subject to the consent of the Borrower Representative) take such additional actions as it deems reasonably necessary to effect the foregoing and such other adjustments to ensure that the Multicurrency Revolving Exposure or Hong Kong Revolving Exposure, as applicable, is allocated ratably in accordance with the applicable Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments.

On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of any Series shall make a Loan to the applicable Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (ii) each Incremental Term Loan Lender of any Series shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Series and the Incremental Term Loans of such Series made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower Representative’s notice of each Increased Amount Date and in respect thereof (x) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (y) in the case of each notice to any applicable Lender with Revolving Commitments, the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.24.

The terms and provisions of the Incremental Term Loans and Incremental Term Loan Commitments of any Series shall be, except as otherwise set forth herein, identical to the Tranche A Euro Term Loans. The terms and provisions of the Incremental Revolving Loans shall be identical to the Revolving Loans of the same Class. In the case of any Incremental Term Loans, (i) the Weighted Average Life to Maturity of all Incremental Term Loans of any Series shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche A Euro Term Loans, (ii) the applicable Incremental Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Tranche A Euro Term Loans, and (iii) the pricing, yield, maturity and amortization (subject to the preceding clauses (i) and (ii)) applicable to the Incremental Term Loans of each Series shall be determined by the Borrower Representative and the applicable Incremental Term Loan Lenders and shall be set forth in each applicable Joinder Agreement. Any Incremental Revolving Loans will be documented solely as an increase to the Revolving Commitments of the same Class without any change in terms, other than any change that is more favorable to the Revolving Lenders and applies equally to all Revolving Loans and Revolving Commitments of the same Class. Each Joinder Agreement may, without the consent of any Lender other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.24.

Section 2.25 Additional Borrowers; Appointment of Borrower Representative; Borrower Termination.

(a)After the Closing Date, the Borrower Representative may, at any time and from time to time, after fifteen Business Days’ written notice to the Administrative Agent (the “Additional Borrower Request”), designate any Subsidiary that is organized or incorporated in (i) in the case of the Multicurrency Revolving Commitments, the United States of America, any State thereof or the District of Columbia, Australia, or the Netherlands, or (ii) in the case of the Hong Kong Revolving Commitments, Hong Kong, as a Multicurrency Borrower or a Hong Kong Borrower, as the case may be; provided that:

(i)no Default or Event of Default shall exist on and as of the date of the Additional Borrower Joinder for such proposed Subsidiary becoming an Additional Borrower;

(ii)the Administrative Agent, each Issuing Bank and the Lenders shall have received all documentation and other information regarding such Subsidiary that it has requested of the Borrower Representative in writing no later than five Business Days after delivery of the Additional Borrower Request to the Administrative Agent by the Borrower Representative and that are required by regulatory authorities under applicable “know your customer” and anti-money laundering laws, including without limitation the USA PATRIOT Act and Beneficial Ownership Regulation;

(iii)such Subsidiary shall have delivered to the Administrative Agent a duly authorized, executed and delivered counterpart signature page to an Additional Borrower Joinder;

(iv)the Administrative Agent shall, to the extent customarily delivered by counsel to a borrower in the jurisdiction of such Subsidiary, have received, customary opinions of counsel which are reasonably satisfactory to the Administrative Agent; and

(v)the Administrative Agent shall have received, to the extent customary and applicable in the jurisdiction of the applicable Subsidiary:

(A)corporate authorizations and constitutional documents of, and specimen signatures for, such Subsidiary, and (to the extent available) a certificate of good standing for such Subsidiary as of a recent date from the Secretary of State or similar Governmental Authority of the jurisdiction of its incorporation; and

(B)a customary certificate of an authorized signatory of such Subsidiary certifying the copies of the foregoing documents provided by it.

Upon receipt of an Additional Borrower Request, the Administrative Agent shall promptly transmit such Additional Borrower Request to each of the Lenders under the applicable Revolving Commitments; provided that any failure to do so by the Administrative Agent shall not in any way affect the status of any such Subsidiary as an Additional Borrower hereunder.

Upon satisfaction of conditions specified in this Section 2.25(a), such Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Multicurrency Borrower or a Hong Kong Borrower, as applicable, and a party to this Agreement.

Each party hereto hereby agrees that the Administrative Agent and the Borrower Representative may amend this Agreement (without the consent of any other Person) to the extent necessary or appropriate, in the judgment of the Administrative Agent or the Borrower Representative, to reflect the addition of an Additional Borrower as a Borrower hereunder (including to accommodate the operational requirements of a Lender, including as may be necessary to accommodate different lending and notice requirements to act as a Lender utilizing a different lending office).

(b)A Borrower (other than the U.S. Borrower) (each, a “Resigning Borrower”) may resign and cease to be a Borrower hereunder and under the other Loan Documents upon the occurrence of, and such resignation shall effective upon, all of the following: (a) any then-outstanding Loans that were borrowed by such Resigning Borrower shall have been (x) paid in full in cash or (y) assigned to, and assumed by, another applicable Borrower as per Section 10.06, (b) any then-outstanding Letters of Credit for which such Resigning Borrower is an applicant shall have been (x) Cash Collateralized in a manner acceptable to the applicable Issuing Bank or (y) assigned in favor another applicable Borrower, and (c) such Resigning Borrower shall have delivered to the Administrative Agent a notice of resignation stating that such Resigning Borrower resigns and ceases to be Borrower hereunder.

Upon satisfaction of conditions specified in this Section 2.25(b), such Resigning Borrower shall automatically and immediately be released from its Obligations, shall cease to be a Borrower for all purposes, shall have no liability under any Loan Documents and shall cease to be a party to all Loan Documents as a Borrower. At the request of the Borrower Representative, the Administrative Agent shall take, and the Lenders hereby authorize the Administrative Agent to take, such actions as shall be reasonably requested and customary to evidence the termination and release of such Resigning Borrower.

Each party hereto hereby agrees that the Administrative Agent and the Borrower Representative may amend this Agreement and any other Loan Document without the consent of any other Person to the extent necessary or appropriate, in the judgment of the Administrative Agent or the Borrower Representative, to reflect the resignation of the Resigning Borrower hereunder.

(c)Each Borrower hereby appoints the Borrower Representative as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by the Borrower Representative as the agent, attorney-in-fact and representative of the Borrowers shall be binding upon each Borrower to the same extent as if directly taken by such Borrower.

Section 2.26    Extension of Maturity Date.

(a)The Borrower Representative may on a Business Day, not later than 30 days, and not earlier than 60 days, prior to each applicable anniversary of the Closing Date during the term of this Agreement (as may be extended from time to time pursuant to this Section 2.26) (the “Current Anniversary Date”), and not more than once in any calendar year with respect to each Revolving Commitment Termination Date and not more than twice total with respect to each Revolving Commitment Termination Date, from time to time request that the applicable Revolving Commitment Termination Date in respect of the Multicurrency Revolving Commitments and the Multicurrency Revolving Loans and/or Hong Kong Revolving Commitments and Hong Kong Revolving Loans for all Eligible Lenders (as defined below) under such credit facility be extended for a period of one year from the then-applicable Revolving Commitment Termination Date by delivering to the Administrative Agent a copy of an extension request signed by the applicable Borrower and the Borrower Representative (an “Extension Request”) in substantially the form of Exhibit H hereto; provided that as of the date of any such extension of the applicable Revolving Commitment Termination Date, (i) the representations and warranties of the Loan Parties contained in Article IV are true and correct in all material respects (except those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, as though made on and as of such date, except to the extent that any such representation or warranty specifically relates only to an earlier date, in which case it was true and correct in all material respects (except those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing. The Administrative Agent shall promptly notify each applicable Revolving Lender of its receipt of such Extension Request.

(b)On or prior to the fifteenth day (the “Determination Date”) prior to the Current

Anniversary Date, each Eligible Lender shall notify the Administrative Agent and the applicable Borrower of its willingness or unwillingness to consent to the applicable Extension Request. Any Eligible Lender that shall fail to so notify the Administrative Agent and the applicable Borrower, on or prior to the Determination Date, shall be deemed to have declined to so extend.

(c)In the event that, on or prior to the Determination Date, Eligible Lenders holding more than 50.0% of the aggregate principal amount of the applicable Revolving Commitments of all Eligible Lenders then in effect in respect of the applicable Revolving Commitment Termination Date shall consent to such extension (each such Lender, a “Consenting Lender”; each such event, an “Extension Approval”; and each such agreement, an “Extension Agreement”), the Administrative Agent shall so advise the applicable Revolving Lenders and the applicable Borrower and the applicable Revolving Commitment Termination Date shall be extended to the date indicated in the Extension Request with respect to such Consenting Lenders. Thereafter, (i) for each Consenting Lender, the term “Revolving Commitment Termination Date” with respect to the applicable Revolving Loans and Revolving Commitments as used herein and in any promissory note executed and delivered by the applicable Borrower pursuant to Section 2.07 hereof, shall at all times refer to such date indicated in the applicable Extension Request, unless it is later extended pursuant to this Section 2.26, and (ii) for each Lender that is not a Consenting Lender with respect to such Extension Request (each such Lender, a “Non-Extending Lender”), the term “Revolving Commitment Termination Date” with respect to the applicable Revolving Loans and Revolving Commitments held by it shall at all times refer to the date which was the Revolving Commitment Termination Date with respect thereto prior to the delivery to the Administrative Agent of such Extension Request; provided that any Non-Extending Lender (including any direct or indirect assignee of any Non-Extending Lender) may, with the written consent of the applicable Borrower, elect at any time prior to the Revolving Commitment Termination Date then applicable to its applicable Revolving Loans and Revolving Commitments to consent to the applicable Borrower’s prior Extension Requests by delivering a written notice to such effect to the applicable Borrower and the Administrative Agent, and upon the receipt by the applicable Borrower and the Administrative Agent of such notice, the Revolving Commitment Termination Date with respect to the applicable Revolving Loans and Revolving Commitments of such Non-Extending Lender shall be extended to the date indicated in the applicable Extension Requests and such Non-Extending Lender shall be deemed to be a Consenting Lender in respect of such prior Extension Requests for all purposes hereunder.
(d)In the event that, as of any Determination Date, the Consenting Lenders hold 50.0% or less of the aggregate principal amount of the applicable Revolving Loans and Revolving Commitments of all Eligible Lenders, the Administrative Agent shall so advise the applicable Lenders and the Borrower Representative, and the applicable Revolving Commitment Termination Date with respect to the applicable Revolving Loans and Revolving Commitments held by each Lender shall continue to be the date which was the applicable Revolving Commitment Termination Date immediately prior to the delivery to the Administrative Agent of such Extension Request. For purposes of this Section 2.26, the term “Eligible Lenders” means, with respect to any Extension Request related to the Multicurrency Revolving Commitments and Multicurrency Revolving Loans or Hong Kong Revolving Commitments and Hong Kong Revolving Loans, as applicable, (i) all applicable Revolving Lenders if the applicable Revolving Commitment Termination Date of no applicable Revolving Lender’s applicable Revolving Loans or Revolving Commitments had been extended pursuant to this Section 2.26 prior to the delivery to the Administrative Agent of such Extension Request, and (ii) in all other cases, those applicable Revolving Lenders which extended the applicable Revolving Commitment Termination Date of their applicable Revolving Loans and Revolving Commitments in the most recent extension of any applicable Revolving Commitment Termination Date effected pursuant to this Section 2.26.

(e)The Administrative Agent shall promptly notify the Lenders of the effectiveness of each Extension Agreement pursuant to this Section 2.26.

Section 2.27    Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement, and (ii~~) any occurrence of a Term CORRA Transition Event and (iii~~) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.27(d) and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.27, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.27.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including any Term Benchmark) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower Representative may revoke any pending borrowing request for such Benchmark or for conversion to or continuation of such Benchmark, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (A) (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrower Representative will be deemed to have converted any such request into a borrowing request for a Base Rate Loan or conversion to Base Rate Loans in the amount specified therein, and (II) in the case of any request for any affected ~~CDO Rate~~Term CORRA Loans, if applicable, the Borrower Representative will be deemed to have converted any such request into a borrowing request for a Canadian Prime Rate Loan or conversion to Canadian Prime Rate Loans in the amount specified therein, and (B) in the case of any request for any affected RFR Loans or Term Benchmark Loans (other than Term SOFR Loans or ~~CDO~~Term CORRA Loans), in each case, in an Alternative Currency other than Dollars or Canadian Dollars, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, (C) any outstanding affected ~~CDO Rate~~Term CORRA Loans, if applicable, will be deemed to have been converted into Canadian Prime Rate Loans at the end of the applicable Interest Period and (D) any outstanding affected RFR Loans or Term Benchmark Loans (other than Term SOFR Loans or ~~CDO~~Term CORRA Loans), in each case, denominated in an Alternative Currency other than Dollars or Canadian Dollars, at the Borrower Representative’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Term Benchmark Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrower Representative by the date that is three Business Days after receipt by the Borrower Representative of such notice, the Borrower Representative shall be deemed to have elected clause (I) above; provided, further that, with respect to any

Term Benchmark Loan, if no election is made by the Borrower Representative by the earlier of (x) the date that is three Business Days after receipt by the Borrower Representative of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower Representative shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower Representative shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.18. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate or Canadian Prime Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate or Canadian Prime Rate, as applicable.
(f)~~Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Benchmark Replacement described in clause (a)(ii)(A) of such definition will replace the then-current Benchmark for Loans denominated in Canadian Dollars (other Canadian Prime Rate Loans), for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Loan denominated in Canadian Dollars (other than Canadian Prime Rate Loans) outstanding on the Term CORRA Transition Date bearing interest based on the then-current Benchmark shall convert, on the last day of the then-current interest payment period, into a Loan bearing interest at the Benchmark Replacement described in clause (a)(ii)(A) of such definition having a tenor approximately the same length as the interest payment period applicable to such Loan immediately prior to the conversion or such other Available Tenor as may be selected by the Borrower Representative and agreed by the Administrative Agent; provided that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower Representative a Term CORRA Notice.~~

Section 2.28    ESG Amendment.

(a)The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the date of this Agreement. The Borrower Representative may, in its sole discretion, submit a request in writing (which may be via email) to the Administrative Agent that this Agreement be amended to incorporate one or more Sustainability Targets, which shall have been devised in consultation with the Sustainability Coordinators and may be devised with assistance from the Sustainability Assurance Provider.
(b)If the Borrower Representative elects to seek an ESG Amendment, the Administrative Agent, the Revolving Lenders and the Borrower Representative shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and

Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Target(s), including any adjustments to the Applicable Margin for the Revolving Loans and/or the Applicable Revolving Commitment Fee Percentage (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (i) 0.01% in the Applicable Revolving Commitment Fee Percentage set forth in the definition of “Applicable Revolving Commitment Fee Percentage” and/or (ii) 0.05% in the spreads set forth in the definition of “Applicable Margin” for the Revolving Loans (the spreads referenced in the immediately foregoing clause (ii), the “Specified Spreads”), which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided that (x) in no event shall any of the Specified Spreads or the Applicable Revolving Commitment Fee Percentage be less than 0% at any time and (y) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to the ESG Pricing Provisions. The ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in March 2022, and as may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”).
(c)Upon request of the Borrower Representative pursuant to clause (a) above, the Administrative Agent, the Borrower Representative and the Required Revolving Lenders may amend this Agreement and any other Loan Document to incorporate the ESG Pricing Provisions, the Sustainability Targets and any other related provisions (including, without limitation, those provisions described in this Section 2.28) (each such amendment, an “ESG Amendment”). Each ESG Amendment shall:
(i)include the Sustainability Target(s) and the ESG Pricing Provisions;
and
(ii)identify a sustainability assurance provider, provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Borrower Representative and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent rating agency of recognized national standing and consistent with the SLL Principles (the “Sustainability Assurance Provider”).
(d)An ESG Amendment (including the ESG Pricing Provisions) will become effective once the Borrower Representative, the Administrative Agent and the Required Revolving Lenders have executed such ESG Amendment.
(e)Following the effectiveness of an ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing the Specified Spreads or the Applicable Revolving Commitment Fee Percentage to a level not otherwise permitted by this Section 2.28 shall be subject only to the consent of the Required Revolving Lenders.
As used herein, “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Borrower Representative and its Subsidiaries, which shall be confirmed by the Borrower Representative as being consistent with the SLL Principles.

ARTICLE III.
CONDITIONS PRECEDENT
Section 3.01 Closing Date. The obligation of each Lender to make a Credit Extension under this Agreement on the Closing Date is subject only to the satisfaction (or waiver) of the following conditions precedent.

(a)Loan Documents. The Administrative Agent shall have received this Agreement executed and delivered by each applicable Loan Party and each Lender, each Issuing Bank and each Swing Line Lender.

(b)Organizational Documents; Incumbency. The Administrative Agent shall have received in relation to each Loan Party (1) copies of each Organizational Document and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (2) corporate or entity certificates incorporating, without limitation, signature and, to the extent applicable, incumbency certificates of the officers, managers, members and/or directors of such Person executing the Loan Documents to which it is a party; (3) to the extent applicable, resolutions of the Board of Directors (which, in the case of the Euro Borrower, shall be its board of managing directors, and, in the case of the Hong Kong Borrower, shall be its board resolutions) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified (to the extent required under applicable law or customary in accordance with local law or practice) as of the Closing Date by its secretary, its assistant secretary, director or any other competent officer or appropriate person as being in full force and effect without modification or amendment; (4) to the extent required under applicable law, the relevant entity’s Organizational Documents or internal regulations or, customary in accordance with local law or practice, a copy of resolutions from the general meeting of shareholders or its partners approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, its assistant secretary, director or any other competent officer or appropriate person as being in full force and effect without modification or amendment; (5) to the extent required under applicable law or customary in accordance with local law or practice, a good standing certificate from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, dated a recent date prior to the Closing Date; (6) in the case of the Hong Kong Borrower, its business registration certificate; and (7) in the case of any Borrower organized in the Netherlands, if applicable, a positive or neutral advice from each relevant works council which, if conditional, contains conditions which can reasonably be complied with, including the request for advice or a certificate from an officer of such Borrower representing that no works council has jurisdiction in respect of any of the transactions contemplated by the Loan Documents.

(c)Material Adverse Effect. Since January 30, 2022, there shall not have occurred any Material Adverse Effect.

(d)Existing Indebtedness. The Administrative Agent shall have received customary payoff letters confirming the repayment in full of the Indebtedness outstanding under the Existing Credit Agreement and the termination or release of all Liens (if any) with respect thereto, which repayment and release (if any) may be substantially concurrently with any Credit Extension made hereunder on the Closing Date.

(e)[Reserved].

(f)Financial Statements. The Administrative Agent shall have received from the U.S. Borrower the Historical Financial Statements, it being acknowledged and agreed that the U.S. Borrower’s filing of such Historical Financial Statements with the SEC at the time such information or document becomes available on EDGAR, satisfies the requirements under this Section 3.01(f).

(g)Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received executed copies of the favorable written opinions of Wachtell, Lipton, Rosen & Katz, as New York counsel to the Loan Parties, Potter Anderson & Corroon LLP, as Delaware counsel to the Loan Parties, DLA Piper Nederland N.V., as Dutch counsel to the Loan Parties, Hogan Lovells, as Hong Kong counsel to the Loan Parties, Clifford Chance, as Australian counsel to the Loan Parties, Mark D. Fischer, as general counsel of the U.S. Borrower, Yu Lian de Bakker, as internal counsel to the Euro Borrower and Carmen Lee, as associate general counsel of the Hong Kong Borrower, in each case as to such matters as are customary for financings of this type, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(h)Fees. The U.S. Borrower shall have paid, or substantially concurrently with the initial funding hereunder will pay, all fees and reasonable expenses (including, without limitation, legal fees and expenses) of the Arrangers, the Administrative Agent and the Lenders as and to the extent (1) required pursuant to the terms of any applicable commitment or fee letters and (2) invoiced to the U.S. Borrower at least two Business Days prior to the Closing Date.

(i)[Reserved].

(j)Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from the U.S. Borrower substantially in the form of Exhibit E-2.

(k)[Reserved].

(l)Closing Date Certificate. The Borrower Representative shall have delivered to the Administrative Agent an executed Closing Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and in Sections 3.02(a)(iii) and (iv) shall have been satisfied on the Closing Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter); and

(m)Bank Regulatory Information. To the extent requested in writing to the U.S. Borrower at least five Business Days prior to the Closing Date, the Lenders shall have received at least three Business Days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act. At least three Business Days prior to the Closing Date (to the extent reasonably requested in writing at least five Business Days prior to the Closing Date), any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

Section 3.02    Conditions to Each Credit Extension.

(a)Conditions Precedent. The obligation of each Lender to make any Loan, or each Issuing Bank to issue any Letter of Credit, on any Credit Date (including with respect to the obligation of each Lender to make a Credit Extension on the Closing Date but except with respect to the incurrence of Incremental Term Loan Commitments and Incremental Term Loans, as provided in the applicable Joinder Agreement) are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i)the Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Issuance Notice, as the case may be;

(ii)with respect to the making of any Revolving Loan, after making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of Multicurrency Revolving Commitments shall not exceed the Multicurrency Revolving Commitments then in effect, (y) the Revolving Loans in any Alternative Currency shall not exceed the Applicable Revolving Sublimit then in effect, and (z) the Total Utilization of Hong Kong Revolving Commitments shall not exceed the Hong Kong Revolving Commitments then in effect, in each case, as applicable;

(iii)as of such Credit Date, the representations and warranties contained herein (other than, in the case of any Credit Extension after the Closing Date, the representations and warranties contained in Sections 4.09 and 4.10) and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; and

(iv)as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.

(b)Notices. Any Notice shall be executed by an Authorized Officer of the Borrower Representative or the applicable Borrower in a writing delivered to the Administrative Agent.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, the U.S. Borrower and each other Loan Party, (a) in the case of each Loan Party (other than the U.S. Borrower) solely with respect to itself and (b) in the case of the U.S. Borrower, except with respect to Sections 4.11, 4.12, 4.13, 4.15, 4.19 and 4.20, solely with respect to itself, represents and warrants to each Lender and the Issuing Bank, on the Closing Date and on each Credit Date (other than with respect to the representations and warranties contained in Sections 4.09 and 4.10, each Credit Date after the Closing Date) that the following statements are true and correct:

Section 4.01 Organization; Requisite Power and Authority; Qualification. Each of the Loan Parties (a) is duly organized, duly incorporated or formed, (b) is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, (c) has all requisite power and authority (i) to enter into the Loan Documents to which it is a party and (ii) except where failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to own and operate its properties and assets and to carry on its business as now conducted, and (d) is qualified to do business and, if applicable, in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.02    [Reserved].

Section 4.03 Due Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of each such Loan Party.

Section 4.04 No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any such Loan Party or (ii) any of the Organizational Documents of any such Loan Party, except in the case of clause (a)(i) to the extent any such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party except to the extent such conflict, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than any Liens permitted by Section 6.02).

Section 4.05 Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the incurrence by the Loan Parties of their Obligations thereunder and the issuance of Letters of Credit do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any

Governmental Authority except for (i) those that have been obtained or made and are in full force and effect, and (ii) those the failure of which to obtain or make, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.06 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and, assuming due execution by each of the other parties to such Loan Document, is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by (i) public policy or bankruptcy, insolvency (including ipso facto stay provisions pursuant to the Australian Ipso Facto Amendment), fraudulent transfer, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, (ii) equitable principles relating to enforceability (whether considered at a proceeding in law or in equity) or (iii) any general rules of law referred to in any legal opinion provided to any Agent or any Lender (or its respective counsel) with respect to such Loan Document pursuant to this Agreement or any other Loan Document.

Section 4.07 Historical Financial Statements. The Historical Financial Statements of the U.S. Borrower were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position, of the U.S. Borrower and its consolidated Subsidiaries, as of the dates thereof and their consolidated results of operations and cash flows, for the periods then ended.

Section 4.08    [Reserved].

Section 4.09 No Material Adverse Change. Since January 30, 2022, no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, Etc. There are no Adverse Proceedings pending or, to the knowledge of any Authorized Officer of any Borrower, threatened in writing, that would reasonably be expected to have a Material Adverse Effect.

Section 4.11 Payment of Taxes. All material Tax returns and reports of the Group required to be filed by any of them have been accurately and timely filed, and any Taxes required to have been paid by the Group have been paid, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which reserves or other appropriate provisions, if any, have been made in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.12 Properties.

(a)Title. Each Group Member has good title to, or valid leasehold interests in, all its real and personal property material to the operation of its business except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as would not reasonably be expected to have a Material Adverse Effect.

(b)Each of Group Member owns, or is licensed to use, all Material Intellectual Property and the use thereof by the Group Members does not infringe upon the rights of any other person except as would not reasonably be expected to have a Material Adverse Effect.

Section 4.13 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each Group Member is in compliance with all applicable Environmental Laws; (b) each Group Member has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to Environmental Laws for the operation of their respective business; (c) there are no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which would reasonably be expected to form the basis of an Environmental Claim against any Group Member or related to any Real Estate Assets; and (d) there are no pending Environmental Claims against any Group Member, and no Group Member has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials.

Section 4.14 No Defaults. No Default or Event of Default has occurred and is continuing or would reasonably be expected to occur as a result of any Credit Extension or performance of any transaction under the Loan Documents.

Section 4.15 Governmental Regulation. No Group Member is subject to regulation under the Investment Company Act of 1940. No Group Member is a “registered investment company” as defined in the Investment Company Act of 1940.

Section 4.16 Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors.

Section 4.17 Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with such Employee Benefit Plan’s terms and the applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder, (ii) each Foreign Plan is in compliance with applicable laws and regulations thereunder, and (iii) no ERISA Event has occurred or is reasonably expected to occur.

Section 4.18 Solvency. On the Closing Date, the U.S. Borrower and each of its Subsidiaries are, on a consolidated basis, Solvent.

Section 4.19 Compliance with Statutes, Etc. Each Group Member is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its assets and property (but excluding any Environmental Laws, which are subject to Section 4.13), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, to the knowledge of each Borrower, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 4.20 Disclosure. No representation or warranty of any Loan Party contained in any Loan Document and made on or after the Closing Date or in any other documents, certificates or written statements furnished to any Agent or Lender by any Group Member (or by its agents on its behalf) for use in connection with the Transactions contains, when considered together with the information in the U.S. Borrower’s annual report on Form 10-K for Fiscal Year ended January 30, 2022 and the U.S. Borrower’s quarterly reports on Form 10-Q for the Fiscal Quarters ended May 1, 2022 and July 31, 2022, as applicable, at the time furnished any untrue statement of a material fact or omits to state a material fact (known to it, or to the U.S. Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (when furnished and taken as a whole) not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the U.S. Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 4.21 Centre of Main Interests and Establishments. Each Loan Party whose jurisdiction of incorporation is in a member state of the European Union has its “centre of main interest” (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings (recast) (the “Regulation”)) in its jurisdiction of incorporation and has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

Section 4.22 FCPA and Sanctions. To the knowledge of the U.S. Borrower, neither the
U.S. Borrower nor any of its Subsidiaries nor any of their respective directors or senior officers is a Sanctioned Person. No part of the proceeds of the Loans shall be used directly or, to the knowledge of the U.S. Borrower, indirectly, in a manner that would violate the Foreign Corrupt Practices Act of 1977 or applicable Sanctions. To the extent applicable, each Loan Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the PATRIOT Act.

ARTICLE V.
AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations under the Loan Documents, such Loan Party shall:

Section 5.01 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, with all applicable laws, rules, regulations and orders, including, without limitation, ERISA, Environmental Laws and the PATRIOT Act.

Section 5.02 Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all Taxes imposed upon it or upon its property; provided, however, that neither the U.S. Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP or (ii) if the failure to pay or discharge such Tax would not be reasonably expected to have a Material Adverse Effect.

Section 5.03 Maintenance of Insurance. In the case of the Borrower Representative, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is (i) commercially reasonable in the good faith judgment of the management of the Borrower Representative and (ii) either consistent with past practices or in such amounts and covering such risks as is usually carried by companies engaged in similar businesses or owning similar properties in the same general areas in which such Loan Party operates; provided, however, that the Loan Parties may self-insure to the extent deemed commercially reasonable in the good faith judgment of the management of the Borrower Representative.

Section 5.04 Preservation of Existence, Etc.. Preserve and maintain and cause each of its Subsidiaries to preserve and maintain its corporate or other organizational existence, rights (charter and statutory) and franchises; provided, however, that the Loan Parties and their Subsidiaries may consummate any merger or consolidation not prohibited under Section 6.02; and provided, further, that no Loan Party nor its Subsidiaries shall be required to preserve its existence or any of its rights or franchises if the management of the U.S. Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Loan Parties and their Subsidiaries, taken as a whole, or if the failure to preserve such existence, right or franchise would not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the U.S. Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

Section 5.06 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP.

Section 5.07 Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (including Intellectual Property) that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to so maintain and preserve would not reasonably be expected to have a Material Adverse Effect.

Section 5.08 Reporting Requirements. Furnish to the Administrative Agent for prompt distribution to the Lenders:

(a)as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (giving effect to any extensions permitted by the SEC), the consolidated balance sheet of the Group as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Group for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, duly certified (subject to year-end audit adjustments) by the Financial Officer as having been prepared in accordance with GAAP and a Compliance Certificate by the Financial Officer as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower Representative shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP;

(b)as soon as available and in any event within 90 days after the end of each Fiscal Year (giving effect to any extensions permitted by the SEC), a copy of the annual audit report for such year for the Group, containing the consolidated balance sheet of the Group as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Group for such Fiscal Year, in each case accompanied by an audit opinion by Ernst & Young LLP or other independent public accountants of national standing or otherwise acceptable to the Required Lenders, which report shall be unqualified as to the scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year, and a Compliance Certificate by the Financial Officer as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower Representative shall also provide, if necessary for the determination of compliance with Section 6.04, a statement of reconciliation conforming such financial statements to GAAP;

(c)as soon as possible and in any event within five days after an officer of the U.S. Borrower obtains knowledge of the occurrence of any Default or, to the extent the related Default was not previously disclosed pursuant to this clause (c), an Event of Default, continuing on the date of such statement, a statement of an officer of the U.S. Borrower setting forth details of such Default or Event of Default and the action that the U.S. Borrower has taken and proposes to take with respect thereto;

(d)promptly after the sending or filing thereof, copies of all reports that the U.S. Borrower sends to any of its security holders, and copies of all reports and registration statements that the U.S. Borrower or any Subsidiary files with the SEC or any national securities exchange;

(e)promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the U.S. Borrower or any of its Subsidiaries of the type described in Section 4.10; and

(f)prompt notice of any change in the Public Debt Rating and such other information respecting the U.S. Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

Any information or document that is required to be delivered to the Administrative Agent pursuant to this Section 5.08(f) shall be deemed delivered to the Administrative Agent and the Lenders upon the filing of such information with the SEC at the time such information or document becomes available on EDGAR; provided that the U.S. Borrower gives timely notice to the Administrative Agent of the filing thereof.

Section 5.09 Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that, in the good faith judgment of the management of the Borrower Representative, are fair and reasonable and no less favorable to such Loan Party than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the U.S. Borrower and any of its Subsidiaries or between and among any Subsidiaries, (b) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the U.S. Borrower or any of its Subsidiaries or (c) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the U.S. Borrower’s Board of Directors.

Section 5.10 AML Laws; FCPA and Sanctions. (i) Use the proceeds of the Loans only for the purposes set forth in Section 2.06; and (ii) not request any Credit Extension or Letter of Credit, and not lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person which uses such proceeds for the purpose of funding activities or business directly, or to the knowledge of the Borrower or such Subsidiary, indirectly (A) in violation of AML Laws, (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Foreign Corrupt Practices Act of 1977 or (C) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited for a Person required to comply with Sanctions.

Section 5.11 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.

ARTICLE VI.
NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of the Obligations under the Loan Documents, such Loan Party shall not, and, in the case of Section 6.01 and Section 6.03, shall cause each of its Subsidiaries not to:

Section 6.01 Liens. Create, incur or assume any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a)Permitted Liens;

(b)Liens securing obligations under Finance Leases;

(c)purchase money Liens upon or in any real property or equipment acquired or held by the U.S. Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(d)the Liens existing on the Closing Date and described on Schedule 6.01(d);

(e)Liens on property of a Person existing at the time such Person is merged into or consolidated with the U.S. Borrower or any Subsidiary of the U.S. Borrower or becomes a Subsidiary of the U.S. Borrower and Liens on assets existing at the time such assets are acquired by the U.S. Borrower or any Subsidiary of the U.S. Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the U.S. Borrower or such Subsidiary or acquired by the U.S. Borrower or such Subsidiary;

(f)Liens securing any Loans, reimbursements of amounts drawn under Letters of Credit, or any other Obligations;

(g)Liens not otherwise permitted by this Section 6.01 securing Indebtedness or other obligations of the U.S. Borrower and its Subsidiaries; provided that the aggregate principal amount of all such Indebtedness and other obligations, together with any Indebtedness incurred under Section 6.03(n), does not exceed an amount equal to 12.5% of Consolidated Net Worth of the U.S. Borrower and its Subsidiaries at the time of creation, incurrence or assumption of such Indebtedness or other obligation; and

(h)the replacement, extension or renewal of any Lien permitted by clause (c) or (d) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness or other obligations secured thereby.

Section 6.02 Mergers, Etc. Allow any Borrower to merge or consolidate with or into any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the U.S. Borrower and its Subsidiaries taken as a whole to any Person, except that (a) any Borrower may merge or consolidate with any other Person so long as such Borrower is the surviving Person and (b) the following shall be permitted:

(i)In the case of the U.S. Borrower, (A) the Person formed by such consolidation or into which the U.S. Borrower is merged, or the acquiring Person, is a

Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, (B) such Person expressly assumes, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, the U.S. Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant, in each case, under the Loan Documents on the part of the U.S. Borrower to be performed, (C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (D) each Lender shall have received have received, at least three Business Days prior to the consummation of such transaction, (I) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (II) if the successor U.S. Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; and

(ii)In the case of any Other Borrower, (A) the Person formed by such consolidation or into which such Borrower is merged, or the acquiring Person, is a Person organized and existing under (I) in the case of any Multicurrency Borrower, the laws of the United States of America, any State thereof or the District of Columbia, Australia, or the Netherlands and (II) in the case of any Hong Kong Borrower, Hong Kong, (B) such Person expressly assumes, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, such Borrower’s obligations for the due and punctual payment of the Obligations and the performance of every covenant, in each case, under the Loan Documents on the part of such Borrower to be performed, (C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (D) each Lender shall have received have received, at least three Business Days prior to the consummation of such transaction, (I) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (II) if the successor Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower.

Section 6.03    Indebtedness. Allow any Subsidiary of the U.S. Borrower to, create, incur, assume or guaranty, or otherwise become liable with respect to any Indebtedness, except:

(a)unsecured Indebtedness owing to the U.S. Borrower or any of its Subsidiaries;

(b)Indebtedness listed on Schedule 6.03(b) (the “Existing Subsidiary Debt”), which shall include any available and undrawn commitments thereunder, and any Indebtedness extending the maturity of, or replacing, refunding, renewing or refinancing, in whole or in part, the Existing Subsidiary Debt; provided, that the principal amount of such Existing Subsidiary Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, replacement, refunding, renewal or refinancing (except by an amount equal to any existing commitments utilized thereunder and in respect of unpaid premiums (if any), unpaid interest (including post-petition interest) and fees, expenses and charges resulting from any such extension, replacement, refunding, renewal or refinancing) as a result of or in connection with such extension, replacement, refunding, renewal or refinancing;

(c)guarantees by any Subsidiary in respect of Indebtedness of any other Subsidiary otherwise permitted under this Section 6.03;

(d)Indebtedness representing deferred compensation or similar obligations to employees incurred in the ordinary course of business;

(e)any Indebtedness of (A) a Person that becomes a Subsidiary of the U.S. Borrower to the extent such Indebtedness exists at the time such Person becomes a Subsidiary of the U.S. Borrower and is not created in contemplation of or in connection with such Person becoming a Subsidiary of the U.S. Borrower and (B) a Subsidiary of the U.S. Borrower to the extent such Indebtedness is assumed in connection with an acquisition made by such Subsidiary and is not created in contemplation of such acquisition; provided, however, that such Indebtedness shall not be guaranteed by any Subsidiary other than the acquired Subsidiary and its Subsidiaries unless such Subsidiary is a Guarantor;

(f)any guarantees for the Loans, reimbursement obligations under Letters of Credit or any other Obligations under or in connection with the Loan Documents;

(g)endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(h)Indebtedness under Finance Leases;

(i)unsecured obligations due to vendors under any vendor factoring line;

(j)obligations in respect of letters of credit entered into in the ordinary course of business;

(k)obligations under Hedge Agreements entered into for bona fide hedging purposes and not for speculative purposes;

(l)any liability arising under a declaration of joint and several liability used for the purpose of section 2:403 Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) Dutch Civil Code);

(m)any liability arising as a result of two or more Group Members being part of a fiscal unity (fiscale eenheid) for Dutch Tax purposes;

(n)other Indebtedness of the applicable Subsidiaries that, together with the amount of Indebtedness and other obligations secured by Liens permitted under Section 6.01(g), does not exceed 12.5% of Consolidated Net Worth of the U.S. Borrower and its Subsidiaries at the time of creation, incurrence or assumption of such Indebtedness;

(o)any Indebtedness under this Agreement or any other Loan Documents;

(p)Indebtedness under any Cash Management Agreement or Treasury Transaction;

(q)any Indebtedness of a Subsidiary Guarantor until such time as such Subsidiary is no longer a Subsidiary Guarantor; provided that, from and after the date that such Subsidiary ceases to be a Subsidiary Guarantor (until the date, if any, that such Subsidiary again becomes a Subsidiary Guarantor), such Subsidiary shall not be permitted to incur or have outstanding any Indebtedness under this clause (q);

(r)in case of a Group Member organized in Australia, any Indebtedness, guarantee or liability arising pursuant to Part 2M.6 of the Australian Corporations Act where the only members of the class order are Group Members organized in Australia; and

(s)in case of a Group Member organized in Australia, any Indebtedness, guarantee or liability arising under or in connection with any Tax in Australia or Australian GST consolidation arrangements not restricted hereunder.

Section 6.04 Financial Covenant. In the case of the U.S. Borrower, permit the Net Leverage Ratio as of the last day of the first Fiscal Quarter in which the Closing Date occurs and any Fiscal Quarter thereafter to exceed (i) if such day occurs during an Acquisition Period, 4.50 to 1.00 or (ii) if such day does not occur during an Acquisition Period, 4.00:1.00.

Notwithstanding anything herein to the contrary, at any time after the definitive agreement for any Qualifying Acquisition has been executed (or, in the case of a Qualifying Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualifying Acquisition (or termination of the definitive documentation in respect thereof (or such earlier date as such Indebtedness ceases to constitute Acquisition Debt)), any Acquisition Debt (and the proceeds thereof) shall be excluded from the calculation of the Net Leverage Ratio.

ARTICLE VII.
GUARANTY

Section 7.01    Guaranty of the Obligations.

(a)Subject to the provisions of Section 7.02, each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties to the Administrative Agent for the ratable benefit of the Guaranteed Parties the due and punctual Payment in Full of all Obligations of the Other Borrowers (and, in the case of the U.S. Borrower, all Obligations of any Subsidiary (such Subsidiary, “Applicable Subsidiary”) arising under any Hedge Agreement, Cash Management Agreement or Treasury Transaction) and each Subsidiary Guarantor, jointly and severally, hereby unconditionally guaranties to the Administrative Agent for the ratable benefit of the Guaranteed Parties the due and punctual Payment in Full of all Obligations of the U.S. Borrower, in each case, when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) or any comparable provision of any other Debtor Relief Law) (the “Guaranteed Obligations”).

(b)At any time after the Closing Date, the Borrower Representative may, at its option,

cause a Subsidiary of the U.S. Borrower (other than a Foreign Subsidiary or a CFC Holdco) to guarantee the Obligations of the Borrowers hereunder by delivering to the Administrative Agent a Counterpart Agreement pursuant to which such Subsidiary shall become a “Subsidiary Guarantor” for all purposes under this Agreement and each other Loan Document and shall be bound by all of the obligations and shall have all rights of a “Subsidiary Guarantor” under this Agreement and each other Loan Document including, without limitation, providing the guarantee of the Guaranteed Obligations as set forth in this Article VII.

Section 7.02    Limitation on Liability; Contribution by Guarantors.

(a)Notwithstanding the foregoing, each Guarantor, and by acceptance of the benefits hereof, the Administrative Agent and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that each Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to each Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent and the Lenders hereby irrevocably agree that the Guaranteed Obligations of each Guarantor hereunder at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance.

(b)The U.S. Borrower and each Subsidiary Guarantor (if any) (the “Contributing Guarantors”) desire to allocate among themselves, in a fair and equitable manner, the Guaranteed Obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other applicable Contributing Guarantors in an amount sufficient to cause each such Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations,. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of any Debtor Relief Law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other applicable Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among the applicable Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03    Payment by Guarantors.

Subject to Section 7.02, the U.S. Borrower and the other Guarantors hereby, jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against any of them by virtue hereof, that upon the failure of any Borrower (or, with respect to the U.S. Borrower’s Guaranty, any Applicable Subsidiary) to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), or any comparable provision of any other Debtor Relief Law), the U.S. Borrower and the other Guarantors, as applicable, shall upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Guaranteed Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower’s (or, with respect to the U.S. Borrower’s Guaranty, any Applicable Subsidiary’s) becoming the subject of a case under the Bankruptcy Code or any other Debtor Relief Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower or such Applicable Subsidiary for such interest in the related bankruptcy case or analogous proceeding under any Debtor Relief Law) and all other Guaranteed Obligations then owed to the Guaranteed Parties as aforesaid.

Section 7.04 Liability of Guarantors Absolute. Each Guarantor agrees that, to the maximum extent permitted by applicable law, its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a Guarantor or surety other than Payment in Full of the applicable Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees, to the maximum extent permitted by applicable law, as follows:

(a)this Guaranty is a guaranty of payment when due and not of collectability;

(b)this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c)the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower or any Applicable Subsidiary and any Guaranteed Party with respect to the existence of such Event of Default;

(d)the obligations of each Guarantor hereunder are independent of the obligations of each applicable Borrower or any Applicable Subsidiary and the obligations of any other guarantor (including any other Guarantor) of the obligations of each applicable Borrower or each Applicable Subsidiary, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against such Borrower or such Applicable Subsidiary or any of such other guarantors and whether or not such Borrower or such Applicable Subsidiary is joined in any such action or actions;

(e)payment by any Guarantor of a portion, but not all, of the applicable Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the applicable Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the applicable Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the applicable Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability in respect of the applicable Guaranteed Obligations;

(f)any Guaranteed Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Guaranteed Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Guaranteed Party may have against any such security, in each case as such Guaranteed Party in its discretion may determine consistent herewith, the applicable Hedge Agreement, Cash Management Agreements or Treasury Transaction and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any Applicable Subsidiary or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements, Cash Management Agreements or Treasury Transactions; and

(g)this Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the applicable Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents, Hedge Agreements, any Cash Management Agreements or any Treasury Transactions or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement, such Cash Management Agreements, such Treasury Transaction or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect (other than with respect to defense of payment or performance in full); (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Guaranteed Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Guaranteed Party’s consent to the change, reorganization or termination of the corporate structure or existence of any Group Member and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest (if any) in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than defense of payment or performance in full), set-offs or counterclaims which any Borrower or any Applicable Subsidiary may allege or assert against any Guaranteed Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or omission, or delay to do any other act, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05 Waivers by the Guarantors. Each Guarantor hereby waives, for the benefit of the Guaranteed Parties: (a) any right to require any Guaranteed Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Borrower, any such other guarantor or any other Person, or (iv) pursue any other remedy in the power of any Guaranteed Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other guarantor (including any other Guarantor) including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any such other guarantor from any cause other than Payment in Full of the applicable Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses (other than defense of payment or performance in full) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower, any other Guarantor or any Applicable Subsidiary or any of their respective assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any applicable Borrower or any Applicable Subsidiary with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against any Borrower or any Applicable Subsidiary, and (c) any benefit of, and any right to participate in, any collateral or security (if any) now or hereafter held by any Guaranteed Party. In addition, until the applicable Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the applicable Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any applicable Borrower, any other Guarantor or any Applicable Subsidiary or against any collateral or security (if any), and any rights of contribution such Guarantor may have against any such other guarantor (including any other Guarantor) shall be junior and subordinate to any rights any Guaranteed Party may have against any Borrower or any Applicable Subsidiary, to all right, title and interest any Guaranteed Party may have in any such collateral or security (if any), and to any right any Guaranteed Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all applicable Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of the Guaranteed Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.07 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations, respectively, shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.08 Authority of Guarantors or the Borrowers. It is not necessary for any Guaranteed Party to inquire into the capacity or powers of any Guarantor, any Borrower or any Applicable Subsidiary or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.09 Financial Condition of the Borrowers. Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements, Cash Management Agreements and Treasury Transactions may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of such Borrower or, with respect to any Hedge Agreements, Cash Management Agreements and Treasury Transactions, the U.S. Borrower or any Applicable Subsidiaries party thereto, at the time of any such grant or continuation or at the time such Hedge Agreement, Cash Management Agreement or Treasury Transaction is entered into, as the case may be. No Guaranteed Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of such obligor. Each Guarantor has adequate means to obtain information from each such obligor on a continuing basis concerning the financial condition of each such obligor and its ability to perform its obligations under the Loan Documents, any Hedge Agreements, any Cash Management Agreements or any Treasury Transactions, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each such obligor and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranteed Party to disclose any matter, fact or thing relating to the business, operations or conditions of any such obligor now known or hereafter known by any Guaranteed Party.

Section 7.10    Bankruptcy, Etc.

(a)The obligations of each Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding (or analogous proceeding under any Debtor Relief Law), voluntary or involuntary, involving the bankruptcy, insolvency, examinership, receivership, reorganization, liquidation or arrangement of any Borrower, any Applicable Subsidiary, any other Guarantor or by any defense which any Borrower, any Applicable Subsidiary or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)Each Guarantor acknowledges and agrees that any interest on any portion of the applicable Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in Section 7.10(a) (or, if interest on any portion of the applicable Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the applicable Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the applicable Guaranteed Obligations because it is the intention of the Guarantors and Guaranteed Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve any Borrower or any Applicable Subsidiary of any portion of such Guaranteed Obligations. The Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person under any Debtor Relief Law to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower or any Applicable Subsidiary, the obligations of the applicable Guarantors with respect to such amounts hereunder shall be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Guaranteed Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.11 Discharge of Subsidiary Guaranty. Upon delivery by the Borrower Representative to the Administrative of a written notice of the release of a Subsidiary Guarantor from its obligations under the Loan Documents, such Subsidiary Guarantor shall be automatically and immediately released from its Obligations, shall cease to be a Subsidiary Guarantor for all purposes, shall have no liability under any Loan Documents and shall cease to be a party to all Loan Documents as a Subsidiary Guarantor. At the request of the Borrower Representative, the Administrative Agent shall take, and the Lenders hereby authorize the Administrative Agent to take, such actions as shall be reasonably requested and customary to evidence the termination and release of the Guaranty of such Subsidiary Guarantor.

ARTICLE VIII.
EVENTS OF DEFAULT

Section 8.01 Events of Default. If any one or more of the following conditions or events occur and is continuing:

(a)Failure to Make Payments When Due. Any Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or any Note within five days after the same becomes due and payable; or

(b)Breach of Representations, Etc. Any representation or warranty made by any Loan Party herein or by any Loan Party (or any of its officers) in any certificate, document, financial or other statements in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c)Breach of Certain Covenants. (i) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.06, Section 5.04 (solely as to the existence of any Borrower), or Article VI, or (ii) any Loan Party shall fail to perform or comply with any other term or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the U.S. Borrower from the Administrative Agent or the Required Lenders; or

(d)Default Under Other Agreements. The U.S. Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Material Indebtedness (but excluding Indebtedness outstanding hereunder) of the U.S. Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, or to require the prepayment or redemption (other than by a regularly scheduled required prepayment or redemption), purchase or defeasance of such Indebtedness or that an offer to repay, redeem, purchase or defease such Indebtedness be made, in each case prior to the stated maturity thereof; provided that this Section 8.01(d) shall not apply to (i) secured Indebtedness that becomes due as a result of a disposition, transfer, condemnation, insured loss or similar event relating to the property or assets securing such Indebtedness, (ii) any customary offer to repurchase provisions upon an asset sale, (iii) customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (iv) Indebtedness of any Person assumed in connection with the acquisition of such Person to the extent that such Indebtedness is repaid as required by the terms thereof as a result of the acquisition of such Person or (v) the redemption of any Indebtedness incurred to finance an acquisition pursuant to any special mandatory redemption feature that is triggered as a result of the failure of such acquisition to occur; or

(e)Insolvency; Bankruptcy. Any Loan Party or Material Company shall generally not pay its Indebtedness as such Indebtedness become due, or shall admit in writing its inability to pay its Indebtedness generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Loan Party or Material Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, suspension of payments, a moratorium of any Indebtedness, dissolution, administration, provisional supervision, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Indebtedness under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or Material Company shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)Judgments and Attachments. Judgments or orders for the payment of money in excess of $150,000,000 in the aggregate shall be rendered against the U.S. Borrower or any of its Subsidiaries by a court of competent jurisdiction and such judgment or order for payment is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or

(g)Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against the U.S. Borrower or any of its Subsidiaries by a court of competent jurisdiction that could be reasonably expected to have a Material Adverse Effect, and such judgment or order is not satisfied, discharged, vacated, bonded or stayed pending appeal within a period of 60 consecutive days; or

(h)Change of Control. A Change of Control occurs; or

(i)Employee Benefit Plans. There shall occur one or more ERISA Events which, individually or in the aggregate, results in or would reasonably be expected to result in a Material Adverse Effect; or

(j)Invalidity of this Agreement. Any provision of this Agreement shall for any reason cease to be valid and binding on or enforceable against any Borrower or other Loan Party or any Borrower or other Loan Party shall so state in writing;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(e), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of each Issuing Bank to issue any Letter of Credit and the obligation of the applicable Swing Line Lender to make any Swing Line Loan shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) and (iii) all other Obligations under the Loan Documents; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or 2.04(e); (C) the Administrative Agent may cause the enforcement of any and all Liens and security interests (if any) created pursuant to any Loan Documents; (D) the Administrative Agent shall direct the Borrower Representative to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.01(e) to pay) to the Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank, to be held as security for each Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent may exercise on behalf of themselves, the Lenders, the Issuing Bank and the other Guaranteed Parties all rights and remedies available to the Administrative Agent, the Guaranteed Parties and the Issuing Bank under the Loan Documents or under applicable law or in equity.

ARTICLE IX.
AGENTS

Section 9.01 Appointment of Agents. Citibank, N.A. is hereby appointed as Syndication Agent hereunder, and each Lender hereby authorizes Citibank, N.A. to act as the Syndication Agent in accordance with the terms hereof and the other Loan Documents. Barclays is hereby appointed as the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays to act as the Administrative Agent in accordance with the terms hereof and the other Loan Documents. BofA Securities is hereby appointed as the Documentation Agent hereunder, together with Truist Bank, Bank of China, New York Branch, BNP Paribas, Citizens Bank, N.A., DBS Bank Ltd., HSBC Bank USA, National Association, Standard Chartered Bank, The Bank Of Nova Scotia, and U.S. Bank National Association, and each Lender hereby authorizes BofA Securities, Truist Bank, Bank of China, New York Branch, BNP Paribas, Citizens Bank, N.A., DBS Bank Ltd., HSBC Bank USA, National Association, Standard Chartered Bank, The Bank Of Nova Scotia, and U.S. Bank National Association to act as the Documentation Agents in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Group Member. The Syndication Agent and each Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Bookrunners, the Syndication Agent and the Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Bookrunners, the Syndication Agent and the Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX.

Section 9.02 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the collateral (if any) for the Obligations, each Lender authorizes the Administrative Agent to enter into intercreditor agreements, subordination agreements and amendments to any applicable security documents (if any) to reflect such arrangements on terms acceptable to the Administrative Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender, any Loan Party or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03    General Immunity.

(a)No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any collateral (if any) or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of any Group Member or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the utilization of Letters of Credit or the component amounts thereof.

(b)Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Group Member), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent; provided, that the Administrative Agent shall be responsible for all acts of each of their respective sub-agents, and each Loan Party, each Agent, each Lender and other Person shall have the same rights against the Administrative Agent, as if the Administrative Agent, had performed the duties and exercised the rights and powers under this Agreement or any other Loan Document that its sub-agent performed or exercised.

(d)Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

Section 9.04 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the U.S. Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.

(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Group in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Group. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)Each Lender, by delivering its signature page hereto, an Assignment Agreement or a Joinder Agreement and funding its Tranche A Euro Term Loans and/or Revolving Loans or by the funding of any Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Loans.

Section 9.06 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent to the extent that such Agent shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any

Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. Each Revolving Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Issuing Bank and/or Swing Line Lender to the extent that such Issuing Bank and/or Swing Line Lender shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Issuing Bank and/or Swing Line Lender in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Issuing Bank and/or Swing Line Lender in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s and/or Swing Line Lender’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Issuing Bank and/or Swing Line Lender for any purpose shall, in the opinion of such Issuing Bank and/or Swing Line Lender, be insufficient or become impaired, such Issuing Bank and/or Swing Line Lender may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Revolving Lender to indemnify any Issuing Bank and/or Swing Line Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Revolving Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Revolving Lender to indemnify any Issuing Bank and/or Swing Line Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07    Successor Agents, Issuing Banks and Swing Line Lender.

(a)The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower Representative. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower Representative and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by the Borrower Representative and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Required Lenders shall have the right, upon five Business Days’ notice to the Borrower Representative, to appoint a successor Administrative Agent. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums and items of collateral held under any security documents (if any), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements (if any), and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the security documents (if any), whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder.

(b)Any resignation of Barclays or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation of Barclays or its successor as a Swing Line Lender and Issuing Bank, and any successor Administrative Agent appointed pursuant to this Section 9.07 shall, upon its acceptance of such appointment, become the successor to the Swing Line Lender and an Issuing Bank (in accordance with Section 2.04(h)) for all purposes hereunder. In such event (i) the applicable Borrower shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower Representative for cancellation and (iii) the applicable Borrower, as applicable, shall issue, if so requested by the successor Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and the successor Swing Line Lender, in the principal amount of the applicable Swing Line Sublimit then in effect and with other appropriate insertions.

Section 9.08    Termination.

Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations under the Loan Documents have been Paid in Full, this Agreement and all other Loan Documents, all guarantee obligations provided for in any Loan Document and all security interests (if any) granted pursuant to any Loan Document shall automatically terminate, and upon request of the Borrower Representative, the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be reasonably requested to evidence the release of all such obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations under the Loan Documents guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation, examinership, receivership, administration, provisional supervision or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor, liquidator, administrator, provisional supervisor, examiner or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 9.09 Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall severally indemnify the Administrative Agent (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of a Borrower to do so) fully for all amounts paid, directly or indirectly, by the

Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses incurred and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that nothing in this Section 9.09 shall impose any obligation on any Loan Party.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Guaranteed Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Guaranteed Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Guaranteed Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations under the Loan Documents or the rights of any Lender or other Guaranteed Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

Section 9.11 Administrative Agent’s “Know Your Customer” Requirements. Each Lender shall promptly, upon the request of the Administrative Agent, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 9.12    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the U.S. Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.13    Erroneous Payments.

(a)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.13 shall be conclusive, absent manifest error.

(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender under this Agreement or any Loan Document with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers under this Agreement or any other Loan Document except, in each case, solely to the extent such erroneous Payment is comprised of funds received by the Administrative Agent from the Borrower or any of its Subsidiaries for the purpose of making any payment hereunder that became subject to such erroneous Payment.

(d)Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE X. MISCELLANEOUS

Section 10.01 Notices.

(a)Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Administrative Agent, a Swing Line Lender or an Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 10.01(a) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated to the Administrative Agent in writing (which notice information the Administrative Agent shall promptly share with the Borrower Representative). Except as otherwise set forth in Section 10.01(b) below, each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile, ordinary or registered post, or three Business Days after depositing it in the ordinary or prepaid post or United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.

(b)Electronic Communications.

(i)Notices and other communications to the Administrative Agent, each Swing Line Lender, the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, each Swing Line Lender, each Lender and each Issuing Bank, as applicable; provided, that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each other Agent and the Borrower Representative hereby agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that any notice of an Event of Default shall be promptly confirmed by facsimile. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages.

(iv)Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(c)Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02 Expenses. Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses incurred by the Agents and the Arranger in connection with the negotiation, preparation and execution of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; (b) the reasonable fees, expenses and disbursements of counsel to the Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by any Borrower; provided that reasonable attorney’s fees shall be limited to one primary counsel and, if reasonably required by the Administrative Agent, one local counsel per jurisdiction and one specialist counsel per specialty, provided, further, that no such limitation shall apply if counsel for the Administrative Agent determines in good faith that there is a conflict of interest that requires separate representation for any Agent or Lender; (c) all the actual costs and reasonable out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens (if any), for the benefit of Guaranteed Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Administrative Agent; (d) [reserved]; (e) all other actual costs and reasonable out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; and (f) all actual costs and reasonable out-of-pocket expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations under the Loan Documents of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale, lease or license of, collection from, or other realization upon any of the collateral (if any) or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings. All amounts due under this Section 10.02 shall be due and payable promptly after demand therefor.
Section 10.03 Indemnity.

(a)In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, each Agent, Arranger, Bookrunner, any other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender and the officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and Affiliates of each Agent, Arranger, Bookrunner, other agent or co-agent (if any) designated by the Bookrunners with respect to the credit facilities hereunder, Issuing Bank, Swing Line Lender and Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, whether or not the action, suit, proceeding or claim out of which any such Indemnified Liability arise is brought by any Borrower, any of their respective affiliates or any other person or entity, whether or not any Indemnitee is a party to such action, suit, proceeding or claim; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (a) arise from (i) the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s controlled Affiliates or any of its or their respective partners, trustees, shareholders, officers, directors, employees, advisors, representatives, agents, attorneys, controlling persons or members or (ii) a material breach of such Indemnitee’s (or any of its controlled Affiliates’ or any of its or their respective partners’, trustees’, shareholders’, officers’, directors’, employees’, advisors’, representatives’, agents’, attorneys’, controlling persons’ and members’) obligations under the Loan Documents, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) arise out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, a Sustainability Coordinator, an Arranger or a Bookrunner, in each case in their respective capacities as such) that did not involve actions or omissions of the Loan Parties or their Affiliates as determined by a final, non-appealable judgment of a court of competent jurisdiction or (c) arise in connection with any settlement entered into by such Indemnitee without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Loan Parties (provided, however, that the foregoing indemnity will apply to any such settlement in the event the Loan Parties were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume the defense); provided, further, that in connection therewith, the Loan Parties shall only be responsible for the fees, charges and disbursements of a single counsel selected by the Administrative Agent for all Indemnitees and of such special and local counsel as the Administrative Agent may deem appropriate in its good faith discretion, except that if any Indemnitee reasonably concludes that its interests conflict or are reasonably likely to conflict with those of other Indemnitees and notifies the Loan Parties of such conflict, the Loan Parties shall also be responsible for the fees, charges and disbursements of one separate counsel for such conflicted Indemnitees. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall to the extent permitted by law contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. For the avoidance of doubt, this Section 10.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)To the extent permitted by applicable law, no Loan Party or Protected Person shall be responsible or liable to any Person for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) alleged as arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the transmission of information through the Internet, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith; provided that the foregoing does not otherwise modify the obligations of the Loan Parties set forth in this Section 10.03. Each Loan Party and each Protected Person, as applicable, hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)All amounts due under this Section 10.03 shall be due and payable within five days after demand therefor.

Section 10.04 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Loan Party at any time or from time to time to the fullest extent permitted by law and subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived to the fullest extent permitted by applicable law, to set-off and to appropriate and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) such obligations and liabilities, or any of them, may be contingent or unmatured.

Section 10.05 Amendments and Waivers.

(a)Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c), and except as set forth in Sections 1.04, 2.24, 2.25, 2.27 or 2.28 or as otherwise expressly provided in any Loan Document, no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the Borrower Representative (it being understood that delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of an original executed counterpart thereof); provided that (x) any Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating the Required Lenders (including the granting of any consents or waivers) with respect to any of the Loan Documents and (y) the Administrative Agent and the Borrower Representative may amend, modify or supplement this Agreement to cure any error (including, but not limited to, typographical error, incorrect cross-reference or incorrectly-named defined term), defect, ambiguity, inconsistency or any other error or omission of a technical nature, and such amendment, modification or supplement shall become effective without any further action or consent of any other Lender if the same is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof.

(b)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i)extend the scheduled final maturity of any Loan or Note;

(ii)waive, reduce or postpone any scheduled repayment (but not prepayment) of principal;

(iii)[reserved];

(iv)reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder (it being understood that any change to the definition of Public Debt Rating or Net Leverage Ratio, or, in each case, in the component definitions thereof, shall not constitute a reduction in the rate of interest); provided, further, that only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of any Borrower to pay interest at the Default Rate;

(v)waive or extend the time for payment of any such interest, fees or premiums, it being understood that only the consent of the Required Lenders shall be necessary to rescind an acceleration of Obligations under the Loan Documents after acceleration thereof pursuant to Section 8.01 hereof;

(vi)reduce or forgive the principal amount of any Loan or any reimbursement Obligation in respect of any Letter of Credit;

(vii)amend, modify, terminate or waive any provision of Section 2.15 (except to the extent provided for in Section 10.05(c)(iii)), Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders (or all Lenders in a particular facility) is required;

(viii)consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document;

(ix)amend the definition of “Required Lenders”, “Required Revolving Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(x)release the Guaranty of the U.S. Borrower, except as expressly provided in the Loan Documents;

(xi)amend or modify any provision of Section 10.06 in a manner that further restricts assignments thereunder;

(xii)[reserved]; or

(xiii)change the stated currency in which any Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix), (x) and (xii).

(c)Other Consents.    No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)increase any Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Commitment of any Lender;

(ii)amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of the applicable Swing Line Lender;

(iii)alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Tranche A Euro Term Loan Exposure of all Lenders, the Revolving Exposure of all Lenders or the Incremental Term Loan Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv)amend, modify, terminate or waive any provision hereof relating to the Letter of Credit Sublimit, or the Letters of Credit without the written consent of the applicable Issuing Bank and the Administrative Agent;

(v)amend, modify or waive this Agreement or any Loan Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” or “Obligations,” in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty;

(vi)amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

(vii)amend any condition for Credit Extensions set forth in Section 3.02 without the consent of applicable Lenders holding more than 50.0% of the aggregate Multicurrency Revolving Exposure or 50.0% of the aggregate Hong Kong Revolving Exposure, as applicable;

(viii)(i) the Commitment or Loan of any Defaulting Lender may not be increased or extended and the principal of any Loan of a Defaulting Lender may not be reduced, in each case without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender.

(d)Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, subject to any conditions or qualifications set forth therein, the parties hereto shall be restored to their former positions and rights hereunder and under the other Loan Documents, and, subject to any conditions or qualifications set forth therein, any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right or consequence in respect thereof. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary provided herein, no consent of any Lender or any other party to this Agreement shall be required in connection with the making of any amendment to any Loan Document of the type described in Section 1.06, Section 2.24, Section 2.25, Section 2.27, or Section 2.28, other than the applicable Lenders or parties that are specifically referenced in such specified section).

Section 10.06 Successors and Assigns; Participations.

(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the respective successors and assigns. Except as permitted under Section 6.02, no Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void) and no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.06.

(b)Register. Each Borrower, each Guarantor, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations under the Loan Documents (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent and, in the case of assignments, sales or transfers of any applicable Revolving Commitment, subject to the consent of the Issuing Banks and the Swing Line Lenders (each such consent not to be unreasonably withheld or delayed); and

(ii)to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower Representative and the Administrative Agent and consented to by the Borrower Representative (provided that the Borrower Representative shall be deemed to have consented to assignments made during the initial syndication of the Term Loans and Revolving Commitments to Lenders previously approved by the Borrower Representative and to any other assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), the Administrative Agent, the applicable Issuing Bank and the applicable Swing Line Lender (each such consent not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower Representative, required at any time an Event of Default described in Section 8.01(a) or 8.01(e) has occurred and is continuing); provided, that each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $500,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Tranche A Euro Term Loan or Incremental Term Loans of a Series of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

(d)Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in connection with an assignment elected or caused by a Borrower pursuant to Section 2.23, (y) in connection with an assignment by or to Barclays or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon obtaining or succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date that (i) it is an Eligible Assignee;
(ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the applicable Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g). Any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g)Participations.

(i)Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Group Member or any of their respective Affiliates) in all or any part of its Commitments, Loans or in any other Obligation under the Loan Documents: provided, that (A) such Lender’s obligations shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) each Borrower, the Administrative Agent, each Issuing Bank and each of the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s agreements and obligations.

(ii)The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating or the amortization schedule therefor, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Guaranty of the U.S. Borrower (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.

(iii)Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(c); provided, that such participant agrees to be subject to Sections 2.19 and 2.20 as if it were a Lender; provided, further, that (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower Representative’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.20 unless such participant agrees, for the benefit of the Borrowers, to comply with Section 2.20 as though it were a Lender; provided, further, that, except as specifically set forth in clause (x) of this sentence, nothing herein shall require any notice to the Borrower Representative or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such participant agrees to be subject to Section 2.17 as though it were a Lender. A participant shall not be entitled to the benefits of Section 2.20 to the extent such participant fails to comply with Section 2.20(c).

(iv)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s interest in the Commitments, Loans and other Obligations under the Loan Documents held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations under the Loan Documents as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(h)Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may pledge (without the consent of any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between any Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)Act on the Financial Supervision. In order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), the amount transferred under this Section 10.06 shall include a portion outstanding from the Euro Borrower or any Loan Party organized in the Netherlands, of at least €100,000 (or its equivalent in other currencies) or such other amount as may be required from time to time under the Dutch Financial Supervision Act (or implementing legislation) or if less, the new Lender shall confirm in writing to the Loan Parties that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act.

Section 10.07 Independence of Covenants, Etc. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06 and 9.09 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.09 No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations under the Loan Documents. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests (if any) or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.15 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL (IF ANY) SUBJECT THERETO); (B) WAIVES (i) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (ii) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT (IF ANY) OR THE ENFORCEMENT OF ANY JUDGMENT. BY ITS SIGNATURE HEREOF, EACH OTHER BORROWER HEREBY APPOINTS THE U.S. BORROWER AS ITS AGENT FOR SERVICE OF PROCESS.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17 Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Group and their businesses identified as such by the Borrower Representative and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower Representative that, in any event, the Administrative Agent may not disclose such information other than to the Lenders and each Agent, provided, that each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to its and their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided, that, prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower Representative of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.
Section 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations under the Loan Documents, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect; provided, that in no event shall the amount paid pursuant hereto be in excess of the amount of interest that would have been due if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, such Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

Section 10.19 Counterparts. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of an original executed counterpart thereof.

Section 10.20 Effectiveness; Entire Agreement; No Third Party Beneficiaries. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement, the other Loan Documents and any commitment or fee letter entered into in connection with this Agreement represent the entire agreement of the Group, the Agents, the Issuing Banks, the Swing Line Lenders, the Arrangers, the Bookrunners and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, Arranger, Bookrunner or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement, in the other Loan Documents or as a result of any applicable laws, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations under the Loan Documents, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement, the other Loan Documents or any law of any jurisdiction which purports to confer such rights, remedies, obligations, claims or liabilities. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21 PATRIOT Act; Beneficial Ownership. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.22 “Know Your Customer” Checks. If in connection with (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date hereof, (b) any change in the status of a Loan Party after the date hereof, (c) the addition of any Guarantor pursuant to Section 7.01(b) or (d) any proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that was not previously a Lender hereunder, the Administrative Agent or any Lender (or, in the case of clause (d) above, any prospective Lender) requires additional information in order to comply with “know your customer” or similar identification procedures, each Loan Party shall, promptly upon the request of the Administrative Agent or such Lender, provide such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or such Lender (for itself or, in the case of the event described in clause (d) above, on behalf of any prospective Lender) in order for the Administrative Agent, such Lender or such prospective Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

Section 10.23 Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment Agreement or Loan Document (including without limitation amendments or Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.24 No Fiduciary Duty. Each Agent, each Lender, each Arranger, each Bookrunner, each Issuing Bank, each Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each Borrower, its stockholders and/or its Affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that such Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.25 Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of any Borrower or any Guarantor in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the applicable Borrower or Guarantor in the Agreement Currency, such Borrower or Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower or Guarantor (or to any other Person who may be entitled thereto under applicable law).

Section 10.26 Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding between the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.27 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default

Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.27, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.28 Obligations of Foreign Subsidiaries.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Foreign Subsidiary, nor any Subsidiary of the U.S. Borrrower that is a CFC Holdco, shall guarantee or pledge any assets as collateral for any obligations (including principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other Obligations) of the U.S. Borrower or any other Person that is organized under the laws of a jurisdiction located in the United States, under this Agreement, any other Loan Document, any document with respect to Hedge Agreements, Cash Management Agreements and Treasury Transactions or any other agreement executed and/or delivered in connection with any of the foregoing.

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